Exhibit 2.1

MERGER AGREEMENT

by

and

among

CONCORDIA PROPERTIES, LLC,

a Delaware limited liability company,

BRE/SOUTHRIDGE MALL L.L.C.,

a Delaware limited liability company,

BRE/SOUTHRIDGE MALL (REIT), INC.,

a Delaware corporation,

CONCORDIA PROPERTIES III, LLC,

a Delaware limited liability company,

CONCORDIA PROPERTIES II, LLC,

a Delaware limited liability company,

SOUTHRIDGE MALL II, LLC,

a Delaware limited liability company,

BRE/GRANGE-GREENDALE LLC,

a Delaware limited liability company,

AND

THE MILLS LIMITED PARTNERSHIP,

a Delaware limited partnership

Dated as of January 26, 2005

TABLE OF CONTENTS

1.	CERTAIN DEFINITIONS

2.	MERGERS

3.	EVIDENCE OF TITLE

4.	CLOSING

5.	OPERATION OF PROPERTY PRIOR TO CLOSING

6.	REPRESENTATIONS AND WARRANTIES

7.	CASUALTY LOSS AND CONDEMNATION

8.	BROKERAGE

9.	DEFAULT AND REMEDIES

10.	CONDITIONS PRECEDENT

11.	PROPERTY INFORMATION AND CONFIDENTIALITY

12.	MISCELLANEOUS

EXHIBITS

Exhibit A-1	Legal Description of Southdale Land

Exhibit A-2	Legal Description of Mervyn’s Land

Exhibit A-3	Legal Description of Southridge Land

Exhibit A-4	Legal Description of Younkers Land

Exhibit B-1	Tangible Personal Property (Southdale)

Exhibit B-2	Tangible Personal Property (Mervyn’s)

Exhibit B-3	Tangible Personal Property (Southridge)

Exhibit B-4	Tangible Personal Property (Younkers)

Exhibit B-5	Excluded Personal Property

Exhibit C-1	Service Contracts (Southdale)

Exhibit C-2	Service Contracts (Mervyn’s)

Exhibit C-3	Service Contracts (Southridge)

Exhibit C-4	Service Contracts (Younkers)

Exhibit D	Earnest Money Escrow Agreement

Exhibit E-1	Additional Permitted Exceptions (Southdale)

Exhibit E-2	Additional Permitted Exceptions (Mervyn’s)

Exhibit E-3	Additional Permitted Exceptions (Southridge)

Exhibit E-4	Additional Permitted Exceptions (Younkers)

Exhibit F	Certificates of Merger

Exhibit G	Form of ALTA Statement, Gap Undertakings, Non-Imputation Affidavits and Broker Lien Affidavit

Exhibit H-1	Notice Letter To Tenants

Exhibit H-2	Notice Letter To Anchors

Exhibit I	Form of Press Release

Exhibit J-1	List of REA Documents (Southdale)

Exhibit J-2	List of REA Documents (Mervyn’s)

Exhibit J-3	List of REA Documents (Southridge)

Exhibit J-4	List of REA Documents (Younkers)

Exhibit K	Non-Foreign Certification

Exhibit L-1	Lease Schedule (Southdale)

Exhibit L-2	Lease Schedule (Mervyn’s)

Exhibit L-3	Lease Schedule (Southridge)

Exhibit L-4	Lease Schedule (Younkers)

Exhibit M	Disclosure Schedule

Exhibit N	Security Deposits

Exhibit O-1	Form Tenant Estoppel Certificate

Exhibit O-2	Form of Marshall Field’s Estoppel Certificate

Exhibit O-3	Form of Marshall’s Estoppel Certificate

Exhibit O-4	Form of J.C. Penney Estoppel Certificate (Southdale)

Exhibit O-5	Form of May Estoppel Certificate (Marshall Field’s Woman)

Exhibit O-6	Form of May Estoppel Certificate (Marshall Field’s Petite)

Exhibit O-7	Form of MegaStar Estoppel Certificate

Exhibit O-8	Form of J.C. Penney Estoppel Certificate (Southridge)

Exhibit O-9	Form of Sears Estoppel Certificate

Exhibit O-10	Form of Boston Stores Estoppel Certificate

Exhibit O-11	Form of Kohl’s Estoppel Certificate

Exhibit P	Form of Owner Tenant Estoppel Certificate

Exhibit Q	Tenant Inducement and Leasing Commissions

Exhibit R	Construction Contracts (Younkers)

2

Exhibit S-1	Rent Roll (Southdale)

Exhibit S-2	Rent Roll (Mervyn’s)

Exhibit S-3	Rent Roll (Southridge)

Exhibit S-4	Rent Roll (Younkers)

Exhibit T-1	Missing Lease Documents

Exhibit T-2	Missing REA Documents

Exhibit U	Existing Environmental Condition

Exhibit V	Form of Closure Letter

Exhibit W	Form of Construction Estoppel Certificate

Exhibit X	Form of Rent Agreement

SCHEDULES

Schedule 4.D(i)(e)	Urban Leasing Agreement Excerpts

Schedule 4.D(i)(e)-2	Urban Prospective Leases

Schedule 4.D(i)(k)	Lease Termination Payments Not Subject To Proration

Schedule 5.J(iii)	Younkers Construction Budget

Schedule 5.J(iv)	Depiction of the Younkers Vacant Space

Schedule 6.A(xiv)	Members of BRE/Grange

Schedule 6.A(xviii)	Additional Liabilities

Schedule 6.A(xxiii)	Environmental Notices and Reports

Schedule 6.A(xxiv)	Wells

Schedule 10.B	Permitted Anchor Estoppel Certificate Qualifications

3

MERGER AGREEMENT

THIS MERGER AGREEMENT (this “Agreement”) is made as of the 26th day of January, 2005 by and among CONCORDIA PROPERTIES, LLC, a Delaware limited liability company (“CPLLC”), BRE/SOUTHRIDGE MALL L.L.C., a Delaware limited liability company (“BRE/Southridge Mall”), BRE/SOUTHRIDGE MALL (REIT), INC., a Delaware corporation (“BRE/Southridge Mall Reit”, and, collectively with CPLLC and BRE/Southridge, the “Owners”), CONCORDIA PROPERTIES III, LLC, a Delaware limited liability company (“Southdale Company”), CONCORDIA PROPERTIES II, LLC, a Delaware limited liability company (“Concordia II”), SOUTHRIDGE MALL II, LLC, a Delaware limited liability company (“Southridge Company”), BRE/GRANGE-GREENDALE LLC, a Delaware limited liability company (“BRE/Grange”, and, collectively with Southdale Company, Concordia II and Southridge Company, the “Companies”), each with an office at c/o Blackstone Real Estate Advisors, 345 Park Avenue, New York, New York 10154, and THE MILLS LIMITED PARTNERSHIP, a Delaware limited partnership (“Mills”), with an office at 1300 Wilson Blvd., Arlington, VA 22209.

RECITALS:

A.                                   CPLLC is the owner of one hundred percent (100%) of the membership interests in Southdale Company and Concordia II.

B.                                     BRE/Southridge Mall is the owner of one hundred percent (100%) of the membership interests in Southridge Company.

C.                                     BRE/Southridge Mall Reit is the managing member of BRE/Grange.

D.                                    Southdale Company is the owner of certain real estate in the City of Edina, County of Hennepin, State of Minnesota, which parcel is more particularly described on Exhibit A-1 attached hereto (the “Southdale Land”) upon which is located a portion of the retail shopping center commonly known as Southdale Center, Edina, Minnesota.

E.                                      Concordia II is the owner of certain real estate in the City of Edina, County of Hennepin, State of Minnesota, which parcel is more particularly described on Exhibit A-2 attached hereto (the “Mervyn’s Land”) upon which is located a building owned by Concordia II which is a part of the retail shopping center commonly known as Southdale Center, Edina, Minnesota.

F.                                      Southridge Company is the owner of certain real estate in the City of Greenfield and Village of Greendale, County of Milwaukee, State of Wisconsin, which parcel is more particularly described on Exhibit A-3 attached hereto (the “Southridge Land”) upon which is located a portion of the retail shopping center commonly known as Southridge Mall, Greendale, Wisconsin.

G.                                     BRE/Grange is the owner of certain real estate in the Village of Greendale, County of Milwaukee, State of Wisconsin, which parcel is more particularly described on Exhibit A-4 attached hereto (the “Younker’s Land”) upon which is located a building owned by BRE/Grange which is a part of the retail shopping center commonly known as Southridge Mall, Greendale, Wisconsin.

H.                                    Southdale Company is engaged in certain development activities, including those outlined in the Medical Center Agreements (as defined herein).  Southdale Company and Concordia II have development opportunities by virtue of the recent vacancy of the former Mervyn’s department store and existing approvals and entitlements.

I.                                         Southridge Company and BRE/Grange are engaged in redevelopment activities, including those involving the former Younkers department store building.

J.                                        The Owners, the Companies and Mills now desire that the Companies shall merge into one or more direct or indirect subsidiaries (the “Mills Acquisition Subsidiaries”) of Mills to be identified by Mills not later than five (5) business days prior to the Closing Date (as hereinafter defined) (collectively, the “Mergers”), in accordance with and subject to the terms and conditions set forth in this Agreement.

K.                                    Upon the terms and subject to the conditions set forth herein, each of the Companies and the Mills Acquisition Subsidiaries shall execute one or more Certificates of Merger (collectively, the “Certificates of Merger”) in substantially the form attached hereto as Exhibit F and shall file such Certificates of Merger in accordance with Delaware law to effectuate the Mergers.

NOW THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owners, the Companies and Mills agree as follows:

1.                                      CERTAIN DEFINITIONS

As used herein, the following terms shall have the following meanings:

(i)                                     “BRE/Southridge” shall mean, together, BRE/Southridge Mall and BRE/Southridge Mall Reit.

(ii)                                  “Construction Contracts” shall mean the agreements set forth (together with all amendments thereto) on Exhibit R attached hereto and other such agreements, amendments or change orders thereto entered into after the date hereof in accordance with this Agreement with respect to construction at the Younkers Real Property.

(iii)                               “Existing Environmental Condition” shall mean the environmental condition at the Younkers Real Property described on Exhibit U attached hereto.

(iv)                              “Improvements” shall mean the building, fixtures and other improvements owned by Southdale Company, Concordia II, Southridge Company or BRE/Grange, as applicable, and located on, in, or under the Southdale Land, the Mervyn’s Land, the Southridge Land or the Younkers Land, as applicable.

(v)                                 “Intangible Personal Property” shall mean all of Southdale Company’s, Concordia II’s, Southridge Company’s or BRE/Grange’s, as applicable, right, title and interest, to the extent assignable, in (a) all design studies, massing plans, renderings, architectural plans and specifications, guaranties and warranties with respect to the Real Property in such entity’s or such entity’s managing agent’s possession, including without limitation those plans and specifications (if any) relating to the proposed medical office project at the Master Lease Premises, (b) the Permits and Licenses, (c) the names “Southdale Center” and “Southridge Mall”, and (d) all telephone numbers listed in the local telephone directory(ies) after the name of Southdale Center or Southridge Mall, all other names, trade names, designations, logos, service marks, websites, domain names, and the appurtenant goodwill, used in connection with operation of the Improvements.

(vi)                              “Land” shall mean, collectively, the Southdale Land, the Mervyn’s Land, the Southridge Land and the Younkers Land.

(vii)                           “Leases” shall mean all leases, licenses, concessions and other forms of agreement, agreements, written or oral, set forth (together with all amendments thereto) on Exhibits L-1 (with respect to the Southdale Real Property), L-2 (with respect to the Mervyn’s Real Property), L-3 (with respect to the Southridge Real Property) and L-4 (with respect to the Younkers Real Property) attached hereto for the use, possession or occupancy of any portion of the Real Property as of the date hereof and such other leases, licenses, concessions and other forms of agreement, for the use, possession or occupancy of any portion of the Real Property entered into after the date hereof in accordance with this Agreement.

(viii)                        “Master Lease” shall mean that certain Master Lease dated January 18, 2005, between Southdale Company, as lessor, and Concordia II, as lessee.

(ix)                                “Master Lease Premises” shall mean the property leased to Concordia II under the Master Lease.

(x)                                   “Medical Center Agreements” shall mean that certain letter agreement dated September 1, 2004, by and between Collyard Group, LLC and CPLLC, and assigned to Concordia II.

(xi)                                “Mervyn’s Property” shall mean that portion of the Property owned by Concordia II.

(xii)                             “Mervyn’s Real Property” shall mean the Mervyn’s Land together with the Improvements located thereon.

(xiii)                          “Permits and Licenses” shall mean all certificates of occupancy and other permits, licenses and certificates held by any of Southdale Company, Concordia II, Southridge Company or BRE/Grange, as applicable, with respect to the Real Property or the Master Lease Premises.

(xiv)                         “Property” shall mean Southdale Company’s, Concordia II’s, Southridge Company’s or BRE/Grange’s, as applicable, right, title and interest in the Real Property, Intangible Personal Property, Leases (and all unapplied security deposits held by any of Southdale Company, Concordia II, Southridge Company or BRE/Grange, as applicable, thereunder on the Closing Date), Master Lease, Medical Center Agreements, REA Documents, Construction Contracts, Service Contracts and Tangible Personal Property.  The Property expressly excludes (a) all property owned by the tenants or other users or occupants of the Real Property (“Tenants”), including, without limitation, the “Anchors” (herein defined), (b) all property owned by Urban Retail Properties Co., the managing agent of the Property (“Urban”) identified on Exhibit B-5 attached hereto, (c) all property owned by third party providers pursuant to Construction Contracts or Service Contracts, (d) the equipment, machinery, building materials, furniture, furnishings, supplies and other tangible personal property identified on Exhibit B-5 attached hereto (“Excluded Tangible Personal Property”), (e) any refund of taxes applicable to the period prior to the Closing Date (as herein defined) in accordance with Section 4.D below, net of (I) all commercially reasonable costs of collection incurred by Mills or the Surviving Companies, or (II) any refunds for which any of the Anchors or Tenants is entitled, and (f) subject to the terms of this Agreement, all cash of any of the Companies (whether on hand or in bank accounts), which the Companies shall have the right to distribute to the Owners (provided, however, that no such distributions shall affect the prorations and adjustments set forth in Section 4.D hereof).

(xv)                            “REA Documents” shall mean the operating agreements and all amendments, modifications, or supplemental agreements thereto which are listed on Exhibits J-1 (with respect to the Southdale Real Property), J-2 (with respect to the Mervyn’s Real Property), J-3 (with respect to the Southridge Real Property) and J-4 (with respect to the Younkers Real Property) attached hereto.

(xvi)                         “REA Party” shall mean a party to any REA Document other than any Owner, any Company or any of their predecessors in interest.

(xvii)                      “Real Property” shall mean, collectively, the Southdale Real Property, the Mervyn’s Real Property, the Southridge Real Property and the Younkers Real Property, together with all rights, appurtenances, easements and privileges, if any, presently on or appertaining to the Land or Improvements, including, without limitation, in and to any adjacent strips and gores between the Land and abutting properties, and any land lying in any road, street, alley or right-of-way abutting or adjacent to the Land.

(xviii)                   “Service Contracts” shall mean the agreements and equipment leases set forth (together with all amendments thereto) on Exhibits C-1 (with respect to the Southdale Real Property), C-2 (with respect to the Mervyn’s Real Property), C-3 (with respect to the Southridge Real Property) and C-4 (with respect to the Younkers Real Property) attached hereto and other such agreements entered into after the date hereof in accordance with this Agreement.

(xix)                           “Southdale Property” shall mean that portion of the Property owned by Southdale Company.

(xx)                              “Southdale Real Property” shall mean the Southdale Land together with the Improvements located thereon.

(xxi)                           “Southridge Property” shall mean that portion of the Property owned by Southridge Company.

(xxii)                        “Southridge Real Property” shall mean the Southridge Land together with the Improvements located thereon

(xxiii)                     “Tangible Personal Property” shall mean all equipment, machinery, building materials, furniture, furnishings, supplies, seasonal decorations (if any) and other tangible personal property owned by Southdale Company, Concordia II, Southridge Company or BRE/Grange, as applicable, and located on or attached to and used in the operation, management and maintenance of the Real Property and identified on Exhibits B-1 (with respect to the Southdale Real Property), B-2 (with respect to the Mervyn’s Real Property), B-3 (with respect to the Southridge Real Property) and B-4 (with respect to the Younkers Real Property) attached hereto (subject to ordinary depletion and obsolescence).

(xxiv)                    “Younkers Property” shall mean that portion of the Property owned by BRE/Grange.

(xxv)                       “Younkers Real Property” shall mean the Younkers Land together with the Improvements located thereon.

2.                                      MERGERS

A.                                    Mergers.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 18-209 of the Delaware Limited Liability Company Act, as amended (the “DLLCA”), each of the Companies shall be merged with and into one or more of the Mills Acquisition Subsidiaries (as determined by Mills in its sole discretion in accordance with Section 4.B hereof), with the Mills Acquisition Subsidiary being the surviving entity (each, a “Surviving Company”).

B.                                    Merger Consideration.  The consideration to be paid by Mills to the Owners in connection with the Mergers is Four Hundred Fifty One Million Six Hundred Forty Five Thousand and No/100 Dollars ($451,645,000) (the “Merger Consideration”).  The Merger Consideration, subject to prorations, adjustments and credits provided for in this Agreement, shall be paid as set forth in this Section 2.

C.                                    Earnest Money.  Mills shall, within one (1) business day from the date of this Agreement, deliver to “Escrow Agent” (hereinafter defined) pursuant to the escrow agreement attached hereto as Exhibit D (the “Escrow Agreement”), an earnest money deposit of Eight Million and No/100 Dollars ($8,000,000.00) (such deposit, together with any amount delivered pursuant to Section 4.D hereof and all interest, if any, accrued on any cash deposit, the “Earnest Money”).  The Earnest Money shall be nonrefundable, provided that Mills does not subsequently become entitled to the return of the Earnest Money pursuant to the terms of this Agreement.  The Earnest Money and the proceeds thereof shall be held and disbursed by the Escrow Agent pursuant to the Escrow Agreement for the benefit of the parties hereto.  The Escrow Agreement shall be executed by the Owners and Mills (or their attorneys) concurrently with the execution and delivery of this Agreement.  If the Mergers close in accordance with the terms of this Agreement, at “Closing” (hereinafter defined), the Earnest Money shall be delivered by Escrow Agent as provided in the Escrow Agreement.  If the Closing fails to occur for any reason (including a default by the Owners or Mills), the Earnest Money shall be delivered by Escrow Agent as provided in Section 9 below.

D.                                    Cash at Closing.  At Closing, Mills shall pay to the Owners or their designees, by wire transfer of immediately available federal funds, an amount (the “Cash Payment”) equal to the Merger Consideration net of the Earnest Money, and plus or minus, as the case may require, the closing prorations, adjustments and credits to be made pursuant to Section 4.D below.  The Cash Payment shall be paid through the “New York Style” escrow established for closing pursuant to Section 4.A hereof and shall be distributed among the Owners as the Owners, in their sole discretion, may elect.

3.                                      EVIDENCE OF TITLE

A.                                    Title Examination; Commitments for Title Insurance.  Mills has heretofore caused to be delivered to the Owners title insurance commitments (the “Title Commitments”) to issue at Closing ALTA 1992 Owner’s title insurance policies in the aggregate amount of the Merger Consideration insuring each Surviving Company as fee simple owner of its applicable portion of the Land and with affirmative insurance over all appurtenant easements that benefit the applicable portion of the Real Property (“Title Policies”), issued by Fidelity National Title Insurance Company of New York (the “Title Insurer” or, in its capacity as escrow agent, “Escrow Agent”), together with copies of all instruments referenced in Schedule B thereof.  The Title Commitments shall be conclusive evidence of title as therein shown as to all matters to be insured under the Title Policies, subject only to the exceptions therein stated.  Mills has had the right to obtain, at its sole cost and expense, a commitment from the Title Insurer to (i) issue any endorsements to the Title Commitments which are available in the State of Minnesota (with respect to the Southdale Real Property or Mervyn’s Real Property) or the State of Wisconsin (with respect to the Southridge Real Property or Younkers Real Property) desired by Mills, provided that, subject to the applicable Owners’ obligation to execute and deliver the ALTA Statements pursuant to Section 4.C(i)(i), neither any Owner nor any Company is obligated to incur any expense or liability (contingent or otherwise) in connection therewith (such endorsements, collectively, the “Title Endorsements”), provided, however, that Mills acknowledges that due to the “Younkers Work” (as hereinafter defined) it will be unable to obtain extended coverage (or any similar endorsement) on the Title Policy for the Younkers Real Property with respect to any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records (provided the foregoing shall not limit BRE/Southridge’s obligation to provide those lien waivers required under Section 5.J(iii) hereof), and (ii) obtain reinsurance of (or insurance of a portion of) the Title Policies pursuant to reinsurance agreements and direct access agreements in form and substance reasonably satisfactory to Mills (“Reinsurance Coverage”).

B.                                    Survey.  The applicable Owners have caused to be delivered to Mills the most recent survey of (i) the Southdale Real Property prepared by C.E. Coulter & Associates, Inc. (“Southdale Surveyor”) originally certified as of December 1, 1994, and last revised January 10, 2003, with a draft date of January 14, 2005 as Job No. 12,114 (the “Southdale Existing Survey”), (ii) the Mervyn’s Real Property prepared by the Southdale Surveyor originally certified as of December 1, 1994, and last revised January 10, 2003, with a draft date of January 14, 2005 as Job No. 12,118 (the “Mervyn’s Existing Survey”) and (iii) the Southridge Real Property and Younkers Real Property prepared by National Survey & Engineering (“Southridge Surveyor”) certified as of December 15, 2004, as Job No. 2014-49-08020 (the “Southridge Existing Survey” and, collectively with the Southdale Existing Survey and the Mervyn’s Existing Survey, the “Existing Surveys”).  The Merger Consideration has been fixed without regard to the area of the Real Property and is not to be abated or changed should any update to the Existing Surveys describe an area different from the area of the applicable portion of the Real Property described on Exhibits A-1, A-2, A-3 or A-4, as applicable), provided that such change shall not materially adversely affect the present use of the applicable Real Property.  Nothing contained in this Agreement, including the legal descriptions set forth on Exhibits A-1, A-2, A-3 or A-4 hereto, shall constitute any warranty, representation or agreement by the Owners as to the location of separate lots in, or acreage of, the Real Property.

C.                                    Title Objections; Cure of Title Objections.

(i)                                     The Owners and Mills agree that the following are to be the only exceptions to title (the “Permitted Exceptions”): (a) the Leases identified on Exhibits L-1 (as to the Southdale Real Property), L-2 (as to the Mervyn’s Real Property), L-3 (as to the Southridge Real Property) and L-4 (as to the Younkers Real Property) hereto and any Leases entered into after the date hereof but prior to Closing in compliance with the terms of this Agreement, (b) all non-delinquent real estate taxes and assessments and personal property taxes and all real estate taxes and assessments and personal property taxes which are the obligations of or which are paid directly by Tenants under the Leases identified on Exhibits L-1 (as to the Southdale Real Property), L-2 (as to the Mervyn’s Real Property), L-3 (as to the Southridge Real Property) and L-4 (as to the Younkers Real Property) in effect on the Closing Date or by Anchors to the entity imposing same, (c) the rights of Tenants under the Leases and under any leases entered into after the date hereof but prior to Closing in compliance with the terms of this Agreement, as tenants only with no rights or options to purchase the Property, or any portion thereof, (d) all matters created by or on behalf of Mills, including, without limitation, any documents or instruments to be recorded as part of any financing in connection with the Mergers, (e) mechanics’ or similar liens against Tenants under the Leases or any Anchors under Leases or REA Documents which are in full force and effect on the Closing Date and which obligate Tenants or Anchors thereunder, as the case may be, to remove and discharge such liens at their expense; (f) all matters set forth on the Schedule of Permitted Exceptions attached hereto as Exhibits E-1 (as to the Southdale Real Property), E-2 (as to the Mervyn’s Real Property), E-3 (as to the Southridge Real Property) and E-4 (as to the Younkers Real Property), (g) the REA Documents, (h) any mechanics’ or similar liens filed against the Younkers Real Property or rights to such liens with respect to any of the Younkers Work, except to the extent BRE/Southridge is required to provide lien waivers with respect thereto under the second to last sentence of Section 5.J(iii) hereof, and (i) any exception on the Title Commitments disclosed to Mills after the date hereof and not included in the “Mills’ Title Notice” (hereinafter defined) or deemed to be a Permitted Exception pursuant to this Section 3.C.

(ii)                                  If the Title Commitments or Existing Surveys (or any update thereof received prior to Closing) discloses exceptions other than the Permitted Exceptions, then, within five (5) days after its receipt of such document first disclosing such exceptions, Mills shall notify the applicable Owner in writing (“Mills’ Title Notice”) of any such exceptions (other than the Permitted Exceptions) to which Mills, in its sole discretion, objects (“Title Objection”).  Any such exceptions not objected to by Mills as aforesaid shall be deemed to be Permitted Exceptions.  If Mills raises any Title Objection, the applicable Owner shall have a period of ten (10) days after it receives Mills’ Title Notice (and the Closing Date shall be extended if required) to, at such Owner’s sole option, (a) remove or cause the removal of any Title Objection which is not a Permitted Exception; (b) obtain the Title Insurer’s commitment to insure the applicable Surviving Companies against any loss arising from such Title Objection by waiver or endorsement to the applicable Title Commitment in a manner reasonably acceptable to Mills; or (c) elect to do neither (a) nor (b).  If such Owner fails to notify Mills on or before the expiration of said ten (10) day period that such Owner has either removed (or caused to be removed) any Title Objection or obtained the Title Insurer’s commitment to insure the applicable Surviving Company against any loss resulting from such Title Objection or if such Owner notifies Mills that it has elected to do neither (a) or (b) as provided above, Mills shall have the option, as its sole and exclusive remedy, by written notice to the Owners given no later than five (5) business days after the earlier to occur of (I) receipt of such Owner’s notice or (II) after expiration of such ten (10) day period, to either (A) waive the unremoved or uninsured Title Objection and proceed to Closing, in which event such unremoved or uninsured Title Exception shall be deemed to be a Permitted Exception, or (B) terminate this Agreement and obtain a return of the Earnest Money, in which event, no party shall have any further obligations hereunder except for those obligations which by their express terms survive the termination of this Agreement.

(iii)                               Notwithstanding the provisions of Section 3.C(ii) hereof, if the Title Insurer shall not agree to insure the applicable Surviving Company against any loss arising from any Title Objection by waiver or endorsement to the Title Commitment that First American Title Insurance Company (“First American”) would agree to insure (in a manner reasonably acceptable to Mills and at no higher rates, unless Owners, in their sole discretion, elect to pay such excess portion of such rates), then Mills shall either (a) waive the unremoved or uninsured Title Objection and proceed to Closing, in which event such unremoved or uninsured Title Exception shall be deemed to be a Permitted Exception, or (b) agree to replace the Title Insurer with First American.  If Mills does not elect to terminate this Agreement within the five (5) business day period set forth in Section 3.C(ii) hereof, Mills and the applicable Mills Acquisition Subsidiary shall consummate the Closing and accept the applicable Surviving Companies’ title to the applicable portion of the Real Property subject to such Title Objection, in which event such Title Objection shall be deemed a Permitted Exception.

(iv)                              If any exceptions which are not Permitted Exceptions are added to the Title Commitments or an update to an Existing Survey after Mills has given to Owners Mills’ Title Notice, Mills shall be entitled to review and object to any such additional exceptions within five (5) days after its receipt of the updated Title Commitment or updated Existing Survey containing such new exceptions.  In the event of any objection by Mills to any such additional exceptions which are not Permitted Exceptions, the same terms and conditions provided above in this Section 3.C for the removal, insurance over or approval of such additional exceptions shall apply.

(v)                                 Notwithstanding anything to the contrary in this Section 3.C, (a) the applicable Owner shall cause the applicable Company to (I) subject to the limitations set forth in this Section 3.C(v), discharge or insure over any monetary encumbrances of a definite or ascertainable amount caused by the intentional and voluntary acts of such Owner or such Company (excluding any monetary encumbrances which are described on Exhibit E or which are the responsibility of Mills pursuant to Section 4.D(e)), and (II) discharge any mortgages and related security documents of record encumbering the Real Property (“Mortgages”) and provide the lien waivers required under Section 5.J(iii) hereof, and (b) in the event that Mills waives an unremoved or uninsured Title Objection and proceeds to Closing, subject to the limitations set forth in this Section 3.C(v), Mills shall be entitled to a credit against the Merger Consideration in the amount of the actual third party out-of-pocket costs incurred by Mills to insure over or remove all such unremoved or uninsured Title Objections.  Notwithstanding the foregoing provisions of this Section 3.C(v), the Owners and the Companies shall not be obligated to incur, or to reimburse or credit Mills for, any amount in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate with respect to the matters set forth in Sections 3.C(v)(a)(I) and 3.C(v)(b).  Mills agrees that, notwithstanding the fact that a release of all Mortgages may not be obtained prior to or at Closing, and that some or all of the Mortgages may still be of record, so long as the Title Policies issued by the Title Insurer do not include any of the Mortgages as an exception to title and the loan secured by any such Mortgage has been paid in full from the proceeds of the Closing (and the applicable Owner has so instructed the Title Insurer to do so), Mills shall proceed to Closing as provided herein, and the existence of any of the Mortgages shall not be an objection to Closing.  The applicable Owner shall nevertheless be obligated to cause Mortgages to be satisfied of record after Closing at such Owner’s sole expense.  The Owners may use the Merger Consideration to effectuate the release of any Mortgages and other encumbrances.  Notwithstanding anything contained in this Agreement to the contrary, the Owners shall not be permitted to cause the Title Insurer to remove a Title Objection if such removal shall be pursuant to an indemnity that will be binding on any Surviving Company.

D.                                    Reliance on the Title Policy.  Notwithstanding anything contained in this Agreement to the contrary, with respect to all matters affecting title to the Property and any liens or other encumbrances affecting the Property, Mills acknowledges and agrees that it is relying upon the title insurance policies to be issued to the Surviving Companies.  If after Closing any Surviving Company has a claim under its title insurance policy and the subject matter of that claim also constitutes a breach of any surviving representation, warranty or covenant made by an Owner in this Agreement or in any of the Dropdown Documents (as herein defined) relating to title to the portion of the Property owned by such Surviving Company, Mills agrees that it and such Surviving Company will look solely to such Surviving Company’s title insurance policy for recovery on such claim, and none of Mills or the Surviving Companies shall assert any claim against such Owner for a breach of such representation, warranty or covenant with respect to such claim.

4.                                      CLOSING.

A.                                    Closing Date.  The “Closing” of the transaction contemplated by this Agreement (that is, consummation of the Mergers, the payment of the Merger Consideration, delivery of the Title Policies or a marked up Title Commitments pursuant to which the Title Insurer is committed to issue the Title Policies, and the satisfaction of all other terms and conditions relating to Closing of this Agreement) shall be “New York Style” and occur at the office of Neal, Gerber & Eisenberg LLP, located at 2 North LaSalle Street, Suite 2200, Chicago, Illinois, 60602, at 9:00 a.m. Central Time on March 3, 2005.  The “Closing Date” shall be the date of Closing, provided the Cash Payment has been wired to Title Insurer by 9:30 a.m. Eastern Time on that day; otherwise the Closing Date shall be deemed to be the next business day.  Either the Owners or Mills shall be entitled to extend the Closing Date for one (1) period of not more than ten (10) days in the event the Owners have not received all of the Required Tenant Estoppel Certificates (as defined in Section 10.B below) by providing written notice thereof to the other parties hereto on or before the date which is four (4) days prior to the scheduled Closing.  In addition, (i) the Owners shall have the right to extend the Closing Date for up to thirty (30) days to accommodate a prepayment of the Mortgages on the next scheduled payment date by written notice thereof to Mills on or before the date which is four (4) days prior to the scheduled Closing, (ii) Mills shall have the right to extend the Closing Date for up to thirty (30) days to accommodate the closing of its financing by providing written notice thereof to the Owners on or before the date which is four (4) days prior to the Scheduled Closing Date and depositing prior to or simultaneously with the giving of such notice with Escrow Agent an additional sum of Ten Million Dollars ($10,000,000) as additional Earnest Money under this Agreement for Mills’ obligations hereunder, and (iii) Mills shall have the right to extend the Closing Date for up to three (3) days, if permitted under (and in accordance with) the provisions of the third paragraph of Section 10.B hereof; provided, however, that in no event shall the Closing Date be extended beyond April 6, 2005.

B.                                    Mergers.

(i)                                     The parties hereto agree that on or prior to the Closing Date they shall (and Mills shall cause the Mills Subsidiaries to) execute and deliver an amendment to this Agreement (a) that shall set forth the names and identities of the Mills Acquisition Subsidiaries, and (b) that shall set forth the name of the Company and the Mills Acquisition Subsidiary party to each Merger, and (c) pursuant to which the Mills Acquisition Subsidiaries shall join in this Agreement and agree to be bound by the provisions hereof with respect to the Companies only with which they are merging (and the portion of the Property owned by such Companies), and the obligations and liability of the Mills Acquisition Subsidiaries hereunder shall only be several and shall not be joint.

(ii)                                  At the Closing, Mills shall cause the Mills Acquisition Subsidiaries to execute and file the Certificates of Merger, as applicable, executed in accordance with the DLLCA, with the Secretary of State of the State of Delaware (the “Secretary of State”) (which filings shall not occur until such time as the parties agree and the Title Company has irrevocably committed, upon the occurrence of such filings, to disburse the Merger Consideration to Owners in accordance with the terms hereof), and the applicable

Company and Mills shall cause each Mills Acquisition Subsidiary to make all other filings and recordings required, with respect to the applicable Merger, under such statute.  Each Merger shall become effective (the “Effective Time”) at such time as the applicable Company and Mills Acquisition Subsidiary shall agree should be specified in the applicable Certificate of Merger.  Unless otherwise agreed, Mills shall cause the Mills Acquisition Subsidiaries to cause the Effective Time to occur on the Closing Date.

(iii)                               At the Effective Time, the separate existence of the applicable Company shall cease and the applicable Mills Acquisition Subsidiary shall continue as the Surviving Company.  Each Merger shall have the effect set forth in Section 18-209 of the DLLCA.

(iv)                              The Operating Agreement of each Mills Acquisition Subsidiary (as in effect immediately prior to the Effective Time of the applicable Merger) shall continue in full force and effect after the Mergers as the Operating Agreement of the Surviving Companies, until further amended in accordance with the terms of such Operating Agreement and Delaware law.  Except as contemplated by the applicable Certificate of Merger, the Certificate of Formation of the applicable Mills Acquisition Subsidiary (as in effect immediately prior to the Effective Time) shall continue in full force and effect after such Merger as the Certificate of Formation of the applicable Surviving Company, until further amended in accordance with Delaware law.

(v)                                 At the Effective Time, by virtue of the applicable Merger and without any action on the part of the holder of any limited liability company interests of the applicable Company or Mills Acquisition Subsidiary:

(a)                                  The issued and outstanding ownership interests in the applicable Mills Acquisition Subsidiary immediately prior to the Effective Time shall remain outstanding as the issued and outstanding ownership interests of the applicable Surviving Company.

(b)                                 Each membership interest in the applicable Company that is issued and outstanding immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and each owner of a membership interest in such Company shall thereafter cease to have any rights with respect to such membership interests, except the right to receive the Merger Consideration which shall be paid by Mills to the Owners in accordance with Section 2 hereof.

(vi)                              Mills, and each Mills Acquisition Subsidiary, shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of membership interests in any Company such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law.  To the extent that amounts are so withheld by Mills or any Mills Acquisition Subsidiary, as the case may be, (a) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the membership interests in the applicable Company in respect of which such deduction and withholding was made by Mills or any Surviving Company or Mills Acquisition Subsidiary, as the case may be, and (b)  Mills and the Mills Acquisition Subsidiaries shall pay such withheld amounts in compliance with law.

(vii)                           At and after the Effective Time, at Mills’ election, the officers and directors of either (A) the respective Mills Acquisition Subsidiaries, or (B) the Mills Corporation (the general partner of Mills, as manager of each Surviving Company), will be authorized to execute and deliver, in the name and on behalf of the applicable Company or Mills Acquisition Subsidiary, any deeds, bills of sale, assignments, assumptions, indemnities or assurances and to take and do, in the name and on behalf of the applicable Company or Mills Acquisition Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Company as a result of, or in connection with, the applicable Merger.

(viii)                        At the close of business, New York time, on the day the Effective Time occurs, the transfer books of the applicable Company shall be closed and there shall be no further registration of transfers of Company membership interests thereafter on the records of the applicable Company.  From and after the Effective Time, the existing holders of membership units in the applicable Company shall cease to have any rights with respect to such membership interests, except as otherwise provided herein or by law.

(ix)                                To the extent that any Company has officers or directors prior to Closing, at the Closing such officers or directors shall resign effective as of the Closing Date.

C.                                    Closing Documents.

(i)                                     The Owners’ Closing Deliveries.  In addition to the other items and documents required elsewhere under this Agreement to be delivered to Mills or the applicable Mills Acquisition Subsidiary at Closing, the applicable Owners shall also execute or deliver (or cause to be executed or delivered) to Mills or the applicable Mills Acquisition Subsidiaries the following at Closing:

(a)                                  a form letter advising Tenants under the Leases of the transfers of the applicable Property (other than the Younkers Real Property) from the applicable Owner to the applicable Company and the Mergers substantially in the form attached hereto as Exhibit H-1;

(b)                                 a form letter advising Anchors of the transfers of the applicable Property (other than the Younkers Real Property) from each Owner to the applicable Company and the Mergers substantially in the form attached hereto as Exhibit H-2;

(c)                                  (i) the originals (or if not available, copies) of the Leases, the Construction Contracts, the Service Contracts, the REA Documents, the Master Lease, and the Medical Center Agreements, (ii) the originals (or if not available, copies) of any Permits and Licenses, and (iii) all keys, access cards or codes to the

Property in the possession or control of any Company or Urban (provided that leaving such items in the management office at the Property is sufficient delivery thereof) (the Owners may retain copies of the Leases, the Construction Contracts, the Service Contracts, the REA Documents, the Master Lease, and the Medical Center Agreements);

(d)                                 Non-Foreign Certifications substantially in the form attached hereto as Exhibit K;

(e)                                  join with Mills in a closing statement to be prepared by the Owners and approved by Mills, setting forth the prorations, adjustments and credits to the Merger Consideration as required by Section 4.D below (which closing statement shall reflect the Merger Consideration as a lump sum payment to the Owners);

(f)                                    an updated “Lease Schedule” (hereinafter defined) as of the Closing Date and “Rent Roll” (hereinafter defined) as of the day preceding the Closing Date, including a schedule of past-due rents for the Property, if any, as described in Section 4.D(i)(b) below;

(g)                                 evidence of the termination of the management agreements, leasing agreements (subject to the provisions of Section 4.D(i)(e) hereof as to payment of leasing commissions set forth therein) and listing agreements, if any, with Urban affecting any of the Real Property to which any Owner or Company is a party or by which any of the Real Property is bound;

(h)                                 a certificate of each Owner certifying to Mills that the representations and warranties of such Owner set forth herein are true and correct in all material respects as of the Closing Date as if made on such date, except for any changes set forth in such certificate;

(i)                                     an owner’s affidavit (the “ALTA Statement”), GAP undertaking and non-imputation affidavit (and, with respect to Southridge, a broker lien affidavit) executed by the applicable Owner substantially in the forms annexed hereto as Exhibit G;

(j)                                     evidence reasonably satisfactory to Mills and the Title Insurer respecting the due organization or formation of the Owners and the Companies and the due authorization and execution of this Agreement, the documents required to be delivered hereunder and the consummation of the transactions contemplated hereby;

(k)                                  if required by law, a storage tank affidavit in the form required by Minnesota law; and

(l)                                     join with Mills in executing local and state transfer declarations, if applicable;

(m)                               the original Estoppel Certificates provided for in Section 10.B hereof, to the extent received;

(n)                                 the lien waivers referenced in the second to last sentence of Section 5.J(iii) hereof;

(o)                                 resignations of any representatives of Owner or Urban from the Board of the Southridge Business Improvement District and the Community Advisory Committee to the Greater Southdale Area Land Use and Transportation Study; and

(p)                                 any other documents, instruments or agreements reasonably necessary to effectuate the transactions contemplated by this Agreement, including such items reasonably required by the Title Insurer or Mills (provided any such documents, instruments or agreements do not increase the costs to or liability or obligations of the Owners in a manner not otherwise provided for in this Agreement);

(ii)                                  Mills.  At Closing, Mills and the Mills Acquisition Subsidiaries, as appropriate, shall execute or deliver or cause to be delivered, as required, to the Owners the following:

(a)                                  the Cash Payment together with such other sums as shall be needed to pay Mills’ share of the transaction costs as provided in Section 4.E, and any other sums as the Title Insurer shall require from Mills;

(b)                                 The Certificates of Merger;

(c)                                  join with the Owners in the closing statement referred to in Section 4.C(i)(e) above;

(d)                                 an ALTA Statement, if required by the Title Insurer, to be delivered to the Title Insurer;

(e)                                  Evidence reasonably satisfactory to the Owners and the Title Insurer (I) respecting the due organization of Mills and each Mills Acquisition Subsidiary and the due authorization and execution of this Agreement and the documents required to be delivered hereunder, and (II) with respect to the actions to be taken pursuant to Section 4.B(ii) hereof;

(f)                                    join with the Owners in executing local and state transfer declarations, if applicable;

(g)                                 a certificate of Mills certifying to the Owners that the representations and warranties of Mills set forth herein are true and correct in all material respects as of the Closing Date as if made on such date, except for any changes set forth in such certificate;

(h)                                 a letter in form reasonably acceptable to Owners and Mills in favor of Urban confirming Mills’ and the respective Surviving Companies’ obligations under Section 4.D(i)(e) hereof;

(i)                                     an agreement (the “Rent Agreement”) in favor of Owners assigning to the applicable Owner all unpaid amounts (including without limitation rents) due under Leases and REA Documents with respect to the applicable portion of the Property for the period prior to the Closing (to the extent such Owner has not received proration credit therefor at Closing), substantially in the form annexed hereto as Exhibit X; and

(j)                                     any other documents, instruments or agreements reasonably necessary to effectuate the transactions contemplated by this Agreement, including such items reasonably required by the Title Insurer or the Owners (provided any such documents, instruments or agreements do not increase the costs to or liability or obligations of Mills in a manner not otherwise provided in this Agreement).

D.                                    Closing Prorations and Adjustments

(i)                                     The following items are to be prorated or adjusted (as appropriate) (the “Proration Items”) as of 11:59 p.m. Central Time on the day before the Closing Date and reprorated (if necessary) pursuant to Section 4.D(ii) below, it being understood that for purposes of prorations and adjustments, each Owner shall be deemed the owner of the applicable Company on the day before the Closing Date, and Mills shall be deemed the owner of the Surviving Companies on the Closing Date, so that all income and expense attributable to any particular portion of the Property and allocable (a) to the period prior to the Closing Date shall be borne or credited to the applicable Owners (being CPLLC with respect to the Southdale Property and the Mervyn’s Property, BRE/Southridge Mall with respect to the Southridge Property and BRE/Southridge Mall Reit with respect to the Younkers Property, and as used in this Section 4.D, “Owners” shall refer to the applicable Owner or Owners), and (b) to the period on or after the Closing Date shall be borne or credited to Mills or the applicable Surviving Company as hereinafter provided.  Preliminary estimates of the Proration Items shall be set forth on a preliminary closing statement prepared by the Owners and submitted to Mills for Mills’ reasonable approval at least three (3) Business Days prior to the Closing Date.

(a)                                  Real estate and personal property taxes and current installments of assessments affecting the Property which are payable by the Companies in the calendar year in which Closing occurs (“Current Tax Year”) shall be prorated (on the basis of the most recent ascertainable assessment if the current bill is not then available), as of the Closing Date, on a cash basis, regardless of the year for which such taxes or assessments are assessed, except that (I) Mills shall not receive a credit for any portion of the Current Tax Year real estate taxes levied against the Property for which any of the REA Parties or Anchors is responsible to pay the entity directly imposing the same as specified in any REA Document or Lease to which such REA Party or Anchor is a party and remains unpaid, and

Mills shall look solely to the REA Parties and Anchors for reimbursement of such unpaid portions when the same become due and payable in accordance with said respective agreements, and (II) with respect to the Southridge Real Property and Younkers Real Property, prior to January 31, 2005, Southridge Company or BRE/Grange, as applicable, shall pay the first installment of the 2004 Real Estate Property Tax bills and Mills and the appropriate Surviving Company shall pay the remaining installments of the 2004 Real Estate Property Tax bills and notwithstanding anything set forth herein to the contrary, such real estate taxes with respect to the Southridge Real Property and the Younkers Property shall not be reprorated or further adjusted; provided, however, that with respect to the portion of the first installment of the 2004 Real Estate Property Tax bill for the Younkers Real Property paid by BRE/Grange, to the extent the same relates to the parking field, such amounts shall be included as an Expense recovery under Section 4.D(i)(d) hereof for the benefit of BRE/Southridge.  Taxes and assessments accrued to Closing but not payable during the calendar year in which Closing occurs shall not be prorated and shall be assumed and paid by Mills and the Surviving Companies.

(b)                                 The “minimum” or “base” rent and estimated payments of “Percentage Rent” (hereinafter defined) payable by Tenants; provided, however, that rent and all other sums which are due and payable to the Owners or the Companies as of the Closing Date by any Tenant but uncollected as of the Closing Date shall not be adjusted, but Mills shall cause (or cause the Surviving Companies to cause) the rent and other sums for the period prior to the Closing Date to be remitted to the Owners if, as and when collected (subject to the following sentence, including any penalties and interest permitted by the applicable Lease to be charged to the Tenant for late payment).  All payments from Tenants on account of rent or otherwise received after the Closing Date by the Owners, Mills or the Surviving Companies shall be applied as specified in writing by the Tenant or if not specified (i) first, in payment of rents for the month in which the Closing Date occurs (the “Closing Month”), (ii) second, in payment of rents for the month following the Closing Month if then due and payable, (iii) third, in payment of rents in arrears as of the Closing Date for the month preceding the Closing Month, (iv) fourth, in payment of rents for the period following the Closing Month if then due and payable and (v) fifth, in payment of rents in arrears as of the Closing Month that have not been paid pursuant to clause (iii) above.  At Closing, the Owners shall deliver to Mills a schedule of all such past due but uncollected rent and other sums owed by Tenants (the “Delinquency Schedule”).  Mills shall cause the Surviving Companies to include the amount of such rent and other sums in the bills thereafter submitted to the Tenants in question after the Closing.  Mills shall cause the Surviving Companies to use commercially reasonable efforts to collect such past due sums, but the Surviving Companies shall not be obligated to commence a law suit to collect any such sums or to evict any Tenant for the failure to pay any such sums, and Mills shall deliver such past due sums to the Owners as the same are collected by Mills or the Surviving Companies, net of commercially reasonable out of pocket third party costs of collection approved in advance by the Owners (which approval shall not be unreasonably withheld), and which third party costs shall be charged against amounts collected and charged to the parties hereto in the proportion in which each is entitled to the proceeds of such collections.  The Owners shall retain the right to commence a lawsuit after the Closing to collect any such sums and other amounts owed to the Owners (or any Company with respect to the period prior to the Closing Date) in accordance with rights previously retained by Owners or pursuant to the Rent Agreement, provided the Owners may not seek to terminate any Lease or evict any Tenant and shall not commence any such suit until at least ninety (90) days following the Closing Date.  Rents prorated under this Section 4.D(i)(b) shall include amounts characterized as rent under those certain agreements with Store Financial dated September 2, 2004 (with respect to Southridge and Southdale).

(c)                                  To the extent not set forth on the schedule of uncollected rent described in Section 4.D(i)(b) above, “percentage” or “overage” rent (“Percentage Rent”) that is (I) attributable to any Percentage Rent lease year in which the Closing Date falls and (II) not yet determinable as of the Closing Date (collectively, “Current Year Percentage Rent”), shall be prorated as follows:  promptly upon receipt by Mills or the Surviving Companies, Mills shall furnish (or cause the Surviving Companies to furnish) to the Owners copies of all sales reports from Tenants relative to Current Year Percentage Rent, including, without limitation, all sales reports with respect to any Tenants whose Percentage Rent lease years have expired as of the Closing but whose sales reports were not delivered to the applicable Owner or Company as of the Closing Date and sales reports of any Tenants whose Percentage Rent lease years expire after the Closing, and the amount of any Current Year Percentage Rent shall be payable in accordance with such Tenant’s Lease as existing as of the Closing Date, and Mills shall (to the extent not paid to the Owners by way of estimated payments prior to Closing) pay (or cause the Surviving Companies to pay) to the Owners, net of any commercially reasonable out-of-pocket third party costs of collection approved in advance by the Owners (which approval shall not be unreasonably withheld), a portion of such Percentage Rent based upon the apportionment being made as of the Closing Date (in proportion to the relative number of days in the subject Percentage Rent lease year occurring prior and subsequent to the Closing Date), promptly after reconciliation with the applicable Tenant at the end of the subject Percentage Rent lease year.  The Owners shall retain any Current Year Percentage Rent for the period prior to the Closing Date already collected from Tenants under the Leases prior to Closing, and Mills shall promptly pay to the Owners any Current Year Percentage Rent collected by Mills or the Surviving Companies in the month in which Closing occurs; provided, however, the Owners shall make any necessary adjusting payment to Mills, due to any over-collection by the Owners of the Current Year Percentage Rent, within fifteen (15) days after presentment to, and approval by, the Owners (which approval shall not be unreasonably withheld or delayed) of Mills’ calculation and Mills shall make any necessary adjusting payment to the Owners, due to any under-collection by the Owners, within fifteen (15) days after presentment to, and approval by, the Owners (which approval shall not be unreasonably withheld or delayed) of Mills’

calculation.  Mills’ calculation shall be made within fifteen (15) days after reconciliation with the applicable Tenant at the end of the subject Percentage Rent lease year.  Notwithstanding anything in this Section 4.D(i)(c), to the contrary, if the Closing occurs prior to the Owners’ or any Company’s reconciliation with any of the Tenants of the Percentage Rent for the Percentage Rent lease year prior to the year in which the Closing occurs (“Prior Year Percentage Rent”), Mills shall prepare (or shall cause the Surviving Companies to prepare), promptly upon request from the Owners (with the Owners’ cooperation and reasonable approval), reconciliation statements for all of the Tenants for the Prior Year Percentage Rent and the Owners shall provide, and shall cause Urban to provide, Mills with the information reasonably necessary to prepare such reports.  The Owners shall be, and shall cause Urban to be (during the 90 day period following the Closing), available to Mills to respond to questions regarding such information and the Owners and Urban shall promptly review such reconciliation statements within fifteen (15) days after delivery by Mills.  Promptly, upon the Owners’ request, Mills shall cause the Surviving Companies to send such reconciliation statements or reconciliation statements prepared by the Owners to the applicable Tenants and Mills shall cause the Surviving Companies to use commercially reasonable efforts to collect all amounts due from Tenants in accordance with such reconciliation statements but the Surviving Companies shall not be obligated to commence a lawsuit to collect any such amounts.  The Owners shall retain the right to commence a lawsuit after the Closing to collect any such Percentage Rent owed to the Owners (or any Company with respect to the period prior to the Closing Date) in accordance with rights previously retained by Owners or pursuant to the Rent Agreement, provided the Owners may not seek to terminate any Lease or evict any Tenant and shall not commence any such suit until at least ninety (90) days following the Closing Date.  Mills shall promptly pay to the Owners all reconciliation amounts due to the Owners (or any Company with respect to the period prior to the Closing Date) when and as collected from Tenants, net of commercially reasonable out of pocket third party costs of collection approved in advance by the Owners (which approval shall not be unreasonably withheld), and which third party costs shall be charged against amounts collected and charged to the parties hereto in the proportion in which each is entitled to the proceeds of such collections.  The Owners shall promptly pay to Mills all reconciliation amounts for overcharges to Tenants for Prior Year Percentage Rent received by the Owners when such amounts are determined based on such reconciliation statements, and Mills shall promptly (or cause the Surviving Companies to promptly) remit such amounts to the applicable Tenants.  Percentage Rents prorated under this Section 4.D(i)(c) shall include amounts characterized as percentage rent under those certain agreements with Store Financial dated September 2, 2004 (with respect to Southridge and Southdale).

(d)                                 The Companies, as landlord under the Leases, are currently collecting from Tenants additional rent to cover taxes, insurance, utilities, maintenance and other operating costs and expenses incurred by the Companies or their predecessors in interest (such expenses, collectively “Expenses”, and such collections, collectively “Collections”).  Non-delinquent Collections for the month in which Closing occurs shall be prorated in the same manner as other minimum or base rents.  Within sixty (60) days after the end of the year in which Closing occurs, Mills (i) shall calculate (with the Owners’ cooperation but the Owners shall not be required to incur any third party costs) the Expenses incurred and Collections received for the year of Closing by the Owners or the Companies prior to the Closing Date and the Surviving Companies from and after the Closing Date and (ii) shall prepare and present to the Owners for their review and approval, which approval shall not be unreasonably withheld or delayed, a calculation of the Collections received and Expenses incurred by each of the Owners or the Companies prior to the Closing Date and the Surviving Companies from and after the Closing Date.  The Owners shall make any necessary adjusting payment to Mills, due to any over-collection by the Owners or the Companies prior to the Closing Date, within fifteen (15) days after presentment to, and approval by, the Owners of Mills’ calculation and Mills shall make any necessary adjusting payment to the Owners, due to any under-collection by the Owners or the Companies prior to the Closing Date, within fifteen (15) days after presentment to, and approval by the Owners of Mills’ calculation.  If the Closing occurs prior to the Owners’ or any Company’s reconciliation with the Tenants of the Expenses and Collections for the year prior to the year in which the Closing occurs (“Prior Year”), Mills shall prepare (or cause the Surviving Companies to prepare), promptly upon request from the Owners (with the Owners’ cooperation and reasonable approval), reconciliation statements for all of the Tenants for the Prior Year and the Owners shall provide, and shall cause Urban to provide, Mills with the information reasonably necessary to prepare such reports.  The Owners shall be, and shall cause Urban to be (during the 90 day period following the Closing), available to Mills to respond to questions regarding such information and the Owners and Urban shall promptly review such reconciliation statements within fifteen (15) days after delivery by Mills.  Promptly upon the Owners’ request, Mills shall cause the Surviving Companies to send such reconciliation statements or reconciliation statements prepared by the Owners to the Tenants and Mills shall cause the Surviving Companies to use commercially reasonable efforts to collect all amounts due from Tenants in accordance with such reconciliation statements but the Surviving Companies shall not be obligated to commence a lawsuit to collect any such amounts.  The Owners shall retain the right to commence a lawsuit after the Closing to collect any such sums and other amounts owed to the Owners (or any Company with respect to the period prior to the Closing Date) in accordance with rights previously retained by Owners or pursuant to the Rent Agreement, provided the Owners may not seek to terminate any Lease or evict any Tenant and shall not commence any such suit until at least ninety (90) days following the Closing Date.  Mills shall promptly pay to the Owners all reconciliation amounts due to the Owners when and as collected from Tenants.  The Owners shall promptly pay to Mills all reconciliation amounts for overcharges to Tenants for the Prior Year received by the Owners when such amounts are determined based on such reconciliation statements, and Mills (A) shall promptly remit such amounts to the applicable Tenants, and (B) agrees to indemnify, defend and hold harmless the Owners, Urban and their respective managers, members, shareholders, directors, officers, partners, affiliates, agents and employees (collectively, the “Owner Indemnified Parties”) from any and all amounts that are due to Tenants which the Owners pay to Mills pursuant to this Section 4.D(i)(d) which are not remitted by Mills to such Tenants.  With respect to the 2003 Expenses and Collections for the Southdale Property, in the event that CPLLC or Southdale Company shall have given any Tenant a credit against future rent for overcharges paid by such Tenant (rather than paying to such Tenant the amount of any overcharge paid by Tenant) which has not fully been credited to such Tenant by Closing, then at Closing CPLLC shall give Mills a credit therefor in the amount of such remaining future rent credit.  Either party may inspect the other’s books and records related to the Property to confirm the calculation upon two (2) Business Days prior written notice to the other party.  Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, (1) Collections for calendar year 2004 and prior years collected by any Owner or Company prior to Closing shall not be prorated and the applicable Owner shall be entitled to retain all such amounts, and (2) with respect to the Southridge Real Property and Younkers Real Property, Collections for collected by any Owner or Company after January 1, 2005 and prior to Closing relating to real estate taxes and assessments shall be paid to Mills at Closing and such credit shall be final and not subject to reproration.

(e)                                  If Closing occurs, Mills shall be responsible for the payment of all Tenant Inducement Costs (hereinafter defined) and leasing commissions and other amounts due and payable to any brokers, agents, finders or similar persons (including without limitation Urban and any cooperating brokers) (such amounts, the “Leasing Commissions”), if any, which are identified on Exhibit Q as a Mills expense, and the Owners shall be responsible for the payment of all Tenant Inducement Costs, if any, which are identified on Exhibit Q as the Owners’ expense.  Mills and the Owners hereby agree that any pending leases set forth on Exhibit Q shall be subject to Mills’ approval rights as set forth in Section 5.A hereof.  In addition, Mills shall be responsible for the payment of all Tenant Inducement Costs and Leasing Commissions which become due and payable after the date hereof (other than those specifically identified on Exhibit Q as the Owners’ expense), (i) as a result of any tenant renewal option or tenant expansion option with respect to existing Leases, which option has not been exercised as of the date hereof, or (ii) as a result of any new Leases or amendments of existing Leases entered into after the date hereof and prior to Closing to the extent such new Lease or amendment of an existing Lease is permitted to be entered into in accordance with Section 5.A hereof, or (iii) as a result of any Lease or amendment of an existing lease executed by the Surviving Companies after Closing, (iv) pursuant to the express terms of an existing Lease which become due and payable after Closing (other than Leasing Commissions due with respect to the current term of an existing Lease or initial tenant improvement work due under an existing Lease to be performed prior to the commencement of the term thereof), and (v) with respect to any new Lease or amendment of an existing Lease entered into during the 120 day period after Closing (or 90 day period after Closing in the case of a prospect that is also an existing Tenant as of the Closing Date) in the event that the Tenant thereunder was disclosed on the list of prospective Tenants delivered by Urban to Mills attached hereto as Schedule 4.D(i)(e)-2 (as the same may be updated at Closing subject to Mills’ reasonable approval) (at the rates and at the times set forth in Urban’s leasing agreements, the relevant provisions of which are attached hereto as Schedule 4.D(i)(e)).  In addition, except as otherwise set forth on Exhibit Q, the Owners shall be responsible for all Tenant Inducement Costs and Leasing Commissions with respect to the Leases in effect on the date hereof (other than the Younkers Leases (as hereinafter defined)) except for the Tenant Inducement Costs and Leasing Commissions noted in (i) and (iv) above which are Mills’ responsibility.  If, as of the date of Closing, the Owners shall have paid any Tenant Inducement Costs or Leasing Commissions for which Mills is responsible pursuant to the foregoing provisions, Mills shall credit the Owners therefor at Closing.  If, as of the Closing, the Owners shall not have paid any Tenant Inducement Costs or Leasing Commissions for which the Owners are responsible under Exhibit Q with respect to a Lease or amendment to an existing Lease executed prior to Closing, Mills shall receive a credit at Closing in such amounts and shall assume the obligation to pay the same to the extent of such credit.  Mills and the Surviving Companies shall be solely responsible for all Tenant Inducement Costs and Leasing Commissions with respect to the Younkers Leases.  For purposes hereof, the term “Tenant Inducement Costs” shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the Tenant thereunder which is in the nature of a tenant inducement, including, specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design and refurbishment allowances (but excluding legal fees incurred in connection with the preparation and negotiation of the lease).  The term “Tenant Inducement Costs” shall not include loss of income resulting from any free rental period, it being agreed that the Owners shall bear the loss resulting from any free rent period until the date of Closing and Mills shall bear such loss from and after the date of Closing.

(f)                                    The amount of unapplied security deposits (and interest earned on a security deposit if required to be paid pursuant to a Lease or required by law) held by the Owners or the Companies under the Leases at Closing shall be credited to Mills at Closing.  If any of the Tenants have posted letters of credit as security deposits, the Owners shall take whatever action is reasonable and appropriate to cause the applicable Company to become the beneficiary of such letters of credit or replacements thereof and such letter of credit shall be delivered to Mills at Closing.  To the extent any letter of credit has not been reissued or endorsed in favor of the applicable Company at Closing and before a substitute letter of credit is issued, the Owners shall draw down on such letter of credit and deliver the proceeds thereof to the applicable Company, provided that Mills has delivered to the Owners (i) evidence reasonably satisfactory to the Owners of Tenant’s default under such Lease and the applicable Company’s right to draw upon the letter of credit pursuant to the terms of the Lease, and (ii) a representation and warranty to the Owners as to the matters to be certified by the Owners in making the draw upon the letter of credit.

(g)                                 To the extent not paid directly by Tenants, gas, water, electric, telephone and all other utility and fuel charges, fuel and salt and ice melt on hand (at cost plus sales tax), and any deposits with utility companies in favor of the Companies (to the extent possible, utility prorations will be handled by final meter readings arranged by the Owners with the cooperation of Mills and obtained from the utility providers on or about the day immediately preceding the Closing Date).

(h)                                 Amounts due and prepayments under the Service Contracts.

(i)                                     Assessments, contributions and charges collected by the Owners or the Companies prior to Closing under the REA Documents shall be prorated based upon the period to which such amounts apply.  Any such amounts collected by Mills or the Surviving Companies after Closing which relate to a period prior to Closing shall be promptly remitted to the Owners upon receipt by Mills or the Surviving Companies.  If the Closing occurs prior to the Owners’ reconciliation with the REA Parties of assessments, contributions and charges under the REA Documents for the Prior Year, Mills shall prepare (or cause the Surviving Companies to prepare), promptly upon request from the Owners (with the Owners’ cooperation and approval), reconciliation statements for such REA Parties for the Prior Year and the Owners shall provide, and shall cause Urban to provide, Mills with the information reasonably necessary to prepare such reports.  The Owners shall be, and shall cause Urban to be (during the 90 day period following the Closing), available to Mills to respond to questions regarding such information and the Owners and Urban shall promptly review such reconciliation statements within fifteen (15) days after delivery by Mills.  Promptly upon the Owners’ request, Mills shall cause the Surviving Companies to send such reconciliation statements to the applicable REA Parties and Mills shall cause the Surviving Companies to use commercially reasonable efforts to collect all amounts due from REA Parties in accordance with such reconciliation statements but the Surviving Companies shall not be obligated to commence a lawsuit to collect any such amounts.  Mills shall promptly pay to the Owners all reconciliation amounts due to the Owners when and as collected from Tenants and REA Parties, net of commercially reasonable out of pocket third party costs of collection approved in advance by the Owners (which approval shall not be unreasonably withheld), and which third party costs shall be charged against amounts collected and charged to the parties hereto in the proportion in which each is entitled to the proceeds of such collections.  The Owners shall promptly pay to Mills all reconciliation amounts for overcharges to REA Parties for the Prior Year received by the Owners when such amounts are determined based on such reconciliation statements, and Mills (A) shall promptly remit such amounts to the applicable REA Parties, and (B) agrees to indemnify, defend and hold harmless the Owner Indemnified Parties from any and all amounts that are due to REA Parties which the Owners pay to Mills pursuant to this Section 4.D(i)(i) which are not remitted by Mills to such Tenants.  The Owners shall retain the right to commence a lawsuit after the Closing to collect any such sums and other amounts owed to the Owners in accordance with rights previously retained by

Owners or pursuant to the Rent Agreement, provided the Owners shall not commence any such suit until at least ninety (90) days following the Closing Date.

(j)                                     The Owners shall deliver to Mills at Closing all funds held as of the Closing Date by the Companies in any marketing fund with respect to the Property, and the Owners shall deliver to Mills all non-proprietary, site specific records relating thereto.

(k)                                  Lease termination payments paid or payable by Tenants in respect of any terminations of Leases, other than those Leases listed on Schedule 4.D(i)(k), occurring during the period between the date hereof and the Closing Date shall be apportioned between the Owners and Mills, with Mills receiving a credit in an amount equal to the total lease termination payment multiplied by the quotient of (i) the number of days between the Closing Date and scheduled expiration of the Lease term in force on the date of termination, divided by (ii) the number of days between the end of the most recent period for which the tenant has paid its rent (determined as of the Closing Date) and the scheduled expiration of the Lease term in force on the date of termination.  Any such Lease termination payments owing as of Closing in respect of a termination that occurred prior to Closing shall be apportioned and any adjustment made in accordance with the principles set forth in this Section 4.D.

(l)                                     The Owners shall be responsible for payment of all (i) “stay” bonuses, if any, offered to current employees of Urban, provided that the Owners shall have approved the same in advance and the Surviving Companies and their affiliates shall have no liability with respect thereto, and (ii) severance pay due to current employees of Urban engaged in specialty leasing who are not otherwise offered continued employment by Mills, the Surviving Companies or their affiliates or management agents for the period after the Closing on similar employment terms as those with Urban.  With respect to any severance pay due to current employees of Urban not engaged in specialty leasing who are not otherwise offered continued employment by Mills, the Surviving Companies or their affiliates or management agents for the period after the Closing on similar employment terms as those with Urban, (I) the Owners shall pay the first $25,000 of such aggregate severance pay, Mills shall pay the next $50,000 of such aggregate severance pay, and the Owners shall pay all amounts in excess of the foregoing, and (II) Mills shall attempt to pass-through as an Expense to Tenants and REA Parties any amounts paid by Owners pursuant to clause (I) hereof and upon receipt of any amounts attributable to such pass-through, shall pay such amounts to Owners.

(m)                               With respect to any contractor security deposits held by CPLLC with respect to the Southdale Real Property, at or prior to Closing (i) if the construction relating thereto has not yet been completed, the amount of such deposit shall be credited to Mills, (ii) if the construction relating thereto was completed within the two (2) year period prior to Closing, CPLLC shall (A) pay such deposit over the applicable Tenant or contractor, if the applicable Tenant is still a Tenant, or (B) retain such deposit if the applicable Tenant is no longer a Tenant, or (iii) if the construction relating thereto was completed more than two (2) years prior to Closing, CPLLC shall retain such deposit.

(n)                                 Other similar items of income and expenses of operation if and to the extent not paid or reimbursed by Tenants or REA Parties directly to the entity imposing the same.

(ii)                                  Notwithstanding anything in this Section 4.D to the contrary, if any Tenant under a Lease or REA Party is obligated to pay any prorated item directly to the entity imposing same, such portion of the prorated item shall not be apportioned between the Owners and Mills.  If any item of income or expense set forth in this Section 4.D is subject to final adjustment after Closing, then the Owners and Mills shall make, and each shall be entitled to, an appropriate reproration to each such item promptly when accurate and final information becomes available, but in any event prior to July 31, 2006.  Any such reproration shall be paid promptly in cash to the party entitled thereto.

(iii)                               All insurance policies and Urban’s management agreements and listing agreements (if any) shall be terminated by the Owners (at their sole cost and expense) as of the Closing Date and there shall be no proration with respect to these items.  Except as provided on Exhibit Q and Section 4.D(i)(e), Mills shall not be liable for any amounts, fees or commissions payable to Urban under any management agreement and listing agreement or other agreements.

(iv)                              If Closing occurs, Mills shall be responsible for the payment of all leasing commissions and other commissions or fees and amounts due under the Medical Center Agreements and the O’Neill Agreement (as hereinafter defined) with respect to leases executed after the date hereof in accordance with the terms hereof.

(v)                                 Except to the extent the same are prorated as rent under the provisions of Section 4.D(i) hereof with respect to those certain agreements with Store Financial dated September 2, 2004 (with respect to Southridge and Southdale), there shall be no proration for gift certificates which are administered by third parties, including without limitation (i) at the Southdale Real Property, the current gift certificate agreement with Store Financial and the former gift certificate agreements with Mid-America Gift Certificate Company (“Mid-America”) and California Infoplace, Inc., and (ii) at the Southridge Real Property, the current gift certificate agreement with Store Financial and the former gift certificate agreements with Mid-America.  With respect to gift certificate programs at the Southridge Real Property prior to those with Store Financial and Mid-America (the “Prior Program”), Southridge Company is holding approximately One Hundred Sixty Thousand and No/100 Dollars ($160,000.00).  At Closing, the Owners shall deposit One Hundred Thousand and No/100 Dollars ($100,000.00) of such amounts into escrow (the “Gift Certificate Escrow”) with the Title Company (and the Owners shall be entitled to retain any excess for its own account).  During the one (1) year period from and after the Closing Date, in the event a third party seeks to redeem a gift certificate issued under the Prior Program, Mills shall cause such gift certificate to be honored and, to the extent of funds in the Gift Certificate Escrow, shall be reimbursed with respect thereto.  Within twenty (20) days following the one (1) year anniversary of the Closing Date, (A) if the aggregate amount of gift certificates redeemed under the Prior Program during the one (1) year period from and after the Closing Date exceeds Fifty Thousand and No/100 Dollars ($50,000.00), all amounts then held in the Gift Certificate Escrow, if any, shall be disbursed to Mills, or (B) if the aggregate amount of gift certificates redeemed under the Prior Program during the one (1) year period from and after the Closing Date is equal to or less than Fifty Thousand and No/100 Dollars ($50,000.00), all amounts then held in the Gift Certificate Escrow shall be disbursed equally to Mills and the Owners.

(vi)                              Mills agrees to indemnify, defend and hold the Owner Indemnified Parties harmless from and against any and all claims, losses, liabilities, damages, suits, actions, costs and expenses (including reasonable attorneys’ fees) asserted against or incurred by any of the Indemnified Parties (a) relating to claims for which Mills or the Surviving Companies receives prorations, credits or payments pursuant to this Section 4 or for which Mills or the Surviving Companies has assumed responsibility pursuant to this Section 4, or (b) arising under the Leases or REA Documents as to events occurring on or after the Closing Date.

(vii)                           The terms of Section 4.D, to the extent they call for adjustments, prorations, payments or indemnities after Closing, shall survive the Closing until July 31, 2006; provided, however, that notwithstanding the foregoing, Mills’ obligations with respect to those matters set forth in Section 4.D(i)(e) or Section 4.D(iv) hereof shall survive the Closing indefinitely.

E.                                      Transaction Costs.  As used herein, “Transaction Costs” shall mean (i) all escrow fees (including “New York Style” closing fees), and (ii) all costs of the Existing Surveys, as updated.  Owners, on the one hand, and Mills, on the other hand, shall each pay one-half (1/2) of all Transaction Costs.  The Owners shall pay also all recording fees for the release of any Mortgages.  Mills shall also pay all of the costs of the Title Policies and all endorsements thereto and any co-insurance and re-insurance costs, all recording fees other than the cost to record the release of any Mortgages or other liens that Owners have agreed to remove, and all costs and expenses associated with Mills’ financing and to perform its due diligence.  Owners and Mills shall be responsible for the fees of their respective attorneys.

F.                                      Forms.  All documents executed in connection with the consummation of the transactions set forth in this Agreement (including without limitation those documents set forth in Section 4.C hereof), the forms of which are not attached hereto as Exhibits, shall be in form and substance reasonably acceptable to Mills and Owners.

G.                                    Pending Reconciliation Periods.  Notwithstanding the provisions of Section 4.D(i)(d) or Section 4.D(i)(i) hereof, with respect to reconciliations of Expenses and Collections paid or collected in calendar year 2004 for the Southridge Property or calendar years 2003 and 2004 for the Southdale Property (collectively, the “Pending Reconciliation Periods”), in the event that a Tenant or REA Party exercises any right that it might have under a Lease or REA Document, as applicable, to inspect, contest or audit such Expenses or Collections for the Pending Reconciliation Periods, and such inspection, contest or audit is initiated by such Tenant or REA Party prior to the expiration of the time period set forth in such Tenant’s Lease or REA Parties’ REA Documents for any such inspection, contest or audit (but in no event beyond July 31, 2006), then Owners shall indemnify Mills and the Surviving Companies (collectively, “Mills Indemnitees”) from any and all amounts that are due to such Tenant or REA Party arising from overcharges to such Tenant or REA Party of Expenses with respect to such Lease or REA Document relating to the Pending Reconciliation Periods which have not otherwise been adjusted in accordance with the provisions of Section 4.D(i)(d) or Section 4.D(i)(i), as applicable.  Owners, at the cost and expense of Owners, shall have the right to fully manage and defend (including settling) any such inspection, contest or audit and any litigation, mediation or arbitration proceedings resulting from such inspection, contest or audit.  Mills Indemnitees shall reasonably cooperate with the efforts of Owners in connection with any such inspection, contest, audit, litigation, mediation or arbitration proceeding.  Neither the Basket nor the Liability Cap shall apply to Owners’ obligations set forth in this Section 4.G.  The provisions of this Section 4.G shall survive until July 31, 2006; provided, however, in the event that within such period, a Tenant or REA Party exercises any such inspection, contest or audit right under a Lease or REA Document with respect to the matters set forth herein, then solely as to such Tenant or REA Party with respect to such Lease or REA Document, the provisions of this Section 4.G shall survive until the earlier to occur of (i) completion of such inspection, contest or audit, or (ii) such time as such Tenant or REA Party has ceased to pursue such inspection, contest or audit (which, without limitation, shall be deemed to have occurred if such Tenant or REA Party fails to communicate with respect to such inspection, contest or audit for a period of six (6) months).

H.                                    Owners’ Indemnity.  Owners agree to protect, defend, indemnify and hold harmless Mills and the Surviving Companies from and against any and all claims, losses, liabilities, damages, suits, actions, costs and expenses (including reasonable attorneys’ fees) asserted against or incurred by Mills Indemnitees arising under the Leases or REA Documents as to events occurring prior to the Closing Date, provided that (i) any claim made by any Mills Indemnitee under this Section 4.H shall be deemed waived unless the Mills Indemnitees have given Owners written notice of such claim within nine (9) months after the Closing Date and filed suit with respect to same within ninety (90) days after delivery of such written notice of claim, and (ii) this Section 4.H shall not apply to any matters set forth in Section 4.G hereof.  Owners’ obligations set forth in this Section 4.H shall be subject to the Basket and the Liability Cap.

5.                                      OPERATION OF PROPERTY PRIOR TO CLOSING

A.                                    After the date hereof, no Owner shall cause any Company it controls to modify, extend, renew, cancel or terminate any lease, or enter into any proposed lease or amendment which is not terminable as of Closing without Mills’ consent; provided however, without Mills’ consent, any Owner may cause any Company it controls to enter into short term or temporary leases or licenses for a term not to exceed sixty (60) days that do not provide for payment by the landlord or licensor thereunder of any allowances or tenant inducements of any nature if Mills would incur any cost with respect thereto.  If an Owner seeks in writing Mills’ consent for any such action, Mills shall respond in writing to such Owner (therein giving consent or specifying the precise nature of Mills’ objection to the action) within five (5) business days of receipt of such Owner’s request.  Such Owner’s request shall include a copy of the proposed new lease or amendment and a statement of the estimated Tenant Inducement Costs and Leasing

Commissions (each as hereinafter defined).  Notwithstanding the foregoing, Mills may withhold its consent to a modification, extension, renewal, cancellation or termination of any Lease, or any proposed Lease or amendment in its sole and absolute discretion and Mills’ failure to respond shall not be deemed a consent to the action requested by such Owner.

B.                                    From the date hereof until the Closing or earlier termination of this Agreement, no Owner shall cause any Company it controls to remove (or direct the removal of) any item of Tangible Personal Property except as may be required for repair or replacement, or to retire obsolete property or use of supplies in the ordinary course of business.

C.                                    After the date hereof, no Owner shall cause any Company it controls to enter into any new agreement (including any agreement or change order with respect to the construction at the Younkers Real Property), or amend any Service Contract, Construction Contract or REA Document, to the extent such agreement or amendment would be binding upon the Surviving Companies after Closing without Mills’ consent; provided, however, that any Owner may, without Mills’ consent, cause any Company it controls to enter into any new agreement or amend any Service Contract, if such agreement or amendment shall terminate as of or prior to Closing.  If an Owner seeks in writing Mills’ consent for any such action, Mills shall respond in writing to such Owner (therein giving consent or specifying the precise nature of Mills’ objection to the action) within five (5) business days of receipt of such Owner’s request (which request shall include a copy of the proposed new service contract or amendment).  Notwithstanding the foregoing, Mills may withhold its consent to any new agreement (including any agreement or change order with respect to the construction at the Younkers Real Property, including with respect to the First Floor Lease) or amendment to any Service Contract, Construction Contract or REA Document in its sole and absolute discretion and Mills’ failure to respond shall not be deemed a consent to the action requested by such Owner.

D.                                    From the date hereof until the Closing or earlier termination of this Agreement, each Owner shall cause any Company it controls to (a) maintain, or, if applicable, renew or replace with comparable coverage, all of such Company’s existing insurance coverage with respect to the portion of the Property it controls in full force and effect, (b) use due diligence to keep in full force and effect all licenses, permits and approvals pertaining to the portion of the Property it controls which are to Owner’s Knowledge required by law to be kept in effect by such Company, and (c) operate, manage and maintain the portion of the Property it controls (and with respect to the Younkers Property, to pursue the Younkers Work) in the ordinary course of business and in a manner consistent with the applicable Owner’s and such Company’s present business practices (including, without limitation, performing routine maintenance, repairs, renovations, and tenant improvements, the application of security deposits and the consumption and replacement of supplies).

E.                                      The Owners shall endeavor to cause Urban to make available to Mills for interviews the employees of Urban that provide services with respect to the Real Property and for Urban to permit Mills to make offers of employment to any such on-site employees of Urban that Mills chooses to offer employment.  Mills shall have no obligation to make any offer to, or employ any such Urban employees, and except as set forth in Section 4.D(i)(l) hereof, Mills has not assumed, and will not be obligated to assume, the obligation for any salaries, benefits, bonus, payments or liability whatsoever in respect of any such employees.

F.                                      Mills has given the Owners notice as to any Service Contracts that are terminable on thirty (30) days or less prior notice that Mills desires the Owners to terminate.  The applicable Owners will use commercially reasonable efforts to terminate such Service Contracts as of Closing.

G.                                    The Owners will promptly notify Mills of any of the following matters which occur between the date of this Agreement and the Closing Date:  (i) written notices of default received or given by any Owner or any Company with respect to any Lease, Construction Contract, Service Contract, REA Document or any other material agreement, (ii) litigation commenced by any Owner or any Company, or litigation of which any Owner or any Company has received written notice commenced or threatened against any Owner or any Company with respect to the Property or any Company, (iii) written notices of condemnation proceedings commenced or directed against all or any portion of the Property received by any Owner or any Company, and (iv) material casualty losses to the Improvements, and (v) written notices of any written claims or violations received by any Owner or any Company.

H.                                    Within five (5) days after written request by Mills at any time after the date hereof, the Owners agree to distribute to such Tenants specified in Mills’ request any subordination, non-disturbance and attornment agreements or similar agreements as may be requested by Mills’ lender; provided, that Mills provides the Owners with such agreements fully completed, and provided further, that the foregoing obligation shall not be a condition precedent to Mills’ obligations to consummate the Mergers pursuant to this Agreement.  After distribution of such agreements, Mills may contact the Tenants who received such agreements as to the status of such agreements.

I.                                         Neither the Owners nor any Company shall enter into any agreements with respect to the proposed medical office project that would be binding upon Mills or the Surviving Owner following Closing, without Mills’ prior written consent (which may be withheld in Mills’ sole discretion).

J.                                      With respect to the Younkers Real Property, BRE/Southridge and Mills agree as follows:

(i)                                     BRE/Grange has heretofore entered into (a) a lease with Steve & Barry’s Wisconsin Inc. (the “First Floor Lease”), with respect to the first floor of the Younkers Real Property, (b) a lease with LNT West, Inc. (the “Linens Lease”), with respect to certain space located on the second floor of the Younkers Real Property, and (c) a lease with Cost Plus, Inc. (the “Cost Plus Lease” and, collectively with the First Floor Lease and the Linens Lease, the “Younkers Leases”), with respect to certain space located on the second floor of the Younkers Real Property.

(ii)                                  At Closing, in addition to those prorations and adjustments set forth in Section 4.D hereof, Mills shall provide BRE/Southridge with a credit in the aggregate amount of amounts paid prior to Closing with respect to Tenant Inducement Costs or Leasing Commissions paid by or on behalf of BRE/Grange or BRE/Southridge prior to the Closing with respect to any of the Younkers Leases in amounts not in excess of the amounts for such items set forth in the “Construction Budget” (as hereinafter defined), for which (with respect to amounts paid after the date hereof) BRE/Grange or BRE/Southridge shall provide receipts or other reasonable evidence of payment (which, to the extent the item for which payment was made relates to hard costs for construction, shall be the lien waiver of the general contractor).

(iii)                               To the extent that any Owner, rather than BRE/Grange, is party to any of the Construction Contracts, then immediately prior to Closing such Owner shall assign its right, title and interest thereunder to BRE/Grange; provided, however, that with respect to that certain Development Management dated as of June 10, 2004 (the “Urban Agreement”), by and between BRE/Grange and Urban, the Urban Agreement shall be terminated as of Closing and Urban shall release BRE/Grange from all liability thereunder.  At Closing, in addition to those prorations and adjustments set forth in Section 4.D hereof, Mills shall provide BRE/Southridge with a credit in the aggregate amount of amounts paid by or on behalf of BRE/Grange or BRE/Southridge prior to Closing under the Construction Contracts or otherwise with respect to the Younkers Work in amounts not in excess of the amounts for such items set forth in the construction budget attached hereto as Schedule 5.J(iii) (the “Construction Budget”); provided, however, that to the extent such amounts relate to Tenant Inducement Costs for which BRE/Southridge has received credit under the provisions of Section 5.J(ii) hereof which are payable under any Construction Contract, BRE/Southridge shall not receive a duplicate credit therefor under this Section 5.J(iii).  With respect to amounts paid after the date hereof, BRE/Grange or BRE/Southridge shall provide receipts or other reasonable evidence of payment (which, to the extent the item for which payment was made relates to hard costs for construction, shall be the lien waiver of the general contractor).  At Closing, BRE/Southridge shall provide Mills with all lien waivers received prior to Closing with respect to work paid for prior to Closing under the Construction Contracts (which, with respect to the general contractor, shall be for work performed through the most recent application for payment approved by BRE/Grange or BRE/Southridge and with respect to sub-contractors, shall be on a trailing basis).  All work, materials or services to be performed or provided under the Construction Contracts or for which payment is contemplated by the Construction Budget is collectively referred to herein as the “Younkers Work.”

(iv)                              With respect to the remainder of the Younkers Real Property, the Owners shall have no obligation to attempt to lease such remainder.  A portion of the Younkers Real Property located on the second floor, identified on Schedule 5.J(iv) attached hereto (the “Vacant Space”) and consisting of approximately 46,789 square feet, is currently vacant and not under lease; further, BRE/Grange has contemplated building approximately 13,667 square feet of additional space (the “Additional Space”) adjacent to the Vacant Space.  There shall be no credit given at Closing with respect to the Vacant Space and Additional Space.

(v)                                 Notwithstanding anything set forth in this Agreement to the contrary, following Closing there shall be no readjustment of any credit set forth in this Section 5.J; provided, however, that in the event that amounts have been paid prior to Closing by or on behalf of BRE/Grange or BRE/Southridge with respect to items set forth in Section 5.J(ii) or Section 5.J(iii) hereof for which BRE/Southridge would have otherwise received a credit at Closing but for a missing general contractor lien waiver or receipt or other reasonable evidence of payment required under either such Section, then if, subsequent to the Closing, such lien waiver or other reasonable evidence of payment is provided, Mills shall promptly pay to BRE/Southridge the amount relating thereto.

(vi)                              BRE/Southridge shall cause BRE/Grange to send estoppel certificates substantially in the form of Exhibit W attached hereto the other parties to the Construction Contracts having an asterisk by such Construction Contract on Exhibit R attached hereto, but receipt of such estoppel certificates, or changes to the form thereof made by such third parties, shall not be a condition to any party’s obligations hereunder.

(vii)                           From the date hereof until the Closing or earlier termination of this Agreement, (a) BRE/Southridge shall cause BRE/Grange to invite Mills to attend all construction meetings with respect to the Younkers Work (and Mills shall have the right to have its representatives attend all such meetings), and (b) Mills shall have the right to participate in the future planning of the Younkers Work and to approve any change order or amendment to any Construction Contract with respect thereto (which approval may be withheld in Mills’ sole discretion).

(viii)                        The provisions of this Section 5.J shall survive for a period of nine (9) months following the Closing.

K.                                    With respect to the Well Permit (as hereinafter defined), CPLLC shall promptly notify the Division of Waters of the State of Minnesota, Department of Natural Resources (“MDNR”) regarding the Merger with respect to Southdale Company.  With respect to the Discharge Permit (as hereinafter defined), CPLLC shall promptly notify the Minnesota Pollution Control Agency (“MPCA”) regarding the Merger with respect to Southdale Company.  The parties hereto shall use commercially reasonable efforts to obtain, prior to Closing, the consent of the MDNR and the MPCA to the Merger with respect to Southdale Company, but receipt of any such consent shall not be a condition to any party’s obligations hereunder.  As used herein, (a) the “Well Permit” shall mean MDNR Water Appropriation Permit No. 75-6269, and (b) the “Discharge Permit” shall mean National Pollutant Discharge Elimination System (NPDES)/State Disposal System (SDS) General Permit No. MN G255000 General Non-Contact Cooling Water, Chemically-Treated — MN G255081 Southdale Center.

L.                                     Each Owner shall take (and shall cause the applicable Company to take) any and all actions required to approve the applicable Merger and the transactions contemplated in this Agreement, subject to the terms and conditions hereof.  The Owners hereby irrevocably approve the Mergers in accordance with the terms hereof, subject to the terms and conditions hereof.

M.                                  Mills shall take (and shall cause each Mills Acquisition Subsidiary to take) any and all actions required to approve the applicable Merger and the transactions contemplated in this Agreement, subject to the terms and conditions hereof.  Mills hereby irrevocably approves the Mergers in accordance with the terms hereof, subject to the terms and conditions hereof.

N.                                    No Owner shall permit any Company it controls to enter into any loan or other financing arrangement.  After the date hereof, other than in connection with the Mergers, (a) CPLLC shall not permit the transfer, assignment, encumbrance or other conveyance of any of the Southdale Membership Interests (as defined herein), and (b) BRE/Southridge shall not permit the transfer, assignment, encumbrance or other conveyance of any of the Southridge Membership Interests (as defined herein).

O.                                   CPLLC shall promptly notify the City of Edina with respect to the assignment from CPLLC to Southdale Company of that certain Easement Agreement dated June 14, 2001 and recorded as Document No. 3424125.

P.                                     Owners shall use commercially reasonable efforts to obtain the consent of the “Sponsor Bank”, as defined in the current gift certificate agreements with Store Financial (the “Gift Certificate Agreements”), to the transfer of the Gift Certificate Agreements to the applicable Companies, but receipt of such consent shall not be a condition to any party’s obligations hereunder.

Q.                                   From and after the date hereof, the Owners shall cooperate with Mills to allow Mills and Mills’ Representatives (hereinafter defined) access to the Property, to allow Mills and Mills’ Representatives access to all information and documentation (including the books and records of the Owners and the Companies with respect to the Property), and otherwise to promptly provide such information and documentation relating to the Property and its operations as Mills may reasonably request but excluding (a) internal correspondence, memoranda, documents, analyses, reports, appraisals, projections or similar items (except for the 2004 and 2005 operating and capital budgets for the Property), (b) items subject to attorney-client privilege or items subject to confidentiality agreements, and (c) documents between the Owners and the prior owner of the Property (or the prior owner of any Company or Owner).  Mills’ right of inspection pursuant to this Section 5.Q is and shall remain subject to the rights of Tenants, the Anchors and other occupants and users of the Property.  Except with respect to the Younkers Real Property in connection with inspections regarding the Younkers Work (for which no prior verbal notice shall be necessary), no inspection shall be undertaken without forty-eight (48) hours’ prior verbal notice to the Owners.  The Owners shall have the right to be present at any or all inspections.  No inspection shall involve the taking of samples or other physically invasive procedures without the prior consent of the Owners (which consent shall not be unreasonably withheld).  Mills shall take all necessary actions to ensure that neither it nor any of its representatives unreasonably interfere with any of the Tenants or Anchors or ongoing operations at the Property.  Mills shall repair any damage caused by Mills or Mills’ Representative to the Property and shall restore the Property to its condition existing prior to any testing or inspection of the Property by or on behalf of Mills.  Mills agrees to maintain and cause any of its representatives or agents conducting any investigations or inspections, to maintain and have in effect commercial general liability insurance with (i) limits of not less than One Million and 00/100 Dollars ($1,000,000.00) per occurrence for personal injury, including bodily injury and death, and property damage, (ii) the Owners, the Companies, Blackstone Real Estate Advisors L.P., and Urban named as additional insured parties, and (iii) waiver of subrogation.  Mills shall deliver to the Owners a copy of the certificates of insurance effectuating the insurance required hereunder prior to the commencement of such activities which certificates shall provide that such insurance shall not be terminated or modified without at least thirty (30) days’ prior written notice to the Owners.  Mills shall not cause or permit any mechanics lien, materialmens lien or other liens to be filed against the Property as a result of its due diligence (and shall promptly cause any such lien to be removed).  Notwithstanding anything to the contrary contained in this Agreement, Mills shall indemnify, defend (with counsel reasonably acceptable to the Owners) and hold the Owners, the Companies, Blackstone Real Estate Advisors L.P. and Urban and their respective managers, members, shareholders, directors, officers, partners, affiliates, employees and agents, and each of them, harmless from and against any and all losses, claims, demands, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees incurred in connection therewith) arising out of or resulting from Mills’ exercise of its rights under this Section 5.Q (but not with respect to any condition at the Property merely discovered and not exacerbated) and such indemnity shall survive the Closing or any termination of this Agreement.  Mills shall have no right to terminate this Agreement under this Section 5.Q.

6.                                      REPRESENTATIONS AND WARRANTIES

A.                                    Owners’ Representations and Warranties.  Any representation or warranty set forth in this Section 6.A relating to CPLLC, Southdale Company, Concordia II, the Southdale Property or the Mervyn’s Property shall be deemed made solely by CPLLC, and CPLLC shall be deemed to make representations and warranties solely with respect to CPLLC, Southdale Company, Concordia II, the Southdale Property and the Mervyn’s Property.  Any representation or warranty set forth in this Section 6.A relating to BRE/Southridge, Southridge Company, BRE/Grange, the Southridge Property or the Younker’s Property shall be deemed made solely by BRE/Southridge, and BRE/Southridge shall be deemed to make representations and warranties solely with respect to BRE/Southridge, Southridge Company, BRE/Grange, the Southridge Property and the Younker’s Property.  Each Owner, severally as aforesaid, represents and warrants to Mills that, except as disclosed on Exhibit M attached hereto, as of the date of this Agreement (unless otherwise stated below):

(i)                                     CPLLC is a duly formed and validly existing limited liability company formed under the laws of Delaware and in good standing in Delaware.  BRE/Southridge Mall is a duly formed and validly existing limited liability company formed under the laws of Delaware and in good standing in Delaware.  BRE/Southridge Mall Reit is a duly formed and validly existing corporation formed under the laws of Delaware and in good standing in Delaware.

(ii)                                  Southdale Company and Concordia II are each a duly formed and validly existing limited liability company formed under the laws of Delaware, and qualified to transact business in Minnesota and in good standing in Delaware and Minnesota.  Southridge Company and BRE/Grange are each a duly formed and validly existing limited liability company organized under the laws of Delaware, and qualified to transact business in Wisconsin and in good standing in Delaware and Wisconsin.

(iii)                               Each Owner and Company has the full legal right, power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by it pursuant hereto (collectively, the “Owner’s Documents”), to consummate the transactions contemplated in this Agreement, and to perform its obligations under this

Agreement and those Owner’s Documents to which it is a party.  Each person signing this Agreement on behalf of an Owner or a Company is authorized to do so.  No further approval or vote of the members of the Companies or Owners is required to be taken to approve the Mergers.  No organizational documents of the Companies provide for any contractual appraisal rights.  No consent of any trustee, beneficiary, partner, shareholder, member, creditor, investor, judicial or administrative body, authority or other party is required which has not been obtained to permit any Owner or Company to enter into this Agreement and to have the Owners and Companies consummate the transactions contemplated hereby.

(iv)                              This Agreement is, and all the Owner’s Documents will be, legal, valid, and binding obligations of each Owner or Company party thereto, enforceable against such Owner or Company in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally), and does not and will not violate any provisions of any, to Owner’s Knowledge, regulation, law, or court order, judgment, decree, private restriction or agreement to which any Owner or Company is a party or to which any Owner, any Company or the Property is subject.

(v)                                 Except as set forth on Exhibit M attached hereto, neither any Owner nor any Company has been served with or received any written notice of any action, litigation, arbitration or other judicial or administrative proceeding which is still pending with respect to the Property, any Company or any Owner that would adversely affect any Owner’s ability to perform its obligations under this Agreement, or that would materially and adversely affect the financial condition or operation of the Property, nor, to Owner’s Knowledge, has any such litigation been filed with respect to the Property, except personal injury claims that are otherwise insured by insurance policies maintained by a Company and currently in effect for which the insurance carrier has been notified on a timely basis and for which claim such carrier has not denied coverage (subject to any deductible or retention arrangements applicable to the subject insurance policy).

(vi)                              (a)          The information contained in the schedules of leases attached hereto as Exhibits L-1, L-2, L-3 and L-4 (collectively, the “Lease Schedule”) is true, correct and complete as of the date thereof; and there are no Leases other than those set forth in the Lease Schedule or included as Permitted Exceptions.

(b)   (1)        To Owner’s Knowledge, no Company holds security deposits from Tenants except as provided on Exhibit N attached hereto.

(2)                                  To Owner’s Knowledge, each Lease is in full force and effect.

(3)                                  Except as provided in the “Rent Rolls” attached hereto as Exhibits S-1, S-2, S-3 and S-4, no written notice of an existing and uncured material default has been delivered by any Owner, Company or any Tenant under any Lease.

(4)                                  Except as provided in the Rent Roll, to Owner’s Knowledge there is no existing and uncured material default under any Lease.

(5)                                  Except as provided on Exhibit T-1 attached hereto, the copies of the Leases delivered or made available to Mills are true, correct and complete copies of the Leases in all material respects.

(6)                                  All Tenant Inducement Costs and Leasing Commissions in respect of the current terms of the Leases in effect that are the obligation of the Owners pursuant to Exhibit Q have been paid in full by the Owners or the Companies or will be paid in full prior to the Closing or credited to Mills at Closing as set forth on Exhibit Q.

If any Lease provided or made available prior to the date hereof to Mills contains provisions which are inconsistent with the foregoing representations and warranties, such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to the provisions of such Lease.  Without limitation of the foregoing, in the event that any Estoppel Certificate discloses additional Lease documents (or Mills discovered any such additional documents prior to the date hereof), the foregoing representations and warranties shall be deemed modified to the extent necessary to take into account such documents and the matters set forth therein (provided, however, that no such modification shall waive Mills’ rights with respect to the condition of Clean Estoppel Certificates under Section 10.B hereof).  Furthermore, in the event any additional Lease documents are disclosed to Mills from and after the date hereof and such document has a material (as “material” is defined in Section 10.D hereof) adverse effect on the applicable portion of the Property, then Mills shall be entitled to terminate this Agreement by providing written notice to the Owners, in which event this Agreement shall terminate, the Earnest Money shall be returned to Mills and no party shall have any further rights or obligations under this Agreement, except those obligations which by their terms expressly survive termination of this Agreement.

(vii)                           To Owner’s Knowledge, Exhibits C-1, C-2, C-3 and C-4 attached hereto are complete lists of the Service Contracts.  No written notice of an existing default has been delivered by any Owner, Company or any other party under any Service Contract.  To Owner’s Knowledge, the copies of the Service Contracts delivered or made available to Mills are true, correct and complete copies of the Service Contracts in all material respects.

(viii)                        To Owner’s Knowledge, neither any Owner nor any Company has received written notice of any violations of any laws or other requirements of any governmental authority having jurisdiction over any Property which remain outstanding.

(ix)                                No person or entity has or on the Closing Date will have any right or option to acquire, or right of first offer to acquire, or right of first refusal to acquire with respect to all or any portion of the Property or the Leases.

(x)                                   To Owner’s Knowledge, (i) Exhibits J-1, J-2, J-3 and J-4 attached hereto are true, correct and complete lists of all of the REA Documents, and (ii) the REA Documents delivered or made available to Mills, except as otherwise noted on Exhibits J-1, J-2, J-3, J-4 or T-2 hereof, are true, correct and complete in all material respects.  No written notice of any existing and uncured default has been delivered by any Owner or Company to the other parties to the REA Documents or received by any Owner or Company from any of the other parties to the REA Documents; to Owner’s Knowledge, the REA Documents are each in full force and effect; and neither any Owner nor any Company has transferred, assigned or pledged its interest in the REA Documents which will not be released prior to Closing.

(xi)                                No Company has ever had any employees.  All personnel currently employed at the Property are employees of Urban under the management or leasing agreements with Urban or other independent contractors.

(xii)                             The execution and delivery of this Agreement by each Owner and each Company, the consummation of the transactions herein contemplated to be performed by each Owner and each Company, and compliance with the terms of this Agreement by each Owner and each Company will not conflict with, or with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under any document, instrument or agreement, oral or written, to which such Owner or Company are a party, or under any provision of the governing or organizational documents of such Owner or Company.

(xiii)                          CPLLC owns all of the membership interests in Southdale Company and Concordia II (collectively, the “Southdale Membership Interests”).  The Southdale Membership Interests are the only membership interests of Southdale Company or Concordia II outstanding.  None of CPLLC, Southdale Company or Concordia II has any commitments, options, warrants, calls, rights or agreements to issue or sell any membership interests in Southdale Company or Concordia II and there are no (a) commitments, options, warrants, calls, rights or agreements giving any person any right to acquire any membership interests in Southdale Company or Concordia II, or (b) arrangements or undertakings which obligate or could obligate CPLLC, Southdale Company or Concordia II to issue or grant any such commitments, options, warrants, calls, rights or agreements.  No other person or entity has any voting or management rights as to Southdale Company or Concordia II other than CPLLC.

(xiv)                         BRE/Southridge Mall owns all of the membership interests in Southridge Company and the entities listed on Schedule 6.A(xiv) (collectively, the “BRE/Grange

Owners”) own all the membership interests in BRE/Grange (collectively, the “Southridge Membership Interests”).  The Southridge Membership Interests are the only membership interests of Southridge Company or BRE/Grange outstanding.  None of BRE/Southridge Mall, Southridge Company, BRE/Grange or the BRE/Grange Owners has any commitments, options, warrants, calls, rights or agreements to issue or sell any membership interests in Southridge Company or BRE/Grange and there are no (a) commitments, options, warrants, calls, rights or agreements giving any person any right to acquire any membership interests in Southridge Company or BRE/Grange, or (b) arrangements or undertakings which obligate or could obligate BRE/Southridge Mall, Southridge Company, BRE/Grange or the BRE/Grange Owners to issue or grant any such commitments, options, warrants, calls, rights or agreements.  No other person or entity has any voting or management rights as to Southridge Company other than BRE/Southridge Mall or as to BRE/Grange other than the BRE/Grange Owners.

(xv)                            Each Company, other than BRE/Grange, is a disregarded entity and has not made an election to be treated as a corporation for federal and state tax purposes.  BRE/Grange has not made an election to be treated as a corporation for federal and state tax purposes.

(xvi)                         No Company owns (and in the past has not owned) (a) any equity interest or security in any corporation, partnership, limited liability company, joint venture, trust or other legal entity, or (b) any property other than its respective portion of the Property.  No Company engages (or has in the past engaged) in any business or activity other than the development, leasing, ownership or management of its respective portion of the Property and the Master Lease Premises.  No Company has made any loans to third party contractors or Tenants (other than Tenant Inducement Costs) that are still outstanding (and excluding receivables arising in the ordinary course of business).

(xvii)                      To the extent requested, the Owners have furnished or made available to Mills true, complete and correct copies of all material policies of casualty, liability and other types of insurance (except title insurance) carried by the Companies.  To Owner’s Knowledge, (a) all such policies are in full force and effect and (b) neither any Owner nor any Company has received from any insurance company written notice of any material defects or deficiencies affecting the insurability of such Owner or such Company or any of their respective assets thereunder, including the Property that have not heretofore been corrected.

(xviii)                   Except for liabilities for real estate taxes and assessments, personal property taxes, transfer taxes, utilities and insurance payments and except for liabilities under the Leases, the Master Lease, the Permits and Licenses, the REA Documents, the Construction Contracts, Service Contracts, the Medical Center Agreements, the O’Neill Agreement, or as otherwise set forth in this Agreement or on Schedule 6.A(xviii) or any other schedule or exhibit attached hereto or any financial statements of any Company delivered to Mills prior to the date hereof, no Company has any outstanding liabilities other than de minimis liabilities.

(xix)                           No written notice of an existing default has been delivered by any Owner or Company or any other party under any Medical Center Agreement.  The copies of the Medical Center Agreements delivered or made available to Mills are true, correct and complete copies of the Medical Center Agreements.

(xx)                              The Master Lease is between Southdale Company, as lessor, and Concordia II, as lessee, and neither Southdale Company nor Concordia II has assigned its interest in the Master Lease.

(xxi)                           No condemnation, eminent domain, zoning or land use proceeding in which any Owner or Company has been served with process or of which any Owner or Company has otherwise received written notice is pending or threatened with respect to all or any part of the Real Property.

(xxii)                        There are currently no pending real estate tax protest proceedings with respect to the Real Property.

(xxiii)                     Except as set forth on Schedule 6.A(xxiii) attached hereto (other than with respect to the Missing Environmental Reports (as hereinafter defined)), neither any Owner nor any Company has received any written notice from any governmental authority that its applicable portion of the Property is in material violation of any Environmental Laws.  Schedule 6.A(xxiii) attached hereto also sets forth (a) the list of environmental reports which was attached to the contract pursuant to which an affiliate of Blackstone Real Estate Advisors (“BRE”) acquired CPLLC, (b) a list of all environmental reports commissioned by BRE or its affiliates in connection with the acquisition of CPLLC by an affiliate of BRE or in connection with the acquisition of the Mervyn’s Real Property, the Southridge Real Property or the Younkers Real Property, and (c) a list of all environmental reports commissioned by CPLLC subsequent to CPLLC’s acquisition by an affiliate of BRE or subsequent to the acquisition of the Southridge Real Property or the Younkers Real Property by affiliates of BRE, as applicable.  “Environmental Laws” means all applicable federal, state, local and foreign environmental laws, statutes, rules, regulations, codes, orders, judgments, writs, injunctions and decrees and any notices or demands issued or promulgated thereunder, including laws relating to emissions, discharge, release or threatened release of hazardous substances or wastes into the environment or otherwise relating to the manufacture, disposal, or handling of hazardous substances or wastes.  “Missing Environmental Reports” means those environmental reports listed on Schedule 6.A(xxiii) with respect to which a copy thereof has not been delivered to Mills prior to the date hereof, as indicated on such schedule.

(xxiv)                    Except as set forth on Schedule 6.A(xxiv) attached hereto, to Owner’s Knowledge, there are no “Wells” on the Southdale Real Property or the Mervyn’s Real Property within the meaning of Minn. Stat. §103I.

(xxv)                       To Owner’s Knowledge, all “above ground storage tanks” or “underground tanks” (within the meaning of Minn. Stat. §116.46) located in or about the Southdale Real Property or Mervyn’s Real Property have been duly registered with all appropriate regulatory and governmental bodies and otherwise are in compliance with applicable federal, state and local statutes, regulations, ordinances and other regulatory requirements.

(xxvi)                    Solely for purposes of satisfying the requirements of Minn. Stat. §115.55, if applicable, to Owner’s Knowledge, the sewage generated at the Southdale Real Property and Mervyn’s Real Property goes to a facility permitted by the MPCA.

(xxvii)                 There are no agreements for the management of the Property or for the leasing of space in the Property to which any Company or any Owner is a party except (a) for the management agreements and leasing agreements with Urban, (b) with respect to Tenants’ brokers, (c) the Medical Center Agreements, and (d) an unexecuted Consulting Agreement between Concordia II (or Southdale Health & Wellness, LLC, on its behalf) and O.K. Medical, LLC (the “O’Neill Agreement”).

(xxviii)              There is not pending any proceeding before any governmental authority seeking reorganization, liquidation or dissolution of any Owner under any law relating to bankruptcy, insolvency, reorganization or relief of debtors.

(xxix)                      There is not pending any proceeding before any governmental authority seeking reorganization, liquidation or dissolution of any Company under any law relating to bankruptcy, insolvency, reorganization or relief of debtors.

(xxx)                         To Owner’s Knowledge, no committee is currently established under Article III of that certain Operating Agreement dated April 1, 1955 (as amended) between Southdale Center, Inc., L.S. Donaldson Company and The Dayton Company, at the Southdale Property to govern the general policies of the Southdale Property.

(xxxi)                      Exhibit R attached hereto is a complete list of the Construction Contracts and there are no other agreements entered into by any Owner or any Company in effect with respect to the current construction at the Younkers Real Property.  No written notice of an existing default has been delivered by BRE/Grange or any other party under any Construction Contract.  The copies of the Construction Contracts delivered or made available to Mills are true, correct and complete copies of the Construction Contracts in all material respects.

(xxxii)                   Prior to the date hereof, BRE/Southridge Mall Reit has furnished to Mills an unaudited financial statement of BRE/Grange as of December 31, 2004 (the “Financial Statements”).  To Owner’s Knowledge, the Financial Statements were prepared in accordance with an income tax basis applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto).  To Owner’s Knowledge, the Financial Statements fairly present in all material respects, the consolidated financial condition, results of operations and cash flows of BRE/Grange at the dates and during the periods indicated therein (subject to normal year-end adjustments) and are consistent with the books and records of BRE/Grange.  BRE/Grange has no material liabilities, contingent or otherwise, of the nature required by GAAP to be shown on a balance sheet other than liabilities (a)

included the Financial Statements, or (b) incurred by BRE/Grange since the date of said financial statements in the ordinary course of its business, consistent with past practice.  Since the date of the Financial Statements, BRE/Grange has not distributed any assets to its members, whether by way of a redemption, return of capital or other distribution, other than distributions of available cash in the ordinary course of business and in a manner consistent with past practice.

(xxxiii)                Exhibits B-1, B-2, B-3 and B-4 set forth the material items of Tangible Personal Property.  Exhibits C-1, C-2, C-3 and C-4 separately identify the leases for any leased equipment.  Except for liens that will be paid off at or prior to Closing, (i) the applicable Company has good title to all of its Tangible Personal Property, free and clear from liens and other encumbrances other than the Permitted Encumbrances, and (ii) any Intangible Personal Property owned by any Company is free and clear from liens and other encumbrances other than the Permitted Encumbrances.

(xxxiv)               The Owners do not own or have any interest in any real property in the States of Minnesota or Wisconsin, other than through their respective interests in the Companies.  To Owner’s Knowledge, no “Affiliates” (as hereinafter defined) of Owners own or have any interest in any real property abutting any of the Real Property.  As used in this Section 6.A(xxxiv), “Affiliate” shall mean an entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Owners.

B.                                    Mills’ Representations and Warranties.  Mills represents and warrants to the Owners that as of the date of this Agreement:

(i)                                     Mills is a duly formed and validly existing limited partnership formed under the laws of Delaware and on the Closing Date will be qualified to transact business and in good standing in the jurisdiction of its formation.  Each Mills Acquisition Subsidiary will be a duly formed and validly existing limited liability company formed under the laws of Delaware and on the Closing Date will be qualified to transact business and in good standing in the jurisdiction of its formation and in each state where it owns a portion of the Property.

(ii)                                  Mills has (and at Closing, each Mills Acquisition Subsidiary will have) the full legal right, power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by Mills or the applicable Mills Acquisition Subsidiary, as applicable, pursuant to this Agreement (collectively, the “Mills’ Documents”), to consummate the transaction contemplated hereby, and to perform its obligations hereunder and under those Mills’ Documents to which it is a party.  Each person signing this Agreement on behalf of Mills is authorized to do so.  No consent of any trustee, beneficiary, partner, shareholder, member, creditor, investor, judicial or administrative body, authority or other party is required which has not been obtained to permit Mills to enter into this Agreement and to have Mills and the Mills Acquisition Subsidiaries consummate the transactions contemplated hereby.

(iii)                               This Agreement is, and all the Mills’ Documents will be, legal, valid, and binding obligations of Mills enforceable against Mills in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally), and does not and will not violate any provisions of any, to Mills’ Knowledge, regulation, law, or court order, judgment or decree to which Mills is a party or to which it is subject.  All the Mills’ Documents will be, legal, valid, and binding obligations of the Mills Acquisition Subsidiaries party thereto, enforceable against such Mills Acquisition Subsidiaries in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally), and will not violate any provisions of any, to Mills’ Knowledge, regulation, law, or court order, judgment or decree to which any Mills Acquisition Subsidiary will be a party or to which it will be subject.

(iv)                              The execution and delivery of this Agreement by Mills, the consummation of the transactions herein contemplated to be performed by Mills, and compliance with the terms of this Agreement by Mills will not conflict with, or with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under any material document, instrument or agreement, oral or written, to which Mills is a party.  The consummation of the transactions herein contemplated to be performed by each Mills Acquisition Subsidiary, and compliance with the terms of this Agreement by each Mills Acquisition Subsidiary, will not conflict with, or with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under any document, instrument or agreement, oral or written, to which any Mills Acquisition Subsidiary will be a party.

(v)                                 Mills is not (and no Mills Acquisition Subsidiary will be) an employee benefit plan (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code, or a person or entity acting, directly or indirectly, on behalf of any Plan or using the assets of any Plan to acquire the Property.  Mills is not (and no Mills Acquisition Subsidiary will be) a “party in interest” (as that term is defined in Section 3(14) of ERISA) with respect to any Plan that is an investor in any Owner, and the Mergers will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

(vi)                              No financing for this transaction shall be provided by the Owners, nor is this transaction conditioned on Mills or any Mills Acquisition Subsidiary obtaining financing for this transaction.

(vii)                           There are no pending actions, suits, proceedings or investigations to which Mills or any Mills Acquisition Subsidiary is a party before any court or other governmental authority which, if adversely determined, would have an adverse impact on Mills’ or any Mills Acquisition Subsidiary’s ability to consummate the transactions contemplated hereby.

(viii)                        Each Mills Acquisition Subsidiary will be formed solely for the purpose of engaging in the transactions contemplated hereby and, as of the Closing Date and as of the Effective Time, except for obligations or liabilities incurred in connection with its organization and the transactions, agreements and arrangements contemplated by this Agreement, will engage in no business or activities, will incur no other obligations or liabilities, and will have no assets other than in connection with the transactions, agreements and arrangements contemplated by this Agreement.

C.                                    The Owners and Mills shall be deemed to remake and restate the representations and warranties set forth in this Section 6 above as of Closing, except that the Owners and Mills may update their respective representations and warranties in the statement delivered by Owners or Mills, respectively, pursuant Section 4.C(i)(h) and Section 4.C(ii)(f). and in accordance with Sections 10.D and 10.E hereof.  No such update shall relieve either party from liability to the extent any change reflected therein results from a breach of a covenant set forth herein.

D.                                    The representations and warranties set forth in Section 6 above, as of the date made (or deemed made), shall survive Closing for a period of nine (9) months (or eighteen (18) months solely with respect to Owners’ representations and warranties set forth in Sections 6.A(xiii)-(xviii) and 6.A(xxix) hereof), but any claims thereunder must be made in writing within said nine (9) month period (or, if applicable, said eighteen (18) month period) or they shall thereafter be deemed lapsed, and be null and void.

E.                                      The term “Owner’s Knowledge” as used in this Agreement means the actual knowledge possessed by Richard L. Taylor, Gary N. Sumers, Matt Dominski and Adam Metz (without investigation or inquiry and not imputed or implied knowledge).  The term “Mills’ Knowledge” as used in this Agreement means actual knowledge possessed by D. Gregory Neeb and James A. Stolpestad II (without investigation or inquiry and not imputed or implied knowledge).  Notwithstanding anything contained herein to the contrary, Richard L. Taylor, Gary N. Sumers, Matt Dominski, Adam Metz and D. Gregory Neeb and James A. Stolpestad II shall not have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement or any of Owner’s or Mills’ representations or warranties herein being or becoming untrue, inaccurate or incomplete in any respect.

F.                                      In the event that, prior to Closing, Mills has knowledge that, as of Closing, any Owner is in breach of any of the representations and warranties set forth in Section 6.A, or the Owners otherwise disclose to Mills in writing facts that are inconsistent with or different from the information set forth in the representations and warranties in Section 6.A, and the Closing occurs, then the representations and warranties in Section 6.A shall be deemed to be modified or superseded by such disclosures, certificates or other documents (and, in such event, the Owners shall no longer have any liability hereunder with respect to the portion of representation or warranty modified or superseded herein, as applicable); provided, however, that notwithstanding the foregoing, in no event shall Mills be obligated to close hereunder unless the conditions precedent to Mills’ obligation to close set forth in this Agreement shall have been fulfilled.

7.                                      CASUALTY LOSS AND CONDEMNATION

If, prior to Closing, the Real Property or any part thereof shall be condemned, or destroyed or damaged by fire or other casualty, or if any proceeding shall be instituted for the taking in condemnation or by eminent domain of any material portion of the Real Property, the Owners shall promptly so notify Mills.  In the event the effect of such condemnation proceeding or casualty is “Material” (hereinafter defined), Mills shall have the option by written notice to the Owners within fifteen (15) days of receipt of the Owners’ notice to Mills, either to terminate this Agreement or to consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or damage (and the Closing Date shall be extended as necessary).  If Mills elects to consummate the transaction contemplated by this Agreement or fails to timely elect to terminate this Agreement, or if a casualty or condemnation is not Material, Mills shall be entitled (a) in the event of a condemnation, to receive the condemnation proceeds and an assignment of the right to receive any unpaid condemnation claims and proceeds, to the extent such claims and proceeds are payable to any Owner rather than any Company, and (b) in the event of a casualty, to an assignment of the claims and proceeds of insurance applicable thereto (to the extent such claims and proceeds are payable to any Owner rather than any Company, and in such event, such Owner shall, at Closing, execute and deliver to Mills all customary proofs of loss, assignments of claims and other similar items) and the Owners shall give Mills a credit in the amount of any deductible under the applicable insurance policies.  Any proceeds or awards paid to any Company after the date hereof in connection with a casualty or condemnation shall not be distributed to the members of such Company without the consent of Mills (which consent may be withheld in Mill’s sole discretion), but such Company shall be entitled to use any such proceeds or awards to repair any damage done by such casualty or condemnation to its portion of the Real Property.  If, upon a Material condemnation or casualty prior to Closing, Mills timely elects to terminate this Agreement, the Earnest Money shall be returned to Mills, in which event this Agreement shall, without further action of the parties, become null and void and no party shall have any further rights or obligations under this Agreement, except for those obligations which by their express terms survive the termination of this Agreement.  For purposes of this provision, a condemnation or casualty loss shall be deemed to be “Material” in the event that (i) the value of the Property taken or the cost of repairing or restoring the portion of the Property in question would be greater than Ten Million and No/100 Dollars ($10,000,000.00); ); (ii) more than five percent (5%) of the gross leaseable area of the building located on the Property is condemned or destroyed or damaged by the fire or other casualty; (iii) more than five percent (5%) of the parking spaces on the Property are condemned and no alternative or replacement parking spaces are provided or undertaken to be provided by the Owners; (iv) an Anchor has the right to terminate its Lease and does not waive such right to terminate its Lease; or (v) such loss deprives the Property of access to public roads in a manner that permanently materially and adversely affects the value of the applicable Property; provided, however, that for purposes of this sentence and the following sentence only, the term “Property” shall be deemed to mean either (A) the Southdale Real Property together with the Mervyn’s Real Property, or (B) the Southridge Real Property together with the Younkers Real Property.  If any Material condemnation proceeding or casualty occurs with respect to a Property and Mills does not elect to terminate this Agreement, the Owners agree that they will allow Mills to participate in the negotiations regarding the settlement of any claim for proceeds resulting from that casualty or condemnation and will not settle any such claim without obtaining Mills’ prior written consent, which consent will not be unreasonably withheld, conditioned or delayed.  In addition, the Owners agree that, without obtaining Mills’ prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, they will not make any repairs to, or otherwise restore, the Property, other than repairs required to protect the health or safety of any person or property at such Property and except as required by the terms of any Lease, REA Documents or other agreement to which any Owner or Company is a party or which is otherwise applicable to the Property.  The provisions of this Section 7 shall supersede the provisions of any law regarding the allocation of the risk of loss between purchasers and sellers.

8.                                      BROKERAGE

The Owners have engaged Eastdil Realty Company, L.L.C.(“Broker”) to act as its broker in connection with the Mergers.  The Owners, on the one hand, and Mills, on the other hand, each hereby represents and warrants to the other that it has not dealt with any broker, finder or other party (other than Broker, whose commission shall be paid by the Owners) in connection with the negotiation of this Agreement or otherwise in connection with the Property. The Owners and Mills shall each indemnify and hold the other harmless from and against any and all claims of all other brokers and finders claiming by, through or under the indemnifying party and in any way related to the Mergers, this Agreement or otherwise, including, without limitation, attorneys fees and expenses incurred by the indemnified party in connection with such claim.  This Section 8 shall survive the Closing.

9.                                      DEFAULT AND REMEDIES

A.                                    Notwithstanding anything to the contrary contained in this Agreement, if Closing does not occur solely due to a default by any Owners or any Companies hereunder, then as Mills’ (and upon joining in this Agreement by amendment, any Mills Acquisition Subsidiary’s) sole and exclusive remedy hereunder, Mills may (i) terminate this Agreement, in which event the Earnest Money shall be returned to Mills, and this Agreement shall be null and void, and no party shall have any rights or obligations under this Agreement (except such obligations which by their express terms survive termination of this Agreement), and in no event shall Mills or any Mills Acquisition Subsidiary be entitled to recover additional money damages against the Owners (except as provided in Sections 8 and 12.P hereof) or (ii) seek specific performance of any Owners’ obligations hereunder, provided an action is filed within forty-five (45) days of such default.

B.                                    Notwithstanding anything to the contrary contained in this Agreement, if all conditions precedent to Mills’ obligations hereunder set forth in Sections 10.B, 10.C, 10.D or 10.G have been satisfied (or if the same have not been satisfied due to an act or omission of Mills or any Mills Acquisition Subsidiary) and Mills or any Mills Acquisition Subsidiary fails to complete closing in accordance with the terms of this Agreement, then this Agreement may be terminated by the Owners and the Owners shall be entitled to retain the Earnest Money as the Owners’ sole remedy and as liquidated damages.  The Owners and Mills acknowledge and agree that:  (i) the Earnest Money is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by the Owners as a result of having withdrawn the Property from sale and the failure of Closing to occur due to a default of Mills or any Mills Acquisition Subsidiary under this Agreement; (ii) the actual damages suffered and costs incurred by the Owners as a result of such withdrawal and failure to close due to a default of Mills or any Mills Acquisition Subsidiary under this Agreement would be extremely difficult and impractical to determine; (iii) Mills seek to limit its liability and the liability of the Mills Acquisition Subsidiaries under this Agreement to the amount of the Earnest Money in the event this Agreement does not close due to a default by Mills or any Mills Acquisition Subsidiary under this Agreement; and (iv) such amount shall constitute full, complete and valid liquidated damages; provided, however, that the foregoing shall not limit the Owners’ recourse against Mills (or after such time as the Mills Acquisition Subsidiaries have become parties hereto by amendment, against any Mills Acquisition Subsidiary) under Sections 8, 5.Q, 11 and 12.P.

C.                                    After Closing and subject to any limitations set forth in this Agreement, including, but not limited to, Sections 12.K and 12.M, the Owners, Mills and the Surviving Companies shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity, but only for such obligations as expressly survive Closing; except that in no event shall any of the Owners, Mills or the Surviving Companies be entitled to recover from the others consequential, exemplary, punitive or special damages.

10.                               CONDITIONS PRECEDENT

A.                                    [INTENTIONALLY OMITTED]

B.                                    Commencing promptly after the date hereof, the Owners shall cause the Companies to send estoppel certificates (individually, a “Tenant Estoppel Certificate” and collectively, the “Tenant Estoppel Certificates”) substantially in the form of Exhibit O-1 attached hereto (the “Form Tenant Estoppel Certificate”) to each Tenant occupying space at the Property on the date hereof, excluding any Tenant under a Lease for one (1) year or less (“Temporary Tenant”).  The Owners shall cause the Companies to send an estoppel certificate (“Anchor Estoppel Certificate” and collectively, the “Anchor Estoppel Certificates”) to Marshall Field’s, Inc. (“Field’s”) in the form of Exhibit O-2 attached hereto, to Marshall’s (“Marshall’s) in the form of Exhibit O-3 attached hereto, to J.C. Penney Company (“Penney”) with respect to Southdale in the form of Exhibit O-4 attached hereto, to May Company (“May”) in the form of Exhibit O-5 and Exhibit O-6 attached hereto, to MegaStar Cinemas, LLC (“MegaStar”) in the form of Exhibit O-7 attached hereto, to Penney with respect to Southridge, in the form of Exhibit O-8 attached hereto, to Sears in the form of Exhibit O-9 attached hereto, to Boston Stores in the form of Exhibit O-10 attached hereto, and to Kohl’s in the form of Exhibit O-11 attached hereto (Field’s, Marshall’s, Penney, May, MegaStar, Sears, Boston Stores and Kohl’s are individually referred to herein as an “Anchor” and collectively as the “Anchors”).

It shall be a condition precedent to Mills’ obligation to consummate the Mergers pursuant to this Agreement that the Owners provide to Mills, no later than two (2) business days prior to Closing, Clean Estoppel Certificates (hereinafter defined) executed by (x) Field’s substantially in the form of Exhibit O-2 hereto, Marshall’s substantially in the form of Exhibit O-3 hereto, Penney substantially in the form of Exhibit O-4 and Exhibit O-8 hereto respectively, May substantially in the form of Exhibit O-5 and Exhibit O-6 hereto respectively, MegaStar substantially in the form of Exhibit O-7 hereto, Sears substantially in the form of Exhibit O-9 hereto, Boston Stores substantially in the form of Exhibit O-10 hereto, and Kohl’s substantially in the form of Exhibit O-11 hereto, or in a form which contains such specified information as the applicable REA Document or Lease requires the Anchor to provide (the aforesaid Anchor Estoppel Certificates to be delivered are collectively referred to as the “Required Anchor Estoppel Certificates”), (y) with respect to the Younkers Real Property, Steve & Barry’s, Linens ‘n Things and Cost Plus World Market (the “Younkers Tenants”), and (z) with respect to each of the Southdale Real Property and the Southridge Real Property, Tenants leasing seventy percent (70%) of the “Occupied Square Footage” (hereinafter defined) in each of the Southdale Improvements and Southridge Improvements (“Required Tenants”).  “Occupied Square Footage”, as used herein, shall exclude any space being leased by (a) Temporary Tenants, (b) the Younkers Tenants, (c) the Anchors, or (d) May with respect to the basement space at the Mervyn’s Real Property.  The Owners shall not be in default under this Agreement or have any liability to Mills if this condition precedent is not satisfied (provided, however, that the foregoing shall not limit any right of Mills to terminate this Agreement if permitted to do so by the express terms of this Agreement).

The Tenant Estoppel Certificates executed by Required Tenants shall be in substantially the form of the Form Tenant Estoppel Certificate; provided that a Tenant Estoppel Certificate executed by a Required Tenant shall be deemed an acceptable Tenant Estoppel Certificate for purposes of this Section 10.B as long as it is in the form of (i) a Clean Estoppel Certificate and (ii) contains such specified information as the Lease requires the Required Tenant to provide or contains the qualification by the Required Tenant of any statement as being to its knowledge or as being subject to any similar qualification or qualifications similar to those set forth on Schedule 10.B attached hereto (the aforesaid acceptable Tenant Estoppel Certificates to be delivered are collectively referred to as the “Required Tenant Estoppel Certificates”).  The term “Clean Estoppel Certificate” means an Estoppel Certificate (hereinafter defined) dated within thirty (30) days of the Closing Date (or if the Closing Date is extended beyond March 3, 2005, within sixty (60) days of the Closing Date with respect to Anchor Estoppel Certificates or after the date hereof with respect to all other Tenant Estoppel Certificates) that does not reveal (i) any material landlord/owner breach or default that has not been cured by the Closing, (ii) any change in the economic terms of the subject Lease or REA arrangement from those previously disclosed to Mills that has a material adverse effect on the applicable portion of the Property, or (iii) any additional Lease or REA Documents not previously disclosed to Mills, the cumulative effect of which additional Lease or REA Documents has a material (as “material” is defined in Section 10.D hereof) adverse effect on the applicable portion of the Property.  The Owners shall promptly deliver copies of any additional Lease or REA document not previously disclosed and delivered to Mills upon the Owners’ receipt of the same.  In the event any additional Lease or REA Documents not previously delivered to Mills (as applicable, a “Missing Lease” or “Missing REA Document”) are provided to Mills during the three (3) day period prior to Closing, Mills shall expeditiously review the same and in the event the volume of the same is such that they may not reasonably be reviewed prior to Closing, Mills shall have the right to extend the Closing Date for a reasonable period of time to review the same, not to exceed three (3) days.  In the event any Missing Lease or Missing REA Documents are disclosed to Mills in any Estoppel Certificate but copies thereof are not provided by the applicable Tenant or Anchor, Mills shall have no right to terminate this Agreement on the basis of such disclosure and such disclosure shall not prohibit such Estoppel Certificate from qualifying as a Clean Estoppel Certificate.

The Anchor Estoppel Certificates executed by the Anchors shall be in substantially the form of the respective Anchor Estoppel Certificates; provided that an Anchor Estoppel Certificate executed by an Anchor shall be deemed an acceptable Anchor Estoppel Certificate for the purposes of this Section 10.B as long as it is in the form of (i) a Clean Estoppel Certificate and (ii) contains such specified information as the applicable Leases or REA Documents, as the case may be, requires the Anchor to provide or contains the qualification by the Anchor of any statement as being to its knowledge or as being subject to any similar qualification or any of the qualifications set forth on Schedule 10.B attached hereto or qualifications of a similar nature (the aforesaid acceptable Anchor Estoppel Certificates to be delivered are collectively referred to as the “Required Anchor Estoppel Certificates”).  If the Owners do not deliver Required Anchor Estoppel Certificates for the Anchors, as required above, Mills may, as its sole action and remedy, by delivering written notice to the Owners on or prior to the Closing Date, terminate this Agreement, in which event the Earnest Money Deposit shall be returned to Mills, this Agreement shall be null and void, and no party shall have any further rights or obligations under this Agreement, except for those obligations which by their express terms survive the termination of this Agreement.

In the event that the Owners are unable to provide the Required Tenant Estoppel Certificates to Mills at the Closing for all of the Required Tenants, the applicable Owner may, at its option, elect to execute and deliver to Mills certificates (individually, a “Owner Tenant Estoppel Certificate”, and, collectively, the “Owner Tenant Estoppel Certificates”) substantially in the same form as the certificate attached hereto as Exhibit P (the “Form Owner Tenant Estoppel Certificate”) and covering the particular Required Tenants, necessary so that Mills shall receive, at Closing, Required Tenant Estoppel Certificates or Owner Tenant Estoppel Certificates from Required Tenants, provided that Mills shall not be required to accept Owner Tenant Estoppel Certificates for Required Tenants representing more than ten percent (10%) of the Occupied Square Footage (“Percentage Limitation”).  The Tenant Estoppel Certificates and the Anchor Estoppel Certificates are collectively referred to herein as the “Estoppel Certificates”.  In the event that any Owner elects to deliver such Owner Tenant Estoppel Certificates each statement therein made by such Owner shall constitute warranties and representations by such Owner hereunder which shall survive for a period terminating on the earlier of (i) nine (9) months from the Closing Date, or (ii) the date on which Mills has received an executed Clean Estoppel Certificate signed by the Required Tenant under the Lease in question.  If Mills receives a Tenant Estoppel Certificate which contains some, but not all of the matters set forth in the Required Tenant Estoppel Certificate and is a Clean Estoppel Certificate (a “Partial Certificate”) and the applicable Owner elects to provide an Owner Tenant Estoppel Certificate for such Required Tenant, then (1) if the Partial Certificate is received prior to Closing, the Owner Tenant Estoppel Certificate may omit matters contained in the Partial Certificate and (2) if the Partial Certificate is received after Closing, the Owner Tenant Estoppel Certificate shall cease to survive as to the matters contained in the Partial Certificate.  Partial Certificates shall be deemed to be Tenant Estoppel Certificates delivered by Tenants, and an Owner Tenant Estoppel Certificate given to supplement a Partial Certificate shall not be taken into account in determining the Percentage Limitation; provided that such Tenant has acknowledged (i) that its Lease is in full force and effect, (ii) that no notice of default has been given or received to such Tenant’s knowledge, and (iii) the term of the Lease or confirmation of the expiration date of the Lease.  If the Owners do not deliver Tenant Estoppel Certificates or Owner Tenant Estoppel Certificates to Mills for the Required Tenants, as required above, then Mills may, as its sole action and remedy, by delivering written notice to the Owners on or prior to the Closing Date, terminate this Agreement, in which event the Earnest Money shall be returned to Mills, this Agreement shall be null and void, and no party shall have any further rights or obligations under this Agreement, except for those obligations which by their express terms survive the termination of this Agreement.

If any Estoppel Certificates contain statements or allegations that a default or potential default exists on the part of any Owner or Company under the Lease in question or under the REA Documents, as the case may be, or contain information inconsistent with any representations of the Owners contained in this Agreement, and Mills elects to close the Mergers contemplated herein notwithstanding the existence of such statements, allegations or information, then such Estoppel Certificates shall be deemed acceptable for purposes of this Section 10.B, notwithstanding the existence of such allegations, statements or information and the Owners shall have no liability to Mills or any Mills Acquisition Subsidiary hereunder with respect to the existence of such allegations, statements or information, except as otherwise specifically set forth herein (provided, however, that the foregoing shall not limit any right of Mills to terminate this Agreement if permitted to do so by the express terms of this Agreement).

The Owners agree that notwithstanding the fact that the Required Tenants encompass less than all the Tenants, the Owners will request all Tenants (other than the Anchors) to execute estoppel letters substantially in the form of the Form Tenant Estoppel Certificate.  The Owners further agree that all Estoppel Certificates received by them or Urban will be delivered to Mills promptly after receipt (provided, however, that in the event Owners believe that any Estoppel Certificate is factually incorrect or incomplete, Owners may return such Estoppel Certificate to the applicable Tenant for correction and shall only be obligated to deliver the corrected Estoppel Certificate to Mills, promptly after receipt), whether or not such Estoppel Certificates are required in order to satisfy any of the requirements of this Section 10.B and whether or not such Estoppel Certificates are received before or after the Closing.

C.                                    It shall be a condition precedent to Mills’ obligation to consummate the Mergers pursuant to this Agreement that Mills receive at Closing (or that the Title Company be irrevocably prepared to issue), current Title Policies issued pursuant to the Title Commitments indicating no exceptions other than the Permitted Exceptions showing each Surviving Company as holding fee simple title to its portion of the Land, or an unqualified, written commitment from the Title Insurer to deliver such title insurance policies to Mills.  In the event such condition precedent is not satisfied (unless due to an act or omission of Mills or any Mills Acquisition Subsidiary), Mills shall be entitled to provide written notice thereof to the Owners, in which event this Agreement shall terminate, the Earnest Money shall be returned to Mills and no party shall have any further rights or obligations under this Agreement, except those obligations which by their terms expressly survive termination of this Agreement.

D.                                    It shall be a condition precedent to Mills’ obligation to consummate the Mergers pursuant to this Agreement that (i) all of the representations and warranties of the Owners set forth in this Agreement shall be true, correct and complete in all “material” (as hereinafter defined) respects as of the date made and as of the date remade as updated, as applicable; (ii) the Owners shall have performed and observed, in all “material” respects, all covenants and agreements of this Agreement to be performed and observed by the Owners as of the Closing Date, and (iii) no Missing Leases, Missing REA Documents or Missing

Environmental Reports are delivered to Mills between the date hereof and the Closing Date, with respect to which the cumulative effect of the new matters revealed by such Missing Leases, Missing REA Documents or Missing Environmental Reports has a “material” adverse effect on the applicable portion of the Property (Mills acknowledges that disclosure of the Existing Environmental Condition shall not be a new matter).  In the event such conditions precedent are not satisfied (unless due to an act or omission of the Owners in which event the provisions of Section 9.A shall apply), then subject to the remaining provisions of this Section 10.D, Mills shall be entitled to provide written notice thereof to the Owners, in which event this Agreement shall terminate, the Earnest Money shall be returned to Mills and no party shall have any further rights or obligations under this Agreement, except those obligations which by their terms expressly survive termination of this Agreement.  In the event Mills closes the transactions set forth herein, notwithstanding the failure of any condition precedent set forth in this Section 10.D to be satisfied, the breach of any representations, warranties, covenants and agreements (and any matters set forth in such Missing Leases, Missing REA Documents or Missing Environmental Reports delivered to Mills prior to the Closing) shall be deemed waived upon Closing and none of Mills, the Surviving Companies or any Mills Acquisition Subsidiary shall have any remedy with respect thereto.  Solely for purposes of this Section 10.D or any other provision of this Agreement which defines “material” by reference to this Section 10.D, breaches of representations, warranties or covenants by the applicable Owners, or disclosure of new matters revealed by delivery of Missing Leases, Missing REA Documents or Missing Environmental Reports, shall be “material” if, taken as a whole, (I) such breaches or deliveries result, with respect to the Southdale Property together with the Mervyn’s Property, in (A) damages incurred or suffered by Mills or (B) a diminution in value of the Southdale Property together with the Mervyn’s Property, greater than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate (the “Southdale Threshold”), or (II) such breaches or deliveries result, with respect to the Southridge Property together with the Younkers Property, in (A) damages incurred or suffered by Mills or (B) a diminution in value of the Southridge Property together with the Younkers Property, greater than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate (the “Southridge Threshold”).  Notwithstanding the foregoing, in the event that Mills would otherwise have the right to terminate this Agreement due to breaches or deliveries which are deemed material pursuant to the provisions of Section 10.D(I) hereof, but the damages incurred or suffered by Mills (or the diminution in value of the Southdale Property together with the Mervyn’s Property) do not exceed Two Million and No/100 Dollars ($2,000,000.00) in the aggregate, the Owners shall have the right (but not the obligation) to provide Mills with a credit at Closing in an amount equal to (a) the aggregate amount of such damages or diminution of value, minus (b) the Southdale Threshold, and in the event the Owners agree to provide such a credit, Mills shall have no right to terminate this Agreement pursuant to this Section 10.D.  Notwithstanding the foregoing, in the event that Mills would otherwise have the right to terminate this Agreement due to breaches or deliveries which are deemed material pursuant to the provisions of Section 10.D(II) hereof, but the damages incurred or suffered by Mills (or the diminution in value of the Southridge Property together with the Younkers Property) do not exceed Two Million and No/100 Dollars ($2,000,000.00) in the aggregate, the Owners shall have the right (but not the obligation) to provide Mills with a credit at Closing in an amount equal to (a) the aggregate amount of such damages or diminution of value, minus (b) the Southridge Threshold, and in the event the Owners agree to provide such a credit, Mills shall have no right to terminate this Agreement pursuant to this Section 10.D.  With respect to any such credit, the amount thereof shall be reasonably calculated by Owners (the “Owners’ Calculation”) and in the event Mills reasonably disagrees with such calculation, at Closing Mills shall receive a credit in the amount of the Owners’ Calculation and the difference between Mills’ calculation of such credit and the Owners’ Calculation (such difference, the “Disputed Amount”) shall be deposited into escrow with the Escrow Agent.  If the parties are unable to resolve the dispute with respect thereto within thirty (30) days following the Closing Date, either Mills or the Owners may submit such dispute to binding arbitration under the rules of the American Arbitration Association (the “AAA”) then in effect.  The matter shall be submitted to arbitration in Chicago, Illinois and the parties shall immediately request that the AAA provide a list of qualified arbitrators.  In the event the parties cannot agree on a single arbitrator within ten (10) days after the parties have received the list of arbitrators, each party shall designate one arbitrator from the list within ten (10) days thereafter and the selected arbitrators shall then select an additional arbitrator to complete the panel of arbitrators.  If the two arbitrators are unable to select an additional arbitrator within fifteen (15) days after the date the second arbitrator is appointed, the AAA shall select the additional arbitrator.  All arbitration proceedings shall then be conducted in an expedited manner and in accordance with the applicable rules of the AAA with all costs of the arbitration proceeding (including, without limitation, reasonable attorney’s fees, arbitrators fees and witness fees) to be borne by the non-prevailing party in accordance with this Agreement, which shall be provided for in the arbitration award.  The decision of the arbitrator(s) shall be final and binding upon the parties and shall not be subject to appeal in any court; provided, however, that notwithstanding anything herein to the contrary, the award shall be subject to vacation or modification as provided in the Uniform Arbitration Act or other similar act in effect in the State of Illinois.  Promptly after such decision is rendered, the Disputed Amount shall be disbursed by Escrow Agent in accordance with the decision of the arbitrator(s).  The provisions of this Section 10.D shall survive the Closing until such time as the Disputed Amount, in any, has been disbursed in accordance with this Section 10.D.

E.                                      It shall be a condition precedent to the Owners’ obligation to consummate the Mergers pursuant to this Agreement that (i) all of the representations and warranties of Mills set forth in this Agreement shall be true, correct and complete in all material respects as of the date made or remade as updated, as applicable; and (ii) Mills and each Mills Acquisition Subsidiary shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Mills and the Mills Acquisition Subsidiaries as of the Closing Date.  In the event such conditions precedent are not satisfied (unless due to an act or omission of Mills or any Mills Acquisition Subsidiary in which event the provisions of Section 9.B shall apply), the Owners shall be entitled to provide written notice thereof to Mills, in which event this Agreement shall terminate, the Earnest Money shall be returned to Mills and no party shall have any further rights or obligations under this Agreement, except those obligations which by their terms expressly survive termination of this Agreement.

F.                                      It shall be a condition precedent to the Owners’ obligation to consummate the Mergers pursuant to this Agreement that no action, suit or legal or administrative proceedings shall have been instituted by or before any governmental authorities seeking to enjoin the transactions contemplated by this Agreement and intended to occur at the Closing, other than any such proceeding initiated by or on behalf of the Owners or any of their affiliates. In the event such conditions precedent are not satisfied (unless due to an act or omission of Mills or any Mills Acquisition Subsidiary in which event the provisions of Section 9.B shall apply), the Owners shall be entitled to provide written notice thereof to Mills, in which event this Agreement shall terminate, the Earnest Money shall be returned to Mills and no party shall have any further rights or obligations under this Agreement, except those obligations which by their terms expressly survive termination of this Agreement.

G.                                    It shall be a condition precedent to Mills’ obligation to consummate the Mergers that no action, suit or legal or administrative proceedings shall have been instituted by or before any governmental authorities seeking to enjoin the transactions contemplated by this Agreement and intended to occur at the Closing, other than any such proceeding initiated by or on behalf of Mills, any Mills Acquisition Subsidiary or any of their affiliates.  In the event such conditions precedent are not satisfied (unless due to an act or omission of the Owners in which event the provisions of Section 9.A shall apply), Mills shall be entitled to provide written notice thereof to the Owners, in which event this Agreement shall terminate, the Earnest Money shall be returned to Mills and no party shall have any further rights or obligations under this Agreement, except those obligations which by their terms expressly survive termination of this Agreement.

H.                                    It shall be a condition precedent to Mills’ obligation to consummate the Mergers pursuant to this Agreement that each Company shall have obtained the required vote of the holders of its membership interests in connection with the approval and adoption of this Agreement and the applicable Merger.

11.                               PROPERTY INFORMATION AND CONFIDENTIALITY

A.                                    Mills agrees that, prior to the Closing, it shall use diligent efforts to keep all Property Information confidential, and that Property Information shall not, without the prior consent of the Owners, be disclosed by Mills or Mills’ Representatives except to Mills Representatives, and that Property Information will not be used for any purpose other than investigating and evaluating the Property and the Mergers transaction.  Moreover, Mills agrees that, prior to the Closing, the Property Information will be transmitted only to the Mills’ Representatives who need to know the Property Information for the purpose of investigating and evaluating the Property and the Mergers transaction, and who are informed by Mills of the confidential nature of the Property Information and who agree to comply with and be bound by this Section 11 for the benefit of the Owners.  The provisions of this Section 11.A shall not apply (i) to Property Information which is a matter of public record or was otherwise known to such party prior to the date hereof other than through negotiation and investigation of the transactions set forth herein, (ii)  to the extent disclosure is required to comply with applicable laws, rules and regulations of any governmental authority or court orders or (iii) to the rules and requirements of the stock exchange on which Mills’ parent company is traded (“Applicable Stock Exchange”).

B.                                    Each of the Owners and Mills agrees (i) to consult with and cooperate with each other on the content and timing of all press releases and other public announcements relating to the transactions contemplated by this Agreement, provided that the timing and content of all press releases and public announcements shall comply in all material respects with all applicable laws and shall be subject to the approval of the Owners, which approval shall not be unreasonably withheld; and (ii) that the press release to be issued in connection with this Agreement will be in a form attached hereto as Exhibit I.  It is understood that the foregoing shall not preclude Mills from discussing the substance or any relevant details of the transactions contemplated in this Agreement, subject to the terms of this Section 11, with any of Mills’ Representatives, accountants, professional consultants, potential investors or potential lenders, as the case may be, or prevent Mills from complying with applicable laws, court orders, or the requirements of the Applicable Stock Exchange.  Notwithstanding the foregoing, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the income tax structure of the transactions contemplated by this Agreement; provided, however, that no party (and no employee, representative or other agent thereof) shall disclose any other information that is not necessary to understand the tax treatment and tax structure of the transactions contemplated by this Agreement, or any other information to the extent that such disclosure could result in a violation of any Federal or state securities laws.

C.                                    In the event this Agreement is terminated, Mills and Mills’ Representatives shall promptly return to the Owners or, at the Owners’ election, destroy all originals and copies of the “Property Information” described in Section 11.D(i) below in the possession of Mills or Mills’ Representatives.

D.                                    As used in this Agreement, the term “Property Information” shall mean:

(i)                                     All information and documents relating to the Property, the operation thereof or the sale thereof (including, without limitation, the Leases, REA Documents, the Master Lease, Construction Contracts, Service Contracts, Medical Center Agreements and Permits and Licenses) or the Companies furnished to, or otherwise made available by the Owners or any of the Owners’ Affiliates (as herein defined) for review by Mills or its directors, officers, employees, affiliates, partners, brokers, agents, title insurers, surveyors or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial advisors, or Mills’ prospective lenders and investors (collectively, “Mills’ Representatives”); and

(ii)                                  All analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Mills or Mills’ Representatives containing or based in any material part on any information or documents described in the preceding clause (i) (excluding internal correspondence, analyses, appraisals, projections, reports and memoranda and attorney/client communications or other privileged or similar information).

E.                                      In addition to any other remedies available to the Owners under this Agreement, the Owners shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against Mills or Mills’ Representatives in order to enforce the provisions of this Section 11.

F.                                      The provisions of this Section 11 shall survive the termination of this Agreement.

12.                               MISCELLANEOUS

A.                                    All understandings and agreements heretofore had between the Owners, the Companies and Mills with respect to the Property or the Companies are merged in this Agreement, which (together with any other agreements executed concurrently herewith) alone fully and completely expresses the agreement of the parties.

B.                                    Neither this Agreement nor any interest hereunder shall be assigned or transferred by Mills without the prior written consent of the Owners, except Mills may, without the Owners’ consent but with written notice to the Owners not less than five (5) business days prior to the Closing Date, cause an amendment to this Agreement to be executed by the Mills Acquisition Subsidiaries pursuant to Section 4.B hereof, pursuant to which the Mills Acquisition Subsidiaries shall become a party hereto, but no such amendment shall relieve Mills from its obligations hereunder.

C.                                    This Agreement shall not be modified or amended except in a written document signed by the parties hereto.

D.                                    Time is of the essence of this Agreement.

E.                                      The parties hereto agree that no broker shall be a party to or a third party beneficiary of this Agreement or the Escrow Agreement and the consent of a broker shall not be necessary to any agreement, amendment or document with respect to the transaction contemplated by this Agreement.

F.                                      All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by United States certified mail, return receipt requested, postage prepaid, by overnight courier (such as Federal express) charges prepaid, or by facsimile transmission (with confirmation of transmission) provided that a copy thereof is sent by overnight courier, charges prepaid, or by United States certified mail, return receipt requested, postage prepaid, on the same date as the facsimile transmission, addressed as follows:

If to the Owners
or the Companies:	c/o Blackstone Real Estate Advisors L.P.
345 Park Avenue
New York, New York 10154
Attention: Richard L. Taylor
Telephone: 212/583-5262
Facsimile: 212/583-5583

With copies sent simultaneously to:

Polaris Capital LLC
1033 Skokie Blvd.
Suite 660
Northbrook, Illinois 60062
Attention: Adam Metz
Telephone: 847/480-9180
Facsimile: 847/480-9070

and	Neal, Gerber & Eisenberg LLP
Two North LaSalle, Suite 2100
Chicago, Illinois 60602-3801
Attention: Audrey E. Selin, Esq.
Telephone: 312/269-5250
Facsimile: 312/429-3530

If to Mills or:	The Mills Limited Partnership
1300 Wilson Boulevard, Suite 400
Arlington, Virginia 22209
Attention: D. Gregory Neeb
Facsimile: (703) 526-5237

With copies sent simultaneously to:

The Mills Limited Partnership
1300 Wilson Boulevard, Suite 400
Arlington, Virginia 22209
Attention: Mark C. Dorigan, Esq.
Facsimile: (703) 526-5191

and	Willkie Farr & Gallagher LLP

787 Seventh Avenue
New York, New York 10019
Attention: Eugene A. Pinover, Esq.
Facsimile: (212) 728-8111

All notices given in accordance with the terms hereof shall be deemed received three (3) business days after posting (in the case of notices sent by certified mail), one (1) business day after deposit (in the case of overnight courier), or when delivered personally or otherwise received or receipt is refused (in the case of all other methods of notice).  Any party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 12.F.  All notices may be given on behalf of a party by legal counsel to such party.

G.                                    MILLS ACKNOWLEDGES, REPRESENTS, WARRANTS AND AGREES AS FOLLOWS:  EXCEPT AS EXPRESSLY SET FORTH OTHERWISE IN SECTION 6 OF THIS AGREEMENT, ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS (COLLECTIVELY, THE “DISCLOSURES”) PROVIDED OR MADE TO MILLS, ITS CONSTITUENTS OR ANY OF MILLS’ REPRESENTATIVES BY ANY OF THE OWNERS, THE COMPANIES, THEIR AGENTS, EMPLOYEES, ATTORNEYS OR CONSULTANTS CONCERNING THE CONDITION OF THE PROPERTY SHALL NOT BE REPRESENTATIONS AND WARRANTIES.  MILLS SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, MILLS AND THE MILLS ACQUISITION SUBSIDIARIES SHALL RELY ONLY ON THEIR OWN INSPECTIONS OF THE PROPERTY AND THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH

IN SECTION 6 OF THIS AGREEMENT.  EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6 OF THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT NONE OF THE OWNERS, THE COMPANIES OR ANY OF THE OWNERS’ OR COMPANIES’ AFFILIATES IS MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITIONS, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY INFORMATION OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF THE OWNERS OR THE COMPANIES TO MILLS, OR ANY OTHER MATTER OR THING REGARDING ALL OR ANY PORTION OF THE PROPERTY.  MILLS ACKNOWLEDGES AND AGREES THAT EXCEPT AS OTHERWISE PROVIDED IN SECTION 6 OF THIS AGREEMENT, AT CLOSING UPON CONSUMMATION OF THE MERGERS THE SURVIVING COMPANIES SHALL ACCEPT OWNERSHIP OF THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”.  EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN SECTION 6 OF THIS AGREEMENT, MILLS HAS NOT RELIED AND WILL NOT RELY ON, AND NONE OF THE OWNERS, THE COMPANIES OR ANY OF THE OWNERS’ OR COMPANIES’ AFFILIATES IS LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY ANY OF THE OWNERS, THE COMPANIES, ANY REAL ESTATE BROKER, THEIR ATTORNEYS OR AGENT REPRESENTING OR PURPORTING TO REPRESENT THE OWNERS, THE COMPANIES OR ANY THIRD-PARTY, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING.  MILLS ACKNOWLEDGES THAT MILLS HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY AND THE COMPANIES, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS MILLS DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY DISCLOSURES OR OTHER INFORMATION PROVIDED BY OR ON BEHALF OF THE OWNERS, THE COMPANIES, ANY REAL ESTATE BROKER, THEIR ATTORNEYS OR AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OWNERS AS ARE EXPRESSLY SET FORTH IN SECTION 6 OF THIS AGREEMENT.  UPON CLOSING, EXCEPT AS OTHERWISE SET FORTH IN SECTION 6 OF THIS AGREEMENT, MILLS AND THE MILLS ACQUISITION SUBSIDIARIES SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND

ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY MILLS’ INVESTIGATIONS AND MILLS (ON BEHALF OF ITSELF AND THE SURVIVING COMPANIES), UPON EXECUTION OF THIS AGREEMENT, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED THE OWNERS AND THE OWNERS’ AFFILIATES, AGENTS AND EMPLOYEES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH MILLS OR THE SURVIVING COMPANIES MIGHT HAVE ASSERTED OR ALLEGED AGAINST ANY OWNER OR THE OWNERS’ AFFILIATES, AGENTS AND EMPLOYEES AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PHYSICAL CONDITION OF THE PROPERTY, EXCEPT TO THE EXTENT NOT PERMITTED BY APPLICABLE LAW; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT RELEASE THE OWNERS FROM ANY OF THEIR EXPRESS OBLIGATIONS UNDER THIS AGREEMENT WHICH EXPRESSLY SURVIVE THE CLOSING.  MILLS (ON BEHALF OF ITSELF AND THE SURVIVING COMPANIES), THEIR SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST THE OWNERS OR THE OWNERS’ AFFILIATES BASED ON (A) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED, (B) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO, OR FROM THE PROPERTY; OR (C) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, UNDER, OR IN THE VICINITY OF THE PROPERTY.  THE PROVISIONS OF THIS SECTION 12.G SHALL SURVIVE THE CLOSING.

H.                                    The parties hereto, to the extent they may legally do so, hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action, or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, or incidental to, the dealings of the parties hereto with respect to this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise.  To the extent they may legally do so, the parties hereto hereby agree that any such claim, demand, action, cause of action, or proceeding shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this Section with any court as written evidence of the consent of the other party or parties hereto to waiver of its or their right to trial by jury.  The provisions of this Section 12.H shall survive the Closing.

I.                                         If for any reason Mills or any of the Mills Acquisition Subsidiaries does not consummate the Closing other than due to a default by the Owners, then Mills and any of the Mills Acquisition Subsidiaries shall, upon the Owners’ written request, assign and transfer to the

Owners, without representation, warranty or recourse, all of their right, title and interest in and to any and all third-party studies, reports, surveys, and other information, data or documents relating to the Property or any part thereof prepared by or at the request of Mills or any of the Mills Acquisition Subsidiaries, their consultants, employees or agents (excluding internal correspondence, analyses, appraisals, projections, reports and memoranda and attorney/client communications or other privileged or similar information) to the extent assignable, and shall deliver to the Owners copies of all of the foregoing; subject, however, to the limitations on assignment or delivery set forth in any contracts with third parties.

J.                                      The execution and delivery of the Certificates of Merger and delivery of the Merger Consideration shall be deemed to be the full performance and discharge of every covenant and obligation on the part of the Owners, the Companies and Mills to be performed hereunder except for those covenants and obligations which by their express terms survive the Closing.  No claims shall be asserted or actions or lawsuits commenced after the Closing with respect to any covenant or obligation except with respect to a covenant or obligation which by its express terms survives the Closing.  The provisions of this Section 12.J shall survive the Closing.

K.                                    Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, any exhibits or schedules hereto or thereto, or in any documents executed or to be executed in connection herewith or therewith, including, without limitation, any documents to be delivered at Closing (collectively, including this Agreement and the exhibits and schedules attached hereto and all such documents, the “Merger Documents”), or in any documents executed in connection with the transfer of any portion of the Property from any Owner to any Company (collectively, the “Dropdown Documents”), it is expressly understood and agreed by and between the parties hereto as follows:

(i)                                     After Closing, CPLLC shall not be liable to Mills, any Mills Acquisition Subsidiary, the Surviving Companies or any of their assignees or designees (collectively, the “Mills Parties”) with respect to any representations, warranties, covenants or obligations of CPLLC under any of the Merger Documents or Dropdown Documents which survive Closing or with respect to any Missing Lease or Missing REA Document relating to the Southdale Real Property or the Mervyn’s Real Property first delivered to Mills after the Closing (collectively, the “CPLLC Surviving Obligations”):  (a) (I) for any amounts in excess of Five Million and No/100 Dollars ($5,000,000.00) (“CPLLC Liability Cap”), and (II) until such time, and to the extent, as the aggregate amount of (A) damages incurred or suffered by the Mills Parties under the Merger Documents or Dropdown Documents with respect to claims against CPLLC, (B) damages incurred or suffered by the Mills Parties with respect to new, adverse matters revealed in such Missing Leases or Missing REA Documents relating to the Southdale Real Property or the Mervyn’s Real Property first delivered to Mills after the Closing (collectively, the “Newly Delivered Southdale Documents”), and (C) the diminution in value of the Southdale Property together with the Mervyn’s Property (without duplication of damages under clause (B) hereof) arising from new, adverse matters revealed in such Newly Delivered Southdale Documents, is equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000.00) (“CPLLC Basket”) and (b) unless Mills has made a claim for such CPLLC Surviving Obligations in writing to CPLLC (“CPLLC Claim Notice”) within nine (9) months after the Closing Date (or eighteen (18) months after the Closing

Date, solely with respect to claims for breach of CPLLC’s representations and warranties set forth in Sections 6.A(xiii)-(xviii) and 6.A(xxix) hereof) and filed suit with respect to same within ninety (90) days after delivery of the Claim Notice to CPLLC, time being of the essence (such notice and filing requirements being hereafter sometimes collectively referred to as the “CPLLC Notice and Filing Period”).

(ii)                                  After Closing, BRE/Southridge shall not be liable to the Mills Parties with respect to any representations, warranties, covenants or obligations of BRE/Southridge under any of the Merger Documents or Dropdown Documents which survive Closing or with respect to any Missing Lease or Missing REA Document relating to the Southridge Real Property or the Younkers Real Property first delivered to Mills after the Closing (collectively, the “BRE/Southridge Surviving Obligations” and, together with the CPLLC Surviving Obligations, the “Surviving Obligations”):  (a) (I) for any amounts in excess of Five Million and No/100 Dollars ($5,000,000.00) (“BRE/Southridge Liability Cap” and, together with the CPLLC Liability Cap, the “Liability Cap”), and (II) until such time, and to the extent, as the aggregate amount of (A) damages incurred or suffered by the Mills Parties under the Merger Documents or Dropdown Documents with respect to claims against BRE/Southridge, (B) damages incurred or suffered by the Mills Parties with respect to new, adverse matters revealed in such Missing Leases or Missing REA Documents relating to the Southridge Real Property or the Younkers Real Property first delivered to Mills after the Closing (collectively, the “Newly Delivered Southridge Documents”), and (C) the diminution in value of the Southridge Property together with the Younkers Property (without duplication of damages under clause (B) hereof) arising from new, adverse matters revealed in such Newly Delivered Southridge Documents, is equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000.00) (“BRE/Southridge Basket” and, together with the CPLLC Basket, the “Basket”) and (b) unless Mills has made a claim for such BRE/Southridge Surviving Obligations in writing to BRE/Southridge (“BRE/Southridge Claim Notice”) within nine (9) months after the Closing Date (or eighteen (18) months after the Closing Date, solely with respect to claims for breach of BRE/Southridge’s representations and warranties set forth in Sections 6.A(xiii)-(xviii) and 6.A(xxix) hereof) and filed suit with respect to same within ninety (90) days after delivery of the Claim Notice to BRE/Southridge, time being of the essence (such notice and filing requirements being hereafter sometimes collectively referred to as the “BRE/Southridge Notice and Filing Period” and, together with the CPLLC Notice and Filing Period, the “Notice and Filing Period”).

(iii)                               Mills (on behalf of itself and the other Mills Parties) hereby waives any and all claims it or any of the other Mills Parties may have to seek such recoveries after the Notice and Filing Period or in excess of, or less than, the amounts set forth in any Claim Notice (subject to the applicable Basket and Cap).  Claims for Surviving Obligations not made or filed within the Notice and Filing Period shall be deemed lapsed and be null and void.  Notwithstanding the foregoing, (a) neither the Basket nor the Liability Cap shall apply with respect to any Owner’s reproration obligations under Section 4.D or Owner’s obligations under Sections 4.E, 4.G or 8 or with respect to actual damages incurred or suffered by Mills due to fraudulent acts of such Owner (and with respect to liability for such fraudulent acts, such Owner’s liability shall not be limited by the survival period of nine (9) months set forth herein; provided, however, that

BRE/Southridge shall have no liability for any fraudulent acts of CPLLC and CPLLC shall have no liability for any fraudulent acts of BRE/Southridge), and (b) solely with respect to claims for breach of those representations and warranties set forth in Sections 6.A(xiii)-(xviii) and 6.A(xxix) hereof, the CPLLC Liability Cap and BRE/Southridge Liability Cap shall be reduced and shall be combined into an aggregate cap of Five Million and No/100 Dollars ($5,000,000.00) with respect to claims first asserted during the period commencing nine (9) months after the Closing Date and expiring eighteen (18) months after the Closing Date.

(iv)                              The Owners’ obligations under this Section 12.K and under Sections 4.G and 4.H shall be guaranteed at Closing by Blackstone Real Estate Partners III L.P. (“Guarantor”), an affiliate of the Owners, during the Notice and Filing Period, which obligation is evidenced by Guarantor’s joinder attached to this Agreement.  During the Notice and Filing Period, Guarantor shall maintain a net worth of not less than Twenty Five Million and No/100 Dollars ($25,000,000.00).  From time to time during the Notice and Filing Period (but not more frequently than annually), promptly after written request by Mills, Guarantor shall provide Mills with copies of financial statements of Guarantor (or other evidence reasonably satisfactory to Mills) evidencing compliance with such net worth covenant.

(v)                                 The provisions of this Section 12.K shall survive the Closing.

L.                                     The parties hereto hereby designate the Title Insurer to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transactions closed on or after January 1, 1991, if applicable.  In this regard, the parties hereto each agree to execute at Closing, and to cause the Title Insurer to execute at Closing, a designation agreement (if required by the Title Insurer), designating the Title Insurer as the reporting person with respect to the transaction contemplated by this Agreement.

M.                                  Mills agrees, on behalf of itself and the Surviving Companies, that it and the Surviving Companies do not have and will not have any claims or causes of action against any disclosed or undisclosed trustee, partner, affiliate, subsidiary, beneficiary, principal, member, agent, managing entity, shareholder, director, officer, or employee of any Owner or any Company (whether direct or indirect), including, without limitation, their attorneys, accountants, consultants, engineers, brokers, and advisors (collectively, “Owner’s Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby and further agrees not to sue or otherwise seek to enforce any personal liability against any of Owner’s Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby.  The provisions of this Section 12.M shall survive the Closing.

N.                                    Each party hereto acknowledges that: (a) it has been represented by independent counsel in connection with this Agreement; (b) it has executed this Agreement with the advice of such counsel; and (c) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel.  The fact that this Agreement was prepared by the Owners’ counsel as a matter of convenience shall have no import or significance.  Any uncertainty or ambiguity in this Agreement shall not be construed against the Owners or the Companies because the Owners’ and the Companies’ counsel prepared this Agreement in its final form.  The provisions of this Section 12.N shall survive the Closing.

O.                                   This Agreement may be executed in any number of counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument.  For purposes of this Agreement, a facsimile of an executed counterpart shall constitute an original.

P.                                     In the event of litigation between the parties with respect to this Agreement or the transactions contemplated hereby, the prevailing party therein shall be entitled to recover from the losing party therein its reasonable attorneys’ fees and costs of suit.  The provisions of this Section 12.P shall survive the Closing.

Q.                                   For purposes of this Agreement, the masculine shall be deemed to include the feminine and the neuter, and the singular shall be deemed to include the plural, and the plural the singular, as the context may require.  The provisions of this Section 12.Q shall survive the Closing.

R.                                    The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision.  The provisions of this Section 12.R shall survive the Closing.

S.                                     The captions contained in this Agreement are not a part of this Agreement.  They are only for the convenience of the parties and do not in any way modify, amplify or give full notice of any of the terms, covenants or conditions of this Agreement.  The provisions of this Section 12.S shall survive the Closing.

T.                                     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal or personal representatives, heirs, executors, administrators, successors, and permitted assigns.  The provisions of this Section 12.T shall survive the Closing.

U.                                     Neither this Agreement nor a memorandum thereof shall be recorded by any party.  The provisions of this Section 12.U shall survive the Closing.

V.                                    If any of the dates specified in this Agreement shall fall on a Saturday, a Sunday or a “holiday”, then the date of such action shall be deemed to be extended to the next business day.  As used herein, “holiday” shall mean a day upon which banks in the States of Illinois or New York are required or permitted to be closed for business, and “business day” shall mean a day other than a Saturday, Sunday or holiday.

W.                                The parties hereto agree to execute all documents and instruments reasonably required in order to consummate the Mergers herein contemplated; provided, however, that no party shall be obligated to incur any obligation, cost or liability not expressly required hereunder.

X.                                    This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.  The provisions of this Section 12.X shall survive the Closing.

Y.                                     The Owners, on the one hand, and Mills (on behalf of itself and the Surviving Companies) each agree, at any time and from time to time after the Closing, to execute, acknowledge where appropriate, and deliver such further instruments and documents and to take such other action as the other party may reasonably request in order to carry out the intent and purpose of this Agreement or of any agreement contemplated hereby (including without limitation with respect to the transfers heretofore accomplished between CPLLC and Southdale Company, CPLLC and Concordia II, and BRE/Southridge Mall and Southridge Company), at the expense of the party making such request, provided, however, that none of the Owners, Mills or the Surviving Companies shall be obligated by this Section 12.Y to incur any liabilities or obligations in excess of the liabilities and obligations otherwise expressly contemplated in this Agreement.  The provisions of this Section 12.Y shall survive the Closing for a period of nine (9) months.

Z.                                     The Owners agree to request that its accountants and Urban assist Mills, at Mills’ request and sole cost and expense (which costs and expenses Mills covenants to pay promptly when due), by providing information and documents relating to the Property and its operation that may be reasonably necessary for Mills to produce the financial statements required under Rule 3-14 of Regulation S-X of the U.S. securities laws, including, with respect to the Southdale Property, splitting out information with respect thereto from other properties owned by CPLLC.  Mills acknowledges that the financial statements with respect to the Southridge Property have historically been prepared on an income tax basis.  Mills agrees to indemnify the Owners and hold the Owners harmless from and against any and all liability, damage, loss, cost or expense (including, without limitation, reasonable attorneys’ fees and expenses actually incurred) arising out of the preparation or use by Mills of any such information provided by the Owners or the Owners accountants pursuant to this Section (but excluding any liability, damage, loss, cost or expense arising out of the mere discovery of information by Mills).  The provisions of this Section 12.Z shall survive the Closing.

AA.                           With respect to the Existing Environmental Condition, it shall be the obligation of BRE/Southridge Mall Reit, at its sole cost and expense, to obtain a “no further action” or closure letter (the “Letter”) from the Wisconsin Department of Natural Resources (“WDNR”), substantially in the form attached hereto as Exhibit V (or the equivalent successor form issued by WDNR), which may contain provision for an engineered barrier.  In the event the Letter is not obtained prior to Closing, then at Closing, One Hundred Thousand and No/100 Dollars ($100,000.00) of the Merger Consideration shall be escrowed with the Escrow Agent in a strict joint order escrow reasonably acceptable to Mills and BRE/Southridge Mall Reit (the “Environmental Escrow”) as security for BRE/Southridge Mall Reit obtaining the Letter.  BRE/Southridge Mall Reit shall be entitled to use amounts held in the Environmental Escrow to pay for any work required in connection with obtaining the Letter (and with respect to any such work to be done post-Closing on the Younkers Real Property, Mills shall have the right to approve such work, which approval shall not be unreasonably withheld or delayed), including without limitation the costs of any environmental consultant engaged by BRE/Southridge Mall

Reit in connection therewith, and Mills shall direct the Escrow Agent to so release funds upon presentation of invoices for work performed or costs incurred.  Nothing contained in Section 5 hereof shall limit BRE/Southridge Mall Reit’s ability to perform any such work pre-Closing and enter into contracts with respect thereto.  Upon issuance of the Letter, all amounts remaining in the Environmental Escrow shall be promptly disbursed to BRE/Southridge Mall Reit. BRE/Southridge Mall Reit acknowledges that all costs of remediation associated with obtaining the Letter shall be its sole responsibility.  Following issuance of the Letter, BRE/Southridge Mall Reit shall have no further obligation with respect to the Existing Environmental Condition, including without limitation any responsibility to obtain any further letters.  In the event that the Letter has not been obtained by the one (1) year anniversary of the Closing Date, Mills shall have the right to take such actions as may be reasonably necessary to obtain the Letter (which shall be sought on the basis of an engineered barrier) and shall be entitled to reimbursement from the Environmental Escrow for the reasonable third party out of pocket costs thereof incurred by Mills (provided, however, that upon issuance of the Letter, all amounts remaining in the Environmental Escrow shall be promptly disbursed to BRE/Southridge Mall Reit).  Mills acknowledges that in connection with obtaining the Letter, BRE/Southridge Mall Reit does not anticipate excavating any further soils at the Younkers Real Property and intends to utilize an engineered barrier and that contaminated soils may remain at the Younkers Real Property in connection with the Existing Environmental Condition; provided, however, that the foregoing shall not limit BRE/Southridge Mall Reit’s obligation to obtain the Letter.  The provisions of this Section 12.AA shall survive the Closing.

BB.                           Notwithstanding anything set forth in this Agreement to the contrary, any representation, warranty, covenant or agreement made by Owners herein shall (i) to the extent relating to CPLLC, Southdale Company, Concordia II, the Southdale Property or the Mervyn’s Property, be deemed made solely by, and shall be deemed obligations solely of, CPLLC, and (ii) to the extent relating to BRE/Southridge, Southridge Company, BRE/Grange, the Southridge Property or the Younker’s Property, be deemed made solely by, and shall be deemed obligations solely of, BRE/Southridge.  Notwithstanding anything set forth in this Agreement to the contrary, (a) CPLLC shall be deemed to make representations, warranties, covenants and agreements solely with respect to CPLLC, Southdale Company, Concordia II, the Southdale Property and the Mervyn’s Property, and (b) BRE/Southridge shall be deemed to make representations, warranties, covenants and agreements solely with respect to BRE/Southridge, Southridge Company, BRE/Grange, the Southridge Property and the Younker’s Property.  By way of example, and not of limitation, as it relates to CPLLC, any reference to the Property set forth in this Agreement shall be deemed to mean and include the Southdale Property or the Mervyn’s Property, as applicable, but shall not mean (and shall exclude) the Southridge Property and the Younkers Property.  The obligations and liability of CPLLC and BRE/Southridge hereunder shall only be several and shall not be joint.  The provisions of this Section 12.BB shall survive the Closing.

CC.                           Mills (on behalf of itself and the Surviving Companies) agrees to reasonably cooperate with Owners and, from and after Closing, provide Owners with copies of such books and records of the Companies or related to any of the Property as Owners may request and are necessary or desirable in connection with any tax returns to be filed by Owners with respect to the Companies or any of the Property for the period prior to the Closing.  The provisions of this Section 12.CC shall survive the Closing.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

THE OWNERS:

CONCORDIA PROPERTIES, LLC,
a Delaware limited liability company

By:	/s/ Anthony Beovich
Name:	Anthony Beovich
Title:	Vice President

BRE/SOUTHRIDGE MALL L.L.C.,
a Delaware limited liability company

By:	/s/ Anthony Beovich
Name:	Anthony Beovich
Title:	Vice President

BRE/SOUTHRIDGE MALL (REIT), INC.,
a Delaware limited liability company

By:	/s/ Anthony Beovich
Name:	Anthony Beovich
Title:	Vice President

SIGNATURES CONTINUED ON NEXT PAGE

THE COMPANIES:

CONCORDIA PROPERTIES III, LLC,
a Delaware limited liability company

By:	/s/ Anthony Beovich
Name:	Anthony Beovich
Title:	Vice President

CONCORDIA PROPERTIES II, LLC,
a Delaware limited liability company

By:	/s/ Anthony Beovich
Name:	Anthony Beovich
Title:	Vice President

SOUTHRIDGE MALL II, LLC,
a Delaware limited liability company

By:	/s/ Anthony Beovich
Name:	Anthony Beovich
Title:	Vice President

BRE/GRANGE-GREENDALE LLC,
a Delaware limited liability company

By:	/s/ Anthony Beovich
Name:	Anthony Beovich
Title:	Vice President

SIGNATURES CONTINUED ON NEXT PAGE

MILLS:

THE MILLS LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	THE MILLS CORPORATION, its General Partner

	By:	/s/ Greg Neeb
Name: Greg Neeb
	Title:	Executive Vice President and Chief Investment Officer

SIGNATURES CONTINUED ON NEXT PAGE

JOINDER

The undersigned hereby joins in the execution of this Agreement for the sole purpose of agreeing to be bound by the provisions of Section 12.K(iv) hereof and hereby agrees that, at Closing, it hereby guarantees the Owners’ obligations under Section 12.K and under Sections 4.G and 4.H hereof during the Notice and Filing Period.  During the Notice and Filing Period, the undersigned shall maintain a net worth of not less than Twenty Five Million and No/100 Dollars ($25,000,000.00).  From time to time during the Notice and Filing Period (but not more frequently than annually), promptly after written request by Mills, the undersigned shall provide Mills with copies of financial statements of the undersigned (or other evidence reasonably satisfactory to Mills) evidencing compliance with such net worth covenant.

GUARANTOR:

BLACKSTONE REAL ESTATE PARTNERS III L.P., a Delaware limited partnership

By:	Blackstone Real Estate Partners III L.P., its general partner

	By:	/s/ Anthony Beovich
Name: Anthony Beovich
Title: Vice President

EXHIBIT A-1

LEGAL DESCRIPTION OF SOUTHDALE LAND

PARCEL 1:

That part of Tract G, Registered Land Survey No. 432, Hennepin County, Minnesota, lying Easterly of the following described line: Beginning at a point on the Easterly line of Tract C, Registered Land Survey No. 1641, distant 281.80 feet North of the Southeast corner of said Tract C; thence Southerly along said Easterly line and its Southerly extension a distance of 285.00 feet; thence Southerly to the Northeast corner of Tract D, said Registered Land Survey No. 1641 and there terminating.

PARCEL 2:

Tracts G and H, Registered Land Survey No. 629, Hennepin County, Minnesota.

PARCEL 3:

Tract B, Registered Land Survey No. 1641, Hennepin County, Minnesota.

PARCEL 4:

Par. 4(a) Tract B, Registered Land Survey No. 1642, Hennepin County, Minnesota.

Par. 4(b) Non-exclusive perpetual right-of-way for street purposes as appurtenant to said Tract B, Registered Land Survey No. 1642 over a parcel of land abutting on said Tract which parcel is comprised of Tracts D, S and A, Registered Land Survey No. 629, and that portion of York Avenue South as now platted, lying between said Tracts D and A, Registered Land Survey No. 629, in the event said portion of said York Avenue South last described shall hereafter be vacated as a public street, all according to the terms and conditions of that certain document entitled Easement Agreement dated as of February 25, 1957, filed on February 27, 1957 as Document No. 524085 as shown in Deed Document Number 524648; and

Par. 4(c) Non-exclusive easements granted and reserved to L.S. Donaldson Company (now merged into Allied Central Stores, Inc., a Missouri corporation) by virtue of those certain Documents dated as of April 1, 1955 by and between Southdale Center, Inc., L.S. Donaldson Company and others entitled “Acquisition and Construction Agreement” and “Operating Agreement” filed on December 22, 1956 as Document Number 519481 respecting the premises described in said Agreements now designated at Tracts E, F, G, H, I, J, K, L and M, Registered Land Survey No. 432 and Tracts C, D, E, G and H, Registered Land Survey No. 629, and all rights, title and interest of party of the first part in and to the aforesaid

A-1-1

acquisition and Construction and Operating Agreement as shown in Deed Document Number 524648.

All of the above being Registered Land
Certificate of Title No. 1099265

PARCEL 5:

Together with the benefits of those certain appurtenant, non-exclusive easements for parking, utility lines, access, and encroachments as contained in the following instruments:

(a)                                  Acquisition and Construction Agreement and Operating Agreement dated April 1, 1955, filed December 22, 1956, as Document Number 519481, as amended by Amendment to Acquisition and Construction Agreement dated August 10, 1966, filed August 4, 1969, as Document Number 949271, as assigned to The Equitable Life Assurance Society of the United States from Dayton Development Company by an Assignment of Operating Agreements filed May 19, 1978, as Document Number 1273418, Notice of Continuation of Covenants filed March 23, 1989, as Document Number 2001558, as assigned to CPS Realty Partnership, an Illinois general partnership, from CPS Department Stores, Inc., by an Assignment of Assumption filed December 7, 1989, as Document No. 2059087, as amended by First Operating Agreement Amendment dated May 17, 1990, filed December 31, 1990, as Document Number 2146152. (Refiled January 29, 1991, as Document Number 2151739), as amended by Second Amendment of Acquisition and Construction Agreement dated May 17, 1990, filed December 31, 1990, as Document Number 2146153. (Refiled January 29, 1991, as Document Number 2151740), as assigned to Concordia Properties, LLC, a Delaware limited liability company, by an Assignment of Agreement filed July 3, 1997, as Document Number 2824026, as amended by that certain Amendment of Agreement filed November 28, 2001, as Document Number 3464949. (Affects Parcels 1, 2, 3 and 4)

(b)                                 Operating Agreement dated July 31, 1969, filed August 4, 1969, as Document Number 949275, as amended by Amendment of Operating Agreement dated August 1, 1969, filed August 20, 1969, as Document Number 950836, as assigned to J.C. Penny Company, Inc., by an Assignment of Operating Agreement filed October 16, 1970, as Document Number 980313; as amended by Second Amendment to Operating Agreement dated July 1, 1971, filed April 21, 1972, as Document Number 1028560, as amended by Third Amendment to Operating Agreement dated September 1, 1971, filed April 21, 1972, as Document Number 1028561, as amended by Fourth Amendment to Operating Agreement dated January 11, 1972, filed June 6, 1974, as Document No. 1109561, as assigned to The Equitable Life Assurance Society of the United States from Dayton Development Company by an Assignment of Operating Agreements filed May 19, 1978, as Document Number 1273418, as amended by Fifth Amendment to

A-1-2

Operating Agreement dated May 8,1990, filed August 24, 1990, as Document Number 2119662, as amended by Sixth Amendment to Operating Agreement dated May 3, 1991, filed July 23, 1991, as Document Number 2189839, as assigned to Concordia Properties, LLC, a Delaware limited liability company, by an Assignment of Operating Agreement filed July 3, 1997, as Document Number 2824025, as amended by Seventh Amendment to Operating Agreement filed November 30, 2001, as Document Number 3466297. (Affects Parcels 1, 2, 3 and 4)

(c)                                  Operating Agreement dated May 18, 1978, filed May 19, 1978, as Document Number 1273414, as amended by Amendment to Operating Agreement dated October 1, 1990, filed June 7, 1991, as Document Number 2178411, as amended by Second Amendment to Operating Agreement dated January 25, 1995, filed January 31, 1995, as Document Number 2586873, as assigned to Concordia Properties, LLC, a Delaware limited liability company, by an Assignment to Operating Agreement filed July 3, 1997, as Document Number 2824024 as amended by Third Amendment to the Operating Agreement filed November 30, 2001, as Document Number 3466293, as amended by Fourth Amendment to Operating Agreement file November 30, 2001, as Document Number 3466296. (Affects Parcels 1, 2, 3 and 4)

(d)                                 Truck Tunnel Easement dated December 21, 1990, filed December 26, 1990, as Document Number 2145513. (Affects Parcel 3)

(e)                                  Encroachment Easement Agreement filed November 28, 2001, as Document Number 3464950. (Affects Parcels 1, 2, 3 and 4)

A-1-3

EXHIBIT A-2

LEGAL DESCRIPTION OF MERVYN’S LAND

Real Property in the City of Edina, County of Hennepin, State of Minnesota, described as follows:

Tract A, Registered Land Survey No. 1642.

(Torrens Property)

Site Name:	Southdale
Site No.:	M-0307
Site Location:	6601 France Avenue, Edina, MN
Tax ID:	29-028-24-31-0024
File No.	83001-0307

Together with a non-exclusive perpetual right-of-way for street purposes as appurtenant to said Tract A over a parcel of land abutting on said Tract, which parcel is comprised of Tracts D, S and A, Registered Land Survey No. 629, and that portion of York Avenue South as now platted, lying between said Tracts D and A, Registered Land Survey No. 629, in the event said portion of said York Avenue South last described shall hereafter be vacated as a public street, all according to the terms and conditions of that certain document entitled Easement Agreement dated as of February 25, 1957, filed on February 27, 1957, as Document No. 524085 as shown in Deed Document No. 524628;

AND

Together with the rights, privileges and easements granted and reserved to L.S. Donaldson Company (now merged into Allied Central Stores, Inc., a Missouri corporation) by virtue of those certain documents dated as of April 1, 1955 by and between Southdale Center, Inc., L.S. Donaldson Company and others entitled “Acquisition and Construction Agreement” and “Operating Agreement” filed on December 22, 1956, as Document No. 519481, respecting the premises described in said Agreements now designated as Tracts E, F, H, I, J, K, L and M, Registered Land Survey No. 432 and Tracts C, D, E, G and H Registered Land Survey No. 629 and all rights, title and interest of party of the first part and to the aforesaid Acquisition and Construction and Operating Agreement as shown in Deed Document No. 524648.

Registered Property
Certificate of Title No. 1136019

A-2-1

EXHIBIT A-3

LEGAL DESCRIPTION OF SOUTHRIDGE LAND

Parcel 1:

Parcel 2 of Certified Survey Map No. 3553, being a Redivision of Parcel 2 in Certified Survey Map No. 3210, a part of the Southwest 1/4 of Section 27, Township 6 North, Range 21 East, in the City of Greenfield, Milwaukee County, Wisconsin, together with that part of the Southwest 1/4 of Section 27, Township 6 North, Range 21 East, in the Village of Greendale, Milwaukee County, Wisconsin, all being more particularly bounded and described as follows: Commencing at the Southwest Corner of said 1/4 Section; thence North 03° 53’ 00” East along the West line of said 1/4 Section 675.78 feet to a point; thence South 86° 07’ 00” East 60.00 feet to the point of beginning of the land herein described, said point being in the East line of South 76th Street; thence North 03° 53’ 00” East along the East line of South 76th Street, 62.44 feet to a point; thence Southeasterly 8.24 feet along the arc of a curve whose center lies to the Northeast whose radius is 19.50 feet and whose chord bears South 74° 00’ 22” East 8.18 feet to a point; thence South 86° 07’ 00” East 167.00 feet to the point of beginning of a curve; thence Northeasterly 22.78 feet along the arc of a curve, whose center lies to the Northwest, whose radius is 14.50 feet and whose chord bears North 48° 53’ 00” East, 20.51 feet to a point; thence South 86° 07’ 00” East, 48.50 feet to a point; thence South 03° 53’ 00” West 22.76 feet to a point; thence South 86° 07’ 00” East, 326.00 feet to a point; thence North 03° 53’ 00”, East 229.51 feet to a point; thence South 86° 07’ 00” East, 20.25 feet to a point; thence North 03° 53’ 00” East, 44.25 feet to a point; thence South 86° 07’ 00” East, 169.59 feet to a point; thence North 03° 53’ 00” East, 38.51 feet to a point; thence South 86° 07’ 00” East, 30.00 feet to a point; thence North 03° 53’ 00” East, 72.83 feet to a point; thence South 86° 07’ 00” East, 127.58 feet to a point; thence North 03° 53’ 00” East, 92.00 feet to a point; thence South 86° 07’ 00” East, 32.42 feet to a point; thence North 03° 53’ 00” East, 89.33 feet to a point; thence North 86° 07’ 00” West, 32.42 feet to a point; thence North 03° 53’ 00” East, 100.00 feet to a point; thence North 86° 07’ 00” West, 32.00 feet to a point; thence North 03° 53’ 00” East, 56.00 feet to a point; thence North 86° 07’ 00” West, 106.84 feet to a point; thence North 03° 53’ 00” East, 28.58 feet to a point; thence North 86° 07’ 00” West, 29.00 feet to a point; thence North 03° 53’ 00” East, 194.75 feet to a point; thence South 86° 07’ 00” East, 561.80 feet to a point; thence North 03° 53’ 00” East, 566.54 feet to a point; thence North 60° 14’ 00” West, 35.84 feet to a point; thence North 29° 46’ 00” East, 256.38 feet to a point; thence South 60° 14’ 00” East, 70.99 feet to a point; thence North 29° 46’ 00” East, 48.99 feet to a point on a curve; thence Southeasterly, 139.55 feet along the arc of a curve whose center is to the Northeast, whose radius is 324.67 feet and whose chord bears South 75° 22’ 12” East, 138.48 feet to a point; thence South 87° 41’ 00” East, 24.68 feet to a point on a curve; thence Northeasterly 22.78 feet along the arc of a curve whose center lies to the Northwest, whose radius is 14.50 feet and whose chord bears North 47° 19’ 00” East, 20.51 feet to a point; thence North 02° 19’ 00” East, 146.00 feet to a point; thence South 87° 41’ 00” East, 59.00 feet to a point; thence South 02° 19’ 00” West, 146.00 feet to the point of beginning of a curve; thence Southeasterly 22.78 feet along the arc of a curve

A-3-1

whose center lies to the Northeast, whose radius is 14.50 feet and whose chord bears South 42° 41’ 00” East, 20.51 feet to a point; thence South 87° 41’ 00” East, 61.11 feet to the point of beginning of a curve; thence Southeasterly 288.49 feet along the arc of a curve whose center lies to the Southwest, whose radius is 181.46 feet and whose chord bears South 42° 08’ 15” East, 259.06 feet to a point; thence South 03° 24’ 30” West and parallel to the East line of said 1/4 Section 10.65 feet to the point of beginning of a curve; thence Southeasterly 23.06 feet along the arc of a curve whose center lies to the Northeast, whose radius is 14.50 feet and whose chord bears South 42° 09’ 10” East, 20.71 feet to a point; thence North 87° 42’ 50” West, 62.80 feet to a point; thence South 03° 24’ 30” West, 333.00 feet to a point; thence South 71° 33’ 14” West, 331.98 feet to a point; thence South 03° 53’ 00” West, 291.90 feet to a point; thence North 86° 07’ 00” West, 270.78 feet to a point; thence South 03° 53’ 00” West, 137.44 feet to a point; thence North 86° 07’ 00” West, 34.00 feet to a point; thence South 03° 53’ 00” West, 86.00 feet to a point; thence North 86° 07’ 00” West, 116.66 feet to a point; thence South 03° 53’ 00” West, 61.00 feet to a point; thence North 86° 07’ 00” West 53.34 feet to a point; thence South 03° 53’ 00” West, 96.00 feet to a point; thence South 86° 07’ 00” East, 53.34 feet to a point; thence South 03° 53’ 00” West, 61.00 feet to a point, said point being 1079.67 feet North 03° 53’ 00” East of and 1252.92 feet South 86° 07’ 00” East of the Southwest corner of said 1/4 Section; thence South 86° 07’ 00” East, 201.30 feet to a point; thence South 03° 53’ 00” West, 77.70 feet to a point; thence South 86° 07’ 00” East, 8.20 feet to a point; thence South 03° 53’ 00” West, 36.97 feet to a point; thence North 86° 07’ 00” West, 70.67 feet to a point; thence South 03° 53’ 00” West, 118.17 feet to a point; thence South 86° 07’ 00” East, 537.11 feet to a point; thence due South 45.57 feet to a point; thence due East, 68.00 feet to a point; thence due South 660.47 feet to a point which is 100.00 feet North of the South line of said 1/4 Section; thence North 87° 26’ 00” West on a line which is 100.00 feet North of and parallel to the South line of said 1/4 Section, 115.19 feet to a point; thence Northeasterly 54.20 feet along the arc of a curve whose center lies to the Northwest, whose radius is 49.50 feet and whose chord bears North 33° 56’ 00” East, 51.53 feet to a point of compound curvature; thence Northerly 52.93 feet along the arc of a curve whose center lies to the West, whose radius is 82.66 feet and whose chord bears North 15° 46’ 40” West, 52.03 feet to a point; thence North 34° 07’ 20” West, 106.50 feet to the point of beginning of a curve; thence Westerly 22.78 feet along the arc of a curve whose center lies to the South, whose radius is 14.50 feet and whose chord bears North 79° 07’ 20” West, 20.51 feet to a point; thence South 55° 52’ 40” West, 320.87 feet to a point; thence North 89° 20’ 34” West, 224.58 feet to a point; thence North 00° 39’ 26” East, 68.00 feet to a point; thence South 89° 20’ 34” East, 120.00 feet to the point of beginning of a curve; thence Easterly 81.35 feet along the arc of a curve whose center lies to the North whose radius is 375.13 feet and whose chord bears North 84° 26’ 40” East, 81.19 feet to a point; thence North 03° 53’ 00” East, 366.85 feet to a point; thence North 86° 07’ 00” West, 179.00 feet to a point; thence North 03° 53’ 00” East, 247.83 feet to a point; thence North 86° 07’ 00” West, 564.28 feet to a point, said point being 816.83 feet North 03° 53’ 00” East and 827.47 feet South 86° 07’ 00” East of the Southwest corner of said 1/4 Section; thence South 03° 53’ 00” West, 297.58 feet to a point; thence North 86° 07’ 00” West, 250.61 feet to the point of beginning of a curve; thence Southwesterly 203.61 feet along the arc of a curve whose center lies to the Southeast, whose radius is 258.19 feet and whose chord bears

A-3-2

South 71° 17’ 30” West, 198.37 feet to a point; thence South 48° 42’ 00” West, 63.50 feet to a point; thence North 41° 18’ 00” West, 46.00 feet to the point of beginning of a curve; thence Northwesterly 178.52 feet along the arc of a curve whose center lies to the Northeast, whose radius is 226.38 feet and whose chord bears North 18° 42’ 30” West, 173.93 feet to a point; thence North 03° 53’ 00” East, 72.00 feet to the point of beginning of a curve; thence Northwesterly 22.78 feet along the arc of a curve whose center lies to the Southwest whose radius is 14.50 feet and whose chord bears North 41° 07’ 00” West, 20.51 feet to a point; thence North 86° 07’ 00” West, 167.00 feet to the point of beginning of a curve; thence Southwesterly 8.24 feet along the arc of a curve whose center lies to the Southeast, whose radius is 19.50 feet and whose chord bears South 81° 46’ 22” West, 8.18 feet to the point of beginning.

Parcel 2:

The reciprocal and non-exclusive rights, easements, privileges of use, ingress and egress, parking and for utility and other purposes created and granted as an appurtenance to Parcel 1 above, in and by that certain Operating Agreement dated as of the 31st day of October, 1968 by and between Southridge Company, Sears, Roebuck and Company, Federated Department Stores, Inc., Gimbel Brothers, Inc. and J.C. Penney Company, Inc., recorded on October 31, 1968, in Reel 448, Images 603 to 695 inclusive, as Document No. 4426795, as amended by First Amendment to Operating Agreement dated as of the 2nd day of June, 1969, by and between the same parties, recorded on August 29, 1969, in Reel 496, Images 374 to 379 inclusive, as Document No. 4484509, as further amended by Second Amendment to Operating Agreement dated as of the 12th day of December, 1969 by and between the same parties, recorded on March 31, 1970, in Reel 524, Images 714-719, Document No. 4517460, further amended by Third Amendment to Operating Agreement dated as of the 23rd day of December 1970, by and between the same parties recorded May 6, 1971, in Reel 584, Images 1871 to 1878 inclusive, as Document No. 4589576, as supplemented by Supplemental Agreement dated as of the 31st day of October, 1968 between Southridge Company and Sears, Roebuck and Company as amended by First Amendment to Supplemental Agreement dated the 26th day of June, 1969, another Supplemental Agreement dated as of September 4, 1970 between Southridge Company and Sears, Roebuck and Company, recorded October 13, 1970, in Reel 554, Images 223 to 225 inclusive, as Document No. 4553024; Supplemental Agreement dated as of the 31st day of October, 1968 between Southridge Company and Federated Department Stores, Inc. (as amended by First Amendment to Supplemental Agreement dated as of the 2nd day of June 1969) and Supplement to Operating Agreement dated as of the 31st day of October, 1968, recorded on October 31, 1968, in Reel 448, Images 700 to 708 inclusive, as Document No. 4426797; Supplemental Agreement dated as of the 31st day of October 1968 between Southridge Company and Gimbel Brothers, Inc., a memorandum of which was recorded February 6, 1969, in Reel 463, Images 764 to 771 inclusive, as Document No. 4444432; Supplemental Agreement dated as of the 31st day of October, 1968, between Southridge Company and J.C. Penney Company, Inc., recorded October 31, 1968, in Reel 448, Images 712 to 718 inclusive, as Document No. 4426800 (herein altogether called “Easement Agreement”) in, on, over, upon and under certain adjoining real property

A-3-3

therein more particularly described, together with all of the rights, powers and privileges and benefits under said Easement Agreement accruing to the owner of said Parcel 1, its successors, legal representatives and assigns.

(Tax Key Nos. 650-9000-010 and 650-9990-024)

A-3-4

EXHIBIT A-4

LEGAL DESCRIPTION OF YOUNKERS LAND

That part of the Southwest 1/4 of Section 27, Town 6 North, Range 21 East, in the Village of Greendale, County of Milwaukee, State of Wisconsin, bounded and described as follows:

Commencing at the Southwest corner of said 1/4 Section; thence North 03°53’00” East along the West line of said 1/4 Section 816.83 feet to a point thence South 86°07’00” East 827.47 feet to the point of beginning of the land to be described; thence South 86°07’00” East 564.28 feet to a point; thence South 03°53’00” West 247.83 feet to a point; thence South 86°07’00” East 179.00 feet to a point; thence South 03°53’00” West 366.85 feet to a point on a curve; thence Westerly 81.35 feet along the arc of a curve whose center lies to the North whose radius is 375.13 feet and whose chord bears South 84°26’40” West 81.19 feet to a point; thence North 89°20’34” West 120.00 feet to a point; thence South 00°39’26” West 68.00 feet to a point; thence North 89°20’34” West 677.31 feet to a point; thence North 87°26’00” West 142.72 feet to a point; thence Northerly 26.54 feet along the arc of a curve whose center lies to the West whose radius is 34.50 feet and whose chord bears North 24°36’23” East 25.89 feet to a point, thence North 02°34’00” East 29.56 feet to the point of beginning of a curve; thence Northerly 85.57 feet along the arc of a curve whose center lies to the East whose radius is 228.57 feet and whose chord bears North 13°19’45” East 85.37 feet to a point; thence Northwesterly 22.78 feet along the arc of a curve whose center lies to the Southwest whose radius is 14.50 feet and whose chord bears North 20°54’30” West 20.51 feet to a point; thence Northwesterly, 170.02 feet along the arc of a curve whose center lies to the Northeast whose radius is 395.87 feet and whose chord bears North 53°36’15” West 168.72 feet to a point; thence North 41°18’00” West 110.55 feet to a point; thence North 48°42’00” East 63.50 feet to the point of beginning of a curve; thence Northeasterly 203.61 feet along the arc of a curve whose center lies to the Southeast whose radius is 258.19 feet and whose chord bears North 71°17’30” East 198.37 feet to a point; thence South 86°07’00” East 250.61 feet to a point; thence North 03°53’00” East 297.58 feet to the point of beginning.

B-5-1

EXHIBIT D

EARNEST MONEY ESCROW AGREEMENT

FIDELITY NATIONAL TITLE INSURANCE COMPANY 2 PARK AVENUE, SUITE 300 NEW YORK, NEW YORK 10016 ATTN: ELIZABETH A. DEPROFIO, ESQ.	TEL: 212/471-3803 FAX: 212/481-8747

ESCROW NO.:	12054 – Southdale Center, Edina, Minnesota, Southridge Center, Greendale, Wisconsin

DATE: January , 2005

Concordia Properties, LLC, a Delaware limited liability company (“Concordia”), BRE/Southridge Mall L.L.C., a Delaware limited liability company (“BRE/Southridge”), BRE/Southridge Mall (REIT), Inc., a Delaware corporation (“BRE/REIT”), Concordia Properties II, LLC, a Delaware limited liability company (“Concordia II”), Concordia Properties III, LLC, a Delaware limited liability company (“Concordia III”), BRE/Grange-Greendale L.L.C., a Delaware limited liability company (“BRE/Grange”), Southridge Mall II, LLC, a Delaware limited liability company (“Southridge II”) and The Mills Limited Partnership, a Delaware limited partnership (“Mills”), are parties to that certain Merger Agreement dated January     , 2005 (the “Agreement”).  Concordia, BRE/Southridge and BRE/REIT are hereafter sometimes collectively referred to as the “Companies”.  The Companies, Mills and Fidelity National Title Insurance Company (“Escrow Agent”) are entering into this Earnest Money Escrow Agreement (“Escrow Agreement”) pursuant to Section 2.A of the Agreement.  In the event of any inconsistency between the provisions of this Escrow Agreement and the provisions of the Agreement, the provisions of the Agreement shall control.  However, the Escrow Agent may rely solely on this Escrow Agreement to administer the Deposit (as defined below).  All capitalized terms used herein and not otherwise defined shall have the same meaning as provided in the Agreement.

A.                                   No later than 5:00 p.m. Central Standard Time on January      , 2005, Mills shall deliver to Escrow Agent the sum of Eight Million and no/100 Dollars ($8,000,000.00) by wire transfer of immediately available funds (the “Initial Cash Deposit”).  The Initial Cash Deposit together with any proceeds thereof and interest accrued thereon are collectively herein referred to as the “Initial Deposit”.  The Initial Deposit shall be held by Escrow Agent in accordance with the terms of the Agreement.  Escrow Agent is further authorized to hold in accordance with the terms of this Escrow Agreement the sum of Ten Million and no/100 Dollars ($10,000,000.00) (the “Extension Deposit”) which Mills shall deposit with Escrow Agent by wire transfer of immediately available funds if Mills elects to extend the Closing Date in accordance with Section       of the Agreement.  The Initial Deposit, together with the Extension Deposit, if applicable, and any accrued interest thereon, is hereafter sometimes collectively referred to as the “Deposit”.

The Companies and Mills hereby appoint Escrow Agent as the escrow agent for the purposes herein set forth, and Escrow Agent hereby accepts said appointment.

The Deposit shall be held by Escrow Agent in an interest-bearing account until disbursed as herein provided.  Escrow Agent will pay any interest accrued on the Deposit to the party entitled to the Deposit in accordance with the provisions of the Agreements.  Escrow Agent shall not commingle the Deposit with any other funds.

Escrow Agent shall hold and (a) disburse or (b) deliver or return the Deposit, each as appropriate, in the following manner:

(i)                                     to the Companies at the Closing upon consummation of the Closing; or

(ii)                                  to the Companies or Mills, if such party sends to Escrow Agent written demand therefor (the party sending such demand herein referred to as the “Demanding Party”, and such other party, the “Non-Demanding Party”), stating that the Demanding Party is entitled to the Deposit pursuant to Sections 9 or 10 or any other provision of the Agreement, subject to written objection by the Non-Demanding Party in accordance with Paragraph (B) below.  In the event the Deposit is delivered to the Companies, it shall be apportioned among the Companies, as the Companies shall elect.

B.                                     Upon receipt of written demand for the Deposit pursuant to clause (ii) above, Escrow Agent shall promptly send a copy thereof to the Non-Demanding Party who shall have the right to object to the delivery of the Deposit to the Demanding Party by sending written notice of such objection to Escrow Agent within five (5) business days after Escrow Agent delivers to the Non-Demanding Party a copy of the written demand from the Demanding Party.  Such notice from the Demanding Party shall set forth the basis for objecting to the delivery of the Deposit.  Upon receipt of such objection from the Non-Demanding Party, Escrow Agent shall promptly send a copy thereof to the Demanding Party and shall refrain from sending the Cash Deposit to the Demanding Party.

C.                                     In the event of any dispute between the parties regarding the Deposit, or if Escrow Agent receives contradictory instructions, Escrow Agent, at its option, may disregard all instructions received and either (i) hold the Deposit until the dispute is mutually resolved and Escrow Agent is advised of this fact in writing by both the Companies and Mills, or Escrow Agent is otherwise instructed by a final unappealable judgment or a judgment of a court of competent jurisdiction for which the time to appeal has expired, or (ii) deposit the Deposit with a court of competent jurisdiction (whereupon Escrow Agent shall be released and relieved of any and all liability and obligations hereunder from and after the date of such deposit).

D.                                    In the event Escrow Agent is uncertain as to its duties or rights hereunder or shall receive conflicting instructions, claims or demands from the parties hereto, or instructions which conflict with any of the provisions of this Escrow Agreement, Escrow Agent may refrain (but is not obligated to refrain) from taking any action other than to keep safely the Deposit until Escrow Agent is instructed otherwise in a writing signed by both the Companies and Mills, or by a final unappealable judgment or a judgment of a court of competent jurisdiction for which the time to appeal has expired.

E.                                      Escrow Agent may rely upon, and will be protected in acting or refraining from acting upon, any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties, provided that no modification of this Escrow Agreement which purports to affect the rights, duties or obligations of Escrow Agent hereunder shall be binding upon Escrow Agent unless Escrow Agent has signed such modification.

F.                                      The Companies and Mills shall jointly and severally hold Escrow Agent harmless against any loss, damage, liability or expense incurred by Escrow Agent not caused by its willful misconduct or gross negligence or the breach of this Escrow Agreement by Escrow Agent, arising out of or in connection with its duties as Escrow Agent, entering into this Escrow Agreement as Escrow Agent, and the carrying out of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability or participating in any legal proceeding.

G.                                     Escrow Agent may resign at will and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect; provided, however, that Escrow Agent, prior to such resignation, identifies a replacement escrow agent (the “Replacement Escrow Agent”) who: (i) is approved in writing by the Companies and Mills, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) signs a counterpart of this Escrow Agreement to evidence its acceptance of the appointment as Escrow Agent, (iii) receives the Deposit from Escrow Agent and acknowledges receipt thereof, and (iv) agrees to be bound by all of the provisions hereof.  If Escrow Agent resigns and no Replacement Escrow Agent is designated, Escrow Agent may deposit the Deposit with a court of competent jurisdiction.  After resigning, as described above, Escrow Agent shall have no further duties or liability hereunder.

H.                                    Mills and the Companies, together, may terminate the appointment of Escrow Agent hereunder by giving to it notice of such termination, specifying the date upon which such termination will take effect and designating a Replacement Escrow Agent, consistent with clauses (i) through (iv) of Paragraph (G) above.  After such termination, Escrow Agent will have no further duties or liability hereunder.

I.                                         The Companies and Mills shall share equally the fees, costs and expenses of Escrow Agent or Replacement Escrow Agent in connection with the carrying out of its duties hereunder.

J.                                        Escrow Agent’s and Replacement Escrow Agent’s agreements and obligations hereunder shall terminate and such Escrow Agent or Replacement Escrow Agent shall be discharged from further duties and obligations hereunder upon final disbursement of the Deposit in accordance with the terms of the Agreements.

K.                                    The duties of Escrow Agent are only as herein specifically provided, and are purely ministerial in nature.

Escrow Agent is hereby authorized and directed to invest the Deposit in a Commercial Client Account with JP Morgan Chase, New York, New York. Interest earned, if any, on the investment shall be reported as income to the IRS with the following information:

If to Mills:                                         Tax Identification Number                  at the address set forth in this Escrow Agreement.

If to the Companies:

Tax Identification Number                  at the address set forth in this Escrow Agreement.

Tax Identification Number                  at the address set forth in this Escrow Agreement.

Tax Identification Number                  at the address set forth in this Escrow Agreement.

It is understood by the undersigned that Escrow Agent is not responsible for any loss of principal or interest which may be incurred as a result of making or redeeming this investment pursuant to the written directions of the parties to this Escrow Agreement.

It is further understood by the undersigned that upon maturity of this investment, Escrow Agent shall be under no obligation to reinvest any sums without receiving subsequent written direction from the Companies and Mills.

Escrow Agent may commingle the Deposit with other deposits or with its own funds in the manner provided for in the administration of funds under 205 ILCS 620, Corporate Fiduciary Act.

Any and all additional deposits into this escrow shall be covered by this Escrow Agreement as if the funds were deposited at the execution of this Escrow Agreement without requirement for any additional investment instructions.

Wherever under the terms and provisions of this Escrow Agreement the time for performance of a condition falls upon a Saturday, Sunday or holiday, such time for performance shall be extended to the next business day.

Amendments to this Escrow Agreement that are in writing and signed by all the parties hereto or by their respective legal counsel shall be considered to be part of this Escrow Agreement.  Except as expressly provided in this Escrow Agreement, no amendment, modification, termination, cancellation or rescission to this Agreement shall be effective unless it shall be in writing and signed bye ach of the parties hereto.  The undersigned hereby agree that in lieu of any original written signature, the facsimile signature on this Escrow Agreement or any amendment hereto will constitute a valid original signature and can be relied upon for enforcement purposes.

The Companies hereby authorize Concordia to act on behalf of the Companies with respect to this Escrow Agreement.

Notices to the Companies and Mills shall be sent as follows:

If to the Companies:

c/o Blackstone Real Estate Advisors L.P.

345 Park Avenue

New York, New York 10154

Attention:               Richard L. Taylor

Telephone:          (212) 583-5262

Facsimile:      (212) 583-5583

- and to -

Polaris Capital LLC

1033 Skokie Blvd.

Suite 660

Northbrook, Illinois 60062

Attention:  Adam Metz

Telephone:  847/480-9180

Facsimile:  847/480-9070

- and to -

Neal, Gerber & Eisenberg LLP

2 North LaSalle Street

Suite 2200

Chicago, IL 60602

Attention:               Audrey E. Selin, Esq.

Telephone:          (312) 269-5250

Facsimile:      (312) 429-3530

If to Mills:

The Mills Limited Partnership

1300 Wilson Boulevard, Suite 400

Arlington, Virginia 22209

Attention:  Greg Neeb

Telephone:          (703) 526-5150

Facsimile:      (703) 526-5237

- and to –

The Mills Limited Partnership

1300 Wilson Boulevard, Suite 400

Arlington, Virginia 22209

Attention:  Mark Dorigan, Esq.

Telephone:          (703) 526-5124

Facsimile:      (703) 526-5191

- and to –

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention:  Eugene A. Pinover, Esq.

Facsimile:  (212) 728-8111

If to Escrow Agent:

Fidelity National Title Insurance Company

2 Park Avenue, Suite 300

New York, New York 10016

Attention:  Elizabeth A. Deprofio, Esq.

Telephone:          (212) 471-3803

Facsimile:      (212) 481-8747

Any communication, notice or demand of any kind shall be in writing and delivered by personal service (including express or courier service), by electronic communication, by facsimile (if confirmed in writing sent the same day by personal service (including express or courier service) or by registered or certified mail, postage prepaid, return receipt requested), or by registered or certified mail, postage prepaid, return receipt requested and addressed to the parties set forth above.

Any party may change its address for notice by written notice given to the other in the manner provided herein.  Any such communication, notice or demand shall be deemed to have been duly given or served on the date personally served, if by personal service, on the date of confirmed dispatch, if by electronic communication or facsimile, or three (3) days after being placed in the U.S. Mail, if mailed.

This Escrow Agreement may be executed in any number of counterparts, including counterparts transmitted by facsimile, any one of which shall constitute an original of this Escrow Agreement.  When counterparts or facsimile copies have been executed by all parties, they shall have the same effect as if the signature to each counterpart or copy were upon the same documents and copies of such documents shall be deemed valid as originals.  The parties agree that all such signatures may be transferred to a single document upon the request of any party.  This Escrow Agreement shall not be binding unless and until it shall be fully executed and delivered by all parties hereto.  In the event that this Escrow Agreement is executed and delivered by way of facsimile transmission, each party delivering a facsimile counterpart shall promptly deliver an ink-signed original counterpart of this Escrow Agreement to the other party by overnight courier service; provided however, that the failure of a party to deliver an ink-signed original counterpart shall not in any way effect the validity, enforceability or binding effect of a counterpart executed and delivered by facsimile transmission.

If any provision of this Escrow Agreement of the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

FOR THE COMPANIES:

CONCORDIA PROPERTIES, LLC, a Delaware limited liability company

By:
Its:

BRE/SOUTHRIDGE MALL (REIT), INC., a Delaware limited liability company
By:
Its:

BRE/SOUTHRIDGE MALL L.L.C., a Delaware limited liability company
By:
Its:

E-4-1

THE MILLS LIMITED PARTNERSHIP, a Delaware limited partnership

By:	The Mills Corporation, its General Partner

By:
Name:
Title:

E-4-2

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Its:

E-4-3

EXHIBIT F

FORM OF CERTIFICATES OF MERGER

CERTIFICATE OF MERGER

Of

(a Delaware limited liability company)

         with and into

(a Delaware limited liability company)

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the “Act”), the undersigned surviving limited liability company submits the following Certificate of Merger for filing and certifies that:

1.  The name and jurisdiction of formation or organization of each of the limited liability companies or other business entities which is to merge are:

Name	Jurisdiction

Delaware

Delaware

2.  An agreement of merger has been approved and executed by each of the domestic limited liability companies or other business entities which is to merge.

3.  The name of the surviving limited liability company is                         .

4.  The merger shall be effective on                                           .

5.  The agreement of merger is on file at a place of business of the surviving

F-1

limited liability company which is located at                                                           .

6.  A copy of the agreement of merger will be furnished by the surviving limited liability company, on request and without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is to merge.

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the             day of                   ,                       , and is being filed in accordance with Section 18-209 of the Act by an authorized person of the surviving limited liability company in the merger.

Dated:	,

, a Delaware limited liability company

By:

Name:

Title:

F-2

EXHIBIT G

FORM OF ALTA STATEMENT & GAP UNDERTAKINGS & NON-IMPUTATION ENDORSEMENT & BROKER LIEN WAIVER AFFIDAVIT

FORM ALTA LOAN AND EXTENDED COVERAGE POLICY STATEMENT

Commitment No.:	Date:	, 2005

With respect to the land described in the above commitment (the “Property”), the signatories herein make the following statements for the purpose of inducing Fidelity National Title Insurance Company (the “Company”) to issue the subject title policy to                   , a                                  .

STATEMENT OF SELLER

The undersigned hereby certifies that, to its actual knowledge (without any independent investigation or inquiry) as of the date hereof:

1.                                       No contracts for the furnishing of any labor or material to the land or the improvements thereon have been made or approved by the undersigned which have not been fully performed or paid or will not be fully performed and paid by the undersigned, except for work to be paid for in the ordinary course of business; and no security agreements or leases in respect to any goods or chattels that have or are to become attached to the land or any improvements thereon as fixtures, have been given by the undersigned that have not been fully performed and satisfied.  [Paragraph 1 for Southdale Real Property];

1.                                       Except as set forth on Exhibit A, no contracts for the furnishing of any labor or material to the land or the improvements thereon have been made or approved by the undersigned which have not been fully performed or paid or will not be fully performed and paid by the undersigned, except for work to be paid for in the ordinary course of business; and no security agreements or leases in respect to any goods or chattels that have or are to become attached to the land or any improvements thereon as fixtures, have been given by the undersigned that have not been fully performed and satisfied.  [Paragraph 1 for Southridge Real Property]

2.                                       Except as set forth on Exhibit B there are no unrecorded leases affecting the Property,

3.                                       That the only occupants of the Property are the undersigned and the tenants, subtenants or occupants entitled to possession under the leases listed on Exhibit B, and no tenant or any other party has any right to the Property other than as tenants and no party has any option or right of first refusal to purchase the Property,

4.                                       That all real estate assessments due and payable, water/sewer charges, management fees and site and/or assessment fees are fully paid.

Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed by and between the parties hereto that (i) the recourse of the Company or its successors or assigns against the undersigned with respect to the alleged breach by or on the part of the undersigned of any covenant, undertaking, indemnity or agreement contained herein shall extend only to the undersigned’s interest in the Property (which shall include the net proceeds received by the undersigned as a result of the closing of the sale of the Property) and not to any other assets of the undersigned or its shareholders, members, managers, partners or beneficiaries or any of the other persons or entities referred to in clause (ii) below; and (ii) no personal liability or personal responsibility of any sort with respect to any of the undersigned’s covenants, undertakings, indemnities or agreements contained herein or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, the undersigned or against any of its shareholders, members, managers, partners, officers, employees, agents, constituent members, beneficiaries, trustees or representatives, except to the extent of their interest in the Property (or in the net proceeds from the sale thereof).

, LLC
a Delaware limited liability company

By:
Name:
Title:

Subscribed and sworn to before me, a Notary Public, on this            day of               , 200    .

Notary Public

My Commission Expires:

EXHIBIT A TO FORM OF ALTA

Construction Contracts

EXHIBIT B TO FORM OF ALTA

List of Leases

FORM OF PERSONAL UNDERTAKING (GAP)

WHEREAS, the Fidelity National Title Insurance Company, hereinafter referred to as the “Company”, is about to issue its title insurance policy or policies or commitments thereof, all hereinafter referred to as the “Title Insurance Policy”, No.                  in respect to the land described therein.

AND WHEREAS, the Company has raised as title exceptions on the Title Insurance Policy certain defects, liens, encumbrances, adverse claims or other matters, all hereinafter referred to as “Exceptions to Title”, described as follows:

All rights, interests, liens, claims, encumbrances, or defects to title or any of them, or any rights existing by reason of the consequences thereof or growing out thereof subsequent to                       , 200  .

AND WHEREAS, the Company has been requested to issue the Title Insurance Policy, either omitting all mention of the aforesaid Exceptions to Title, or insuring against loss or damage by reason thereof;

NOW THEREFORE, in consideration of the issuance of the Title Insurance Policy and the payment of $1.00 to the undersigned by the Company, the sufficiency and receipt of which are hereby acknowledged, the undersigned, for itself, and its heirs, personal representatives, and assigns does hereby covenant and agree with the Company: 1) to forever fully protect, defend, and save the Company harmless from and against any and all loss, costs, damages, reasonable attorneys’ fees, and expenses of every kind and nature which it may suffer, expend or incur under, or by reason, or in consequence of the Title Insurance Policy on account, or in consequence, or growing out of the Exceptions to Title or on account of the assertion or enforsement thereof or of any rights existing or hereafter arising, or which may be claimed to exist under, or by reason, or in consequence, or growing out of the Exceptions to Title or any of them; 2) to provide for the defense, at its own expense, on behalf and for the protection of the Company and the parties insured against loss or damage under the Title Insurance Policy (but without prejudice to the right of the Company to defend if it so elects) in all litigation consisting of actions or proceedings based on any Exceptions to Title which may be asserted, established or enforced in, to, upon, against or in respect to the land or any part thereof, or interest therein; 3) to pay, discharge, satisfy or remove from the title to the land, and clear from the public record all of the Exceptions to Title on or before April 1, 2007.

The foregoing notwithstanding, it is hereby covenanted and agreed, and expressly made a part of this agreement, that the liability of the undersigned hereunder shall cease and determine at such time as the Company shall have completed all of its various title searches and examination thereof covering the date of recording, required for the issuance of the Title Insurance Policy and in no event later than 30 days from the date hereof; provided, however, that (1) no rights, interest, liens, claims, encumbrances or defects in title or any of them, or any rights existing by reason or in consequence thereof are disclosed by the various title searches and examination thereof; (2) there is then pending no suit, action or proceedings, either direct or collateral, to assert, establish or enforce the said mentioned rights, interests, liens, claims, encumbrances, or defects in title, or in any of them, or any rights existing or arising by reason or in consequence thereof or growing out thereof; (3) that no judgment, order or decree rendered in any such proceeding remains unsatisfied; and (4) that the undersigned is not in default in the performance of any of the terms, covenants and conditions hereof.

IN WITNESS WHEREOF, the undersigned, being the hereinafter named limited liability company, has caused these presents to be signed this          day of                               , 2005.

, LLC
a Delaware limited liability company

By:
Name:
Title:

FORM OF NON-IMPUTATION AFFIDAVIT

STATE OF NEW YORK	)

) ss

COUNTY OF NEW YORK	)

The undersigned, after being first duly sworn, states as follows:

1                                          That the undersigned is the [sole member/managing member] of                       , a duly formed Delaware limited liability company, ) the (“Owner”), which owns the property described in Exhibit A attached hereto, the (“Property”).

2.                                       That the undersigned has requested that Fidelity National Title Insurance Company (“Fidelity”) include a non-imputation endorsement as part of the owners coverage to be issued with respect to the Property, for the purpose of providing certain assurances to the insured under the owner’s policy regarding the fact that Fidelity would not deny liability under the policy by reason of the possible imputation of knowledge by operation of law to                               , a                     (the “Purchaser”) from the undersigned by virtue of the proposed acquisition of Owner by Purchaser by operation of law.

3.                                       That to the knowledge of the undersigned, there exists no unrecorded deeds, land contracts, leases, options to purchase, mortgages, or other agreements or instruments adversely affecting title to the Property, except as set forth on Fidelity’s Title Commitment No.        or Exhibit B attached hereto.

4.                                       That to the knowledge of the undersigned, neither the Owner, nor any of its members have done anything to create any deed, land contract, lease, option to purchase, mortgage, deed of trust, judgment lien or tax lien affecting title to the Property, other than as set forth on Fidelity’s Title Commitment No.        or Exhibit B attached hereto.

5.                                       That to the knowledge of the undersigned, there exists no litigation nor threatened litigation against the Owner which purports to affect title to the Property other than as set forth on Exhibit C attached hereto.

6.                                       That to the knowledge of the undersigned, the Owner has sufficient assets, excluding the value of the Property, to satisfy after the date hereof all unrecorded debts created by the Owner, and the transaction pursuant to which Purchaser shall merge into Owner will not render the Owner insolvent nor is such transaction a fraudulent transfer under the bankruptcy laws of the United States or any similar creditors’ rights law.

8.                                       That the undersigned makes this affidavit for the purpose of inducing Fidelity and its authorized agents to affix to an owner’s policy to be issued to the Purchaser, its successors and assigns, or bona fide purchasers from the Purchaser, as the case may be, a non-imputation endorsement knowing that Fidelity will rely upon the assurances and representations made herein and without the aforesaid assurances and representations Fidelity would not issue said endorsement.

9.                                       That the undersigned acknowledges that they have read the foregoing and fully understand the legal ramifications of any misrepresentation and/or untrue statements made herein.

The undersigned declares under penalty and perjury that the foregoing is true and correct.

Date:	, 2005

LLC, a Delaware limited liability company

By:

Name:

Title:

Subscribed and sworn to before me this day of , 2005

Notary Public

Exhibit A to Non-Imputation

Legal Description

[To be Attached]

Exhibit B to Non-Imputation

[To be Attached]

Exhibit C to Non-Imputation

[To be Attached]

FORM OF BROKER LIEN AFFIDAVIT

The undersigned, being duly sworn, deposes and says:

That I am the owner or purchaser (the Owner) of property further described in commitment to insure number (the Property) issued by Chicago Title Insurance Company (the Company), or partner, officer or member of the Owner with authority to make the representations below.

(Complete one)

☐

No real estate broker is or will be entitled to a commission from Owner under a listing contract or buyer agency contract having to do with the purchase or sale of the Property, and there is no contract for the lease or management of the Property under which a commission is presently owed.

☐

The following is an accurate and complete list of all real estate brokers who are or will be entitled to a commission from the undersigned Owner under a listing contract or buyer agency contract having to do with the purchase or sale of the Property, and/or with whom the Owner has a contract for the lease or management of the Property.

LISTING/BUYER BROKER

Name

Address

Telephone number

Amount of commission owed or to be owed:

LEASING/MANAGEMENT BROKER

Name

Address

Telephone number

Amount of commissions owed on this date:

Attached hereto is a waiver of lien rights from each broker listed above, or a copy of the closing statement showing that each broker will be paid at closing.

This affidavit is given to induce the Company to issue its policy or policies of title insurance. The undersigned indemnifies Chicago Title Insurance Company against any loss caused by the existence of any inaccuracies or omissions in the above information known to the undersigned and not disclosed to the Company, plus any cost of the enforcement of this indemnification.

Dated this	day of	,	.

OWNER			Subscribed and Sworn to before me this

			day of	,	.

By:

Notary Public,

County, Wisconsin

Its:

My commission (expires) (is permanent):

FORM OF AFFIDAVIT re RECORDING — FOURTH AMENDMENT

STATE OF	)

COUNTY OF	)SS

AFFIDAVIT

We,                                , as                            of BRE/SOUTHRIDGE MALL L.L.C., a Delaware limited liability company, and                     , as                               of BRE/GRANGE-GREENDALE L.L.C., a Delaware limited liability company, being first duly sworn upon oath state that, to the undersigneds’ knowledge, the Fourth Amendment to Operating Agreement dated as of January 31, 1989 by and among Gimbels North & South Ridge, Inc., a Wisconsin corporation, and J.C. Penney Company, Inc., a Delaware corporation, and Sears, Roebuck and Co., a New York corporation, and N/S Associates, an Illinois general partnership, and P.A. Bergner & Co. of Illinois, an Illinois corporation, and H.C. Prange Company, a Wisconsin corporation, attached hereto to be a true and correct copy.

BRE/SOUTHRIDGE MALL L.L.C., a Delaware limited liability company

By:

Name:

Title:

BRE/GRANGE-GREENDALE L.L.C., a Delaware limited liability company

By:

Name:

Title:

STATE OF	)
) ss.
COUNTY	)

Personally came before me this            day of                       ,            the above named                                                                 to me known to be the person(s) who executed the foregoing instrument and acknowledged the same.

Notary Public, State or

My Commission expires

STATE OF	)
) ss.
COUNTY	)

Personally came before me this            day of                       ,            the above named                                     to me known to be the person(s) who executed the foregoing instrument and acknowledged the same.

Notary Public, State or
My Commission expires

FORM OF AFFIDAVIT re RECORDING – BOSTON STORES

I,                              , as                     of BRE/SOUTHRIDGE MALL L.L.C., a Delaware limited liability company, being first duly sworn upon oath state that, to the undersigned’s knowledge, the Amendment and Restatement of Supplemental Agreement dated as of March 26, 1985 by and Southridge Company, a Wisconsin co-partnership and P.A. Bergner & Co. of Illinois, an Illinois corporation, and the First Amendment to Restated Supplemental Agreement dated January 21, 2004 between BRE/Sourthridge Mall L.L.C., a Delaware limited liability company, and Parisian Inc., an Alabama corporation, attached hereto to be a true and correct copy.

BRE/SOUTHRIDGE MALL L.L.C., a Delaware limited liability company

By:

Name:

Title:

STATE OF	)
) ss.
County	)

Personally came before me this            day of                       ,            the above named                                              to me known to be the person(s) who executed the foregoing instrument and acknowledged the same.

Notary Public, State or
My Commission expires

EXHIBIT H-1

NOTICE TO TENANTS

                                  , 2005

Re:

Dear Tenant:

This is to advise you that effective                         , 2005,                       has been sold to                                                                        (“Purchaser”).  Any security and other deposits and prepaid rents under your lease have been transferred to Purchaser.

All payments of rent and other charges hereafter due under your Lease, including the next scheduled installment of rent, should now be made payable to [                                            ] and should be addressed as follows:

RENT PAYMENT BY MAIL:

RENT PAYMENT BY

WIRES AND ACHS:

General Notices:

Any notices from you to the landlord concerning any matter relating to your tenancy should be sent as follows:  [                                                              ].

Legal Notices:

Any legal notices regarding your tenancy or relating to your Lease should be sent as follows:  [                                                                        ].

Tenant Sales:

Should your Lease require you to report tenant sales, please forward sales information per the terms of your Lease as follows:  [                                                                        ].

Insurance Certificates:

Please deliver revised certificates of insurance to [                        ] for all policies of insurance required to be carried by you under your Lease naming the following additional insureds:  [                               ] and any and all of their respective parents,

H-1-1

partners, subsidiaries and affiliates, together with any mortgagee from time to time of the Landlord’s interest, as their interests may appear.  Affiliates shall include any person or entity which, directly or indirectly, controls, is controlled by or is under common control with Purchaser against which the claim or suit is filed.

[Also, please be advised that the referenced property is encumbered by a mortgage loan in favor of                          and/or its successors and assigns.]

[The instructions set forth herein are irrevocable and not subject to modification by Seller or Purchaser, without the written consent of Lender or its successors or assigns.]

SELLER:

, LLC
a Delaware limited liability company

By:
Name:
Title:

PURCHASER:

[ ]

By:
Name:
Title:

H-1-2

EXHIBIT H-2

NOTICE TO ANCHORS

                                  , 2005

Re:  Sale of

Dear Anchor:

This is to advise you that effective                         , 2005 (the “Effective Date”),                     has been sold to [                                                                            ] (“Purchaser”), and Purchaser has assumed all rights and obligations of the “Developer” arising on or after the Effective Date under the documents described on Schedule 1 attached hereto and made a part hereof (“Governing Agreement”).

Payments:

All payments to the Developer under the Governing Agreement should hereafter be made payable to [                                            ] and should be addressed as follows:

PAYMENT BY MAIL:

PAYMENT BY

WIRES AND ACHS:

General Notices:

Any notices from you to the Developer concerning any matter relating to the Governing Agreement should be sent as follows:  [                                                              ].

Legal Notices:

Any legal notices regarding the Governing Agreement should be sent as follows:  [                                                                        ].

Insurance Certificates:

Please deliver revised certificates of insurance to [                        ] for all policies of insurance required to be carried by you under the Governing Agreement naming the following additional insureds:  [                        ] and any and all of their respective parents, partners, subsidiaries and affiliates, together with any mortgagee from time to time of the Developer’s interest, as their interests may appear.  Affiliates shall include any

J-4-1

person or entity which, directly or indirectly, controls, is controlled by or is under common control with Purchaser against which the claim or suit is filed.

[Also, please be advised that the referenced property is encumbered by a mortgage loan in favor of                               and/or its successors and assigns.]

[The instructions set forth herein are irrevocable and not subject to modification by Seller or Purchaser, without the written consent of Lender or its successors or assigns.]

SELLER:

, LLC
a Delaware limited liability company

By:
Name:
Title:

PURCHASER:

[ ]

By:
Name:
Title:

J-4-2

SCHEDULE 1 TO EXHIBIT H-2

Description of Governing Agreement

J-4-3

EXHIBIT K

FORM OF NON-FOREIGN CERTIFICATION

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform [                                                                                ] (the “Transferee”) that withholding of tax is not required upon disposition of the U.S. real property in the County of [Hennepin/Milwaukee, State of Minnesota/Wisconsin], as more particularly described on Exhibit A attached hereto and incorporated herein (the “Property”) by                                     , a Delaware limited liability company (the “Transferor”), the undersigned hereby certifies the following:

(a)                                  Transferor is not a foreign person, corporation, partnership, trust or estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations) with respect to the transfer of the Property.

(b)                                 Transferor’s U.S. tax identification number is                       .

(c)                                  The office of the Transferor is located at c/o Blackstone Real Estate Advisors L.P., 345 Park Avenue, New York, New York 10154.

(d)                                 Record title to the Property is in the name of Transferor.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, Transferor declares that it has carefully examined this certification and to the best of its knowledge and belief, it is true, correct and complete and that the undersigned officer has full authority to sign this document on behalf of Transferor.

Dated the            day of                       , 2005.

TRANSFEROR:

,
a Delaware limited liability company

By:
Name:
Title:

STATE OF NEW YORK	)

) SS.

COUNTY OF NEW YORK	)

I,                            , a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                                       , personally known to me to be the                                of Concordia Properties, LLC, a Delaware limited liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument, on behalf of said corporation, as                      of said limited liability company, as his free and voluntary act, and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

GIVEN under my hand and seal this                                                day of                     , 2004.

NOTARY PUBLIC

My commission expires:

EXHIBIT A TO NON-FOREIGN CERTIFICATION
BY TRANSFEROR

[Add Legal Description]

EXHIBIT X

FORM OF ASSIGNMENT OF RENTS

ASSIGNMENT OF RENTS

THIS ASSIGNMENT OF RENTS (this “Assignment”) is entered into as of the          day of                         , 2005 (“Effective Date”), between [                                             ], a Delaware limited liability company (“Assignor”), with an office at c/o The Mills Limited Partnership 1300 Wilson Boulevard, Suite 400 Arlington, Virginia 22209; and [                                                                     ] (“Assignee”), with an office at c/o Blackstone Real Estate Advisors, 345 Park Avenue, New York, New York  10154.

Background

This Assignment is being executed and delivered pursuant to that certain Merger Agreement dated as of                        , 2005 (as amended, the “Merger Agreement”) between Assignor, Assignee, affiliates of Assignor and Assignee and The Mills Limited Partnership, a Delaware limited partnership (together with Assignor, collectively, “Mills”).  All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

Assignment

In consideration of Ten ($10.00) Dollars in hand paid by Assignee, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby grant, assign, transfer and set over unto Assignee, all of Assignor’s right, title and interest, in and to all of the rents and other receivables under any Lease or REA Document with respect to any portion of the [                          ] Real Property, for the period beginning January              , 2005 and ending on the Effective Date (except to the extent the Merger Agreement specifically provides that any such amount is to be the property of Mills after the Effective Date), including the right to commence lawsuits after the date hereof to collect any such sums due to Assignee (provided Assignee may not (i) seek to terminate any Lease or evict any Tenant or (ii) commence any such lawsuit until at least ninety (90) days following the Effective Date).

TO HAVE AND TO HOLD, the same unto Assignee, its successors and assigns, from and after the Effective Date, subject to the terms, covenants, conditions and provisions contained in the Leases.

This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective legal or personal representatives, heirs, executors, administrators, successors, and assigns.  This Assignment shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

This Assignment is made without recourse, representation or warranty whatsoever, express or implied.

This Assignment shall be governed by and constructed and enforced in accordance with the laws of the State of [                 ] without regard to its principles of conflicts of law.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption the day and year first above written.

ASSIGNOR:

[ ], a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

[ ], a Delaware limited liability company

By:
Name:
Title: